                                                                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                                                     One Corporate Drive, Shelton, Connecticut 06484

This Prospectus  describes  Advisors Choice(R)2000, a flexible  premium deferred annuity (the "Annuity")  offered by American Skandia
Life  Assurance  Corporation  ("American  Skandia",  "we",  "our" or "us").  The  Annuity  may be offered as an  individual  annuity contract or as an  interest  in a group  annuity.  This  Prospectus  describes  the  important  features of the Annuity and what you should  consider  before  purchasing the Annuity.  We have also filed a Statement of Additional  Information  that is available from us,  without  charge,  upon your  request.  The contents of the Statement of  Additional  Information  are described on page 58. The
Annuity or certain of its  investment  options and/or  features may not be available in all states.  Various rights and benefits may differ between states to meet applicable  laws and/or  regulations.  In particular,  please refer to Appendix E for a description of certain  provisions that apply to Annuities sold to New York  residents.  Certain terms are  capitalized in this  Prospectus.  Those terms are either defined in the Glossary of Terms or in the context of the particular section.

====================================================================================================================================
American  Skandia offers several  different  annuities  which your investment  professional  may be authorized to offer to you. Each annuity has different  features and benefits that may be  appropriate  for you based on your financial  situation,  your age and how you intend to use the annuity.  The different features and benefits include variations in death benefit  protection,  the ability to access your  annuity's  account value and the charges that you will be subject to if you choose to surrender  the annuity.  The fees and charges may also be different between each annuity.
====================================================================================================================================

If you are purchasing the Annuity as a replacement  for existing  variable  annuity or variable life coverage,  you should  consider any surrender or penalty charges you may incur when replacing your existing coverage.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
This Annuity is frequently  used for  retirement  planning  because it allows you to accumulate  retirement  savings and also offers annuity payment options when you are ready to begin  receiving  income.  The Annuity also offers one or more death benefits that can protect  your  retirement  savings if you die during a period of  declining  markets.  It may be used as an  investment  vehicle for
"qualified"  investments,  including an IRA, SEP-IRA, Roth IRA, Section 401(a) plans (defined benefit plans and defined contribution plans such as 401(k),  profit  sharing and money  purchase  plans) or Tax Sheltered  Annuity (or 403(b)).  It may also be used as an investment  vehicle  for  "non-qualified"  investments.  The  Annuity  allows  you to  invest  your  money in a number  of  variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a  "non-qualified"  investment,  you  generally  are not taxed on any  investment  gains the Annuity earns until you make a  withdrawal  or begin to receive  annuity  payments.  This  feature,  referred to as  "tax-deferral",  can be beneficial to the growth of your Account Value  because money that would  otherwise be needed to pay taxes on investment  gains each year remains invested and can earn additional money.  However,  because the Annuity is designed for long-term  retirement savings, a
10%  penalty  tax may be  applied  on  withdrawals  you make  before  you reach age 591/2.  Annuities  purchased  as a  non-qualified investment  are not subject to the maximum  contribution  limits  that may apply to a qualified  investment,  and are not subject to required minimum distributions after age 701/2.

When an Annuity is purchased as a "qualified"  investment,  you should consider that the Annuity does not provide any tax advantages in addition to the  preferential  treatment  already  available  through your  retirement  plan under the Internal  Revenue Code. An
Annuity may offer  features  and  benefits in addition to  providing  tax  deferral  that other  investment  vehicles may not offer, including  death benefit  protection for your  beneficiaries,  lifetime income  options,  and the ability to make transfers  between numerous  variable  investment  options  offered  under the Annuity.  You should  consult with your  investment  professional  as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

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These  annuities are NOT deposits or obligations  of, or issued,  guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S.  government,  the Federal  Deposit  Insurance  Corporation  (FDIC),  the Federal  Reserve Board or any other agency.  An investment in this annuity involves investment risks, including possible loss of value.

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THESE  SECURITIES  HAVE NOT BEEN  APPROVED  OR  DISAPPROVED  BY THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY STATE  SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES  COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION  TO THE CONTRARY IS A CRIMINAL  OFFENSE.  PLEASE READ THIS  PROSPECTUS AND THE CURRENT  PROSPECTUS FOR THE UNDERLYING
MUTUAL FUNDS.  KEEP THEM FOR FUTURE REFERENCE.
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                                            FOR FURTHER INFORMATION CALL 1-800-766-4530.
Prospectus Dated: May 1, 2003                                                 Statement of Additional Information Dated: May 1, 2003
CH2-PROS- (05/2003)                                                                                                       CHOICE2000

                            PLEASE SEE OUR PRIVACY POLICY ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?

|X|      This Annuity is a "flexible  premium  deferred  annuity." It is called  "flexible  premium"  because you have  considerable flexibility in the timing and amount of premium  payments.  Generally,  investors  "defer"  receiving  annuity payments until after an accumulation period.
|X|      This  Annuity  offers  both  variable  and fixed  investment  options.  If you  allocate  your  Account  Value to  variable investment  options,  the value of your  Annuity  will vary daily to reflect the  investment  performance  of the  underlying investment  options.  Fixed investment  options of different  durations are offered that are guaranteed by us, but may have a
       Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.
|X|      The Annuity features two distinct phases - the accumulation  period and the payout period.  During the accumulation  period your Account Value is allocated to one or more investment options.  The variable  investment  options,  each a Sub-account of
       American Skandia Life Assurance  Corporation  Variable Account B, invest in an underlying  mutual fund portfolio.  Currently, portfolios of the following  underlying mutual funds are being offered:  American Skandia Trust,  Montgomery Variable Series,
       Wells Fargo Variable Trust, Rydex Variable Trust,  INVESCO Variable Investment Funds, Inc., Evergreen Variable Annuity Trust,
       ProFunds VP, First Defined Portfolio Fund LLC and The Prudential Series Fund, Inc.
|X|      During the payout period,  commonly called  "annuitization,"  you can elect to receive  annuity  payments (1) for life; (2)
       for life with a  guaranteed  minimum  number  of  payments;  (3)  based on joint  lives;  or (4) for a  guaranteed  number of payments.  We currently make annuity payments available on a fixed or variable basis.
|X|      This Annuity  offers a basic Death  Benefit.  It also offers  optional  Death  Benefits  that provide an enhanced  level of protection for your beneficiary(ies) for an additional charge.
|X|      There is no  Contingent  Deferred  Sales Charge on  surrenders  or  withdrawals.  You can withdraw  Account Value from your
       Annuity free of any charges.
|X|      Transfers  between  investment  options are tax-free.  Currently,  you may make twenty  transfers each year free of charge.
       We also  offer  several  programs  that  enable you to manage  your  Account  Value as your  financial  needs and  investment performance change.
|X|      This Annuity is designed for use in connection with investment advisory services provided by an Advisor.

HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity through  licensed,  registered  investment  professionals.  The Annuity may also be purchased  directly from us.
We may require  satisfactory  evidence  that you have  engaged the  services of an Advisor.  You must  complete an  application  and submit a minimum  initial  purchase  payment of $5,000.  We may allow you to make a lower  initial  purchase  payment  provided  you establish a bank drafting  program under which  purchase  payments  received in the first Annuity Year total at least $5,000.  There is no age restriction to purchase the Annuity.  However,  the basic Death Benefit provides greater  protection for persons under age
85.

   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED
     CONTRACTS?...................................................................................................................49
   HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?..........................................................................50
   GENERAL TAX CONSIDERATIONS.....................................................................................................51

GENERAL INFORMATION...............................................................................................................52

   HOW WILL I RECEIVE STATEMENTS AND REPORTS?.....................................................................................52
   WHO IS AMERICAN SKANDIA?.......................................................................................................52
   WHAT ARE SEPARATE ACCOUNTS?....................................................................................................53
   WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?...........................................................................54
   WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?.........................................................................55
   AVAILABLE INFORMATION..........................................................................................................56
   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................................................................56
   HOW TO CONTACT US..............................................................................................................56
   INDEMNIFICATION................................................................................................................57
   LEGAL PROCEEDINGS..............................................................................................................57
   CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION............................................................................58

APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA..........................................................................1

AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF AMERICAN SKANDIA LIFE ASSURANCE CORPORATION..........................................11

APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B..............................................................1

APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS................................................................................1

APPENDIX D-1 -ADVISOR'S CHOICE PRIOR CONTRACT......................................................................................1

APPENDIX D-2 -ADVISOR'S DESIGN PRIOR CONTRACT......................................................................................3

APPENDIX E - SALE OF THE CONTRACTS TO RESIDENTS OF THE STATE OF NEW YORK...........................................................1

APPENDIX F - PERFORMANCE ADVANTAGE.................................................................................................1

APPENDIX G - PLUS40(TM)OPTIONAL LIFE INSURANCE RIDER...............................................................................1

APPENDIX H - DESCRIPTION AND CALCULATION OF THE ENHANCED BENEFICIARY PROTECTION OPTIONAL
  DEATH BENEFIT AND THE GUARANTEED MINIMUM DEATH BENEFIT...........................................................................1

                                                         GLOSSARY OF TERMS

Many terms used within this  Prospectus  are described  within the text where they appear.  The  description  of those terms are not repeated in this Glossary of Terms.

Account Value:  The value of each  allocation to a Sub-account or a Fixed  Allocation  prior to the Annuity Date, plus any earnings, and/or  less any losses,  distributions  and  charges.  The  Account  Value is  calculated  before we assess any  applicable  Annual
Maintenance  Fee. The Account Value is determined  separately for each Sub-account and for each Fixed  Allocation,  and then totaled to determine  the Account  Value for your entire  Annuity.  The Account  Value of each Fixed  Allocation  on other than its Maturity
Date may be calculated using a market value adjustment.

Advisor: A person or entity which:
|X|......is registered under the Investment Advisers Act of 1940, as amended,  and, where applicable,  under equivalent state law or regulation regarding the registration of investment advisors; or
|X|      may provide investment advisory services but is exempt from such registration.

Annuitization:  The  application  of Account Value to one of the  available  annuity  options for the  Annuitant to begin  receiving periodic payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence.  A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed  Allocation:  An allocation of Account Value that is to be credited a fixed rate of interest for a specified  Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim  Value:  The value of a Fixed  Allocation  on any date other  than the  Maturity  Date.  The  Interim  Value is equal to the initial value allocated to the Fixed Allocation plus all interest  credited to the Fixed Allocation as of the date calculated,  less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market  value  adjustment  used in the  determination  of Account  Value of each Fixed  Allocation  on any day other than the
Maturity Date of such Fixed Allocation.

Owner: With an Annuity issued as an individual  annuity  contract,  the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity.  With an Annuity issued as a certificate  under a group annuity  contract,  the "Owner"
refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender  Value:  The value of your Annuity  available upon surrender  prior to the Annuity Date. It equals the Account Value as of the date we price the surrender  minus the Annual  Maintenance  Fee, Tax Charge and the charge for any optional  benefits.  There is no Contingent Deferred Sales Charge upon surrender or partial withdrawal.

Unit:  A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day:  Every day the New York Stock  Exchange is open for trading or any other day the  Securities and Exchange  Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and charges for the  Annuity.  Some fees and charges are assessed  against your Annuity  while others are assessed  against  assets  allocated  to the variable  investment  options.  The fees and charges that are assessed  against the
Annuity  include the  Transfer Fee and Annual  Maintenance  Fee.  The charges  that are  assessed  against the  variable  investment options are the Insurance  Charge,  which is the combination of a mortality and expense risk charge, a charge for  administration of the Annuity,  and the charge for any optional  benefits  you elect.  Each  underlying  mutual fund  portfolio  assesses a charge for investment  management,  other expenses and with some mutual funds, a 12b-1 charge.  The prospectus for each underlying  mutual fund provides  more  detailed  information  about the  expenses for the  underlying  mutual  funds.  Tax charges may vary by state and in certain  states,  a premium tax charge may be  applicable.  All of these fees and charges are  described in more detail  within this
Prospectus.

The  following  table  provides a summary of the fees and charges you will incur if you  surrender  the Annuity or transfer  Account
Value among investment options.  These fees and charges are described in more detail within this Prospectus.

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                                                   YOUR TRANSACTION FEES AND CHARGES
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                                                    (assessed against the Annuity)
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---------------------------------------- -----------------------------------------------------------------------------------------------
              FEE/CHARGE                                                        Amount Deducted
---------------------------------------- -----------------------------------------------------------------------------------------------
---------------------------------------- -----------------------------------------------------------------------------------------------
Contingent Deferred Sales Charge          There is no Contingent Deferred Sales Charge deducted upon surrender or partial withdrawal.
---------------------------------------- -----------------------------------------------------------------------------------------------
----------------------------------------
Transfer Fee                                                                         $10.00
                                                              (Deducted after the 20th transfer each Annuity Year)
---------------------------------------- -----------------------------------------------------------------------------------------------

The  following  table  provides a summary of the periodic  fees and charges you will incur while you own the Annuity,  excluding the underlying mutual fund Portfolio annual expenses.  These fees and charges are described in more detail within this Prospectus.

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                                                    YOUR PERIODIC FEES AND CHARGES
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                                            ANNUAL FEES/CHARGES ASSESSED AGAINT THE ANNUITY
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--------------------------------------------------------------------- ------------------------------------------------------------------
                             FEE/CHARGE                                                        Amount Deducted
--------------------------------------------------------------------- ------------------------------------------------------------------
--------------------------------------------------------------------- ------------------------------------------------------------------
Annual Maintenance Fee                                                              Smaller of $35 or 2% of Account Value
                                                                             (Only applicable if Account Value is under $50,000)
                                                                        (Assessed annually on the Annuity's anniversary date or upon surrender)
--------------------------------------------------------------------- ------------------------------------------------------------------
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                                               ANNUAL FEES/CHARGES OF THE SUB-ACCOUNTS*
                                 (as a percentage of the average daily net assets of the Sub-accounts)
--------------------------------------------------------------------- ------------------------------------------------------------------
                             FEE/CHARGE                                                        Amount Deducted
--------------------------------------------------------------------- ------------------------------------------------------------------
Mortality & Expense Risk Charge                                                                     0.50%
--------------------------------------------------------------------- ------------------------------------------------------------------
Administration Charge                                                                               0.15%
--------------------------------------------------------------------- ------------------------------------------------------------------
--------------------------------------------------------------------- ------------------------------------------------------------------
Total Annual Charges of the Sub-accounts**                                     0.65% per year of the value of each Sub-account
--------------------------------------------------------------------- ------------------------------------------------------------------
*    These charges are deducted daily and apply to Variable Investment Options only.
**   The combination of the Mortality and Expense Risk Charges and  Administration  Charge is referred to as the "Insurance  Charge"
     elsewhere  in this  Prospectus.  Prior to July 1, 1994,  total  annual  expenses  under the Annuity  were 1.90%,  including  an investment  allocation service charge of 1.00% and 0.90% for what we now refer to as the "Insurance  Charge." Effective July 1,
     1994, we no longer deducted the investment  allocation service charge; total annual expenses were then 0.90%.  Effective May 1,
     1998, the Insurance Charge was further reduced to 0.65%.

The following table provides a summary of the fees and charges you will incur if you elect any of the following optional benefits.  These fees and charges are described in more detail within this Prospectus.

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                                                YOUR OPTIONAL BENEFIT FEES AND CHARGES
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------------------------------------------------------------------------------------------- --------------------- ----------------------
                                     Optional Benefit                                         Optional Benefit    Total Annual Charge*
                                                                                                    Fee/
                                                                                                   Charge
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
GUARANTEED RETURN OPTION                                                                                                  0.90%
We offer a program  that  guarantees  a  "return  of  premium"  at a future  date,  while     0.25% of average
allowing you to allocate all or a portion of your Account  Value to the  Sub-accounts  of   daily net assets of
your choice.                                                                                  the Sub-accounts
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
ENHANCED BENEFICIARY PROTECTION DEATH BENEFIT                                                                             0.90%
We offer an Optional  Death  Benefit that provides an enhanced  level of  protection  for     0.25% of average
your  beneficiary(ies)  by providing  amounts in addition to the basic Death Benefit that   daily net assets of
can be used to offset  federal  and state  taxes  payable  on any  taxable  gains in your     the Sub-accounts
Annuity at the time of your death.
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
HIGHEST ANNIVERSARY VALUE DEATH BENEFIT
We offer an Optional  Death  Benefit that provides an enhanced  level of  protection  for     0.25% of average
your  beneficiary(ies)  by  providing a death  benefit  equal to the greater of the basic   daily net assets of           0.90%
Death Benefit or the Highest Anniversary Value.                                               the Sub-accounts
------------------------------------------------------------------------------------------- --------------------- ----------------------
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Please  refer to the section of the  Prospectus  that  describes  each  optional  benefit for a complete  description  of the  benefit, including any restrictions or limitations that may apply.
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*    The Total Annual Charge includes the Insurance Charge  assessed against the Annuity.  If you elect more than one optional benefit, the Total Annual Charge includes the charge for each optional benefit.

The  following  table  provides  the range  (minimum  and maximum) of the total  annual  expenses  for the  underlying  mutual funds
("Portfolios")  as of December 31, 2002.  Each figure is stated as a percentage  of the  underlying  Portfolio's  average  daily net assets.

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                                               Total Annual Portfolio Operating Expenses
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---------------------------------------------- -------------------------------------------- --------------------------------------------
                                                                 Minimum                                      Maximum
---------------------------------------------- -------------------------------------------- --------------------------------------------
---------------------------------------------- -------------------------------------------- --------------------------------------------
Total Portfolio Operating Expense                                0.14% *                                       3.14%
---------------------------------------------- -------------------------------------------- --------------------------------------------
*    The minimum total annual  portfolio  operating  expenses are those of a Portfolio  that may invest in mutual funds,  which also charge their own operating expenses.  Thus, the total annual portfolio operating expenses may be higher than indicated.

The following are the investment  management  fees, other expenses,  12b-1 fees (if  applicable),  and the total annual expenses for each underlying  mutual fund  ("Portfolio") as of December 31, 2002,  except as noted.  Each figure is stated as a percentage of the underlying  Portfolio's  average daily net assets.  For certain of the  underlying  Portfolios,  a portion of the  management fee is being waived and/or other  expenses are being  partially  reimbursed.  "N/A"  indicates that no portion of the management fee and/or other expenses is being waived and/or  reimbursed.  The "Net Annual  Portfolio  Operating  Expenses"  reflect the combination of the underlying  Portfolio's  investment  management  fee,  other  expenses  and any  12b-1  fees,  net of any fee  waivers  and  expense reimbursements.  The  following  expenses are deducted by the  underlying  Portfolio  before it provides  American  Skandia with the daily net asset  value.  Any  footnotes  about  expenses  appear  after the list of all the  Portfolios.  The  underlying  Portfolio information  was provided by the underlying  mutual funds and has not been  independently  verified by us. See the  prospectuses  or statements of additional  information of the  underlying  Portfolios for further  details.  The current  prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-766-4530.

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                                           UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                               (as a percentage of the average net assets of the underlying Portfolios)
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------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Portfolio
                                                                                                 Expenses    Expense       Operating
                                                                                                             Reimburse-mentExpenses

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
American Skandia Trust: 1
  AST Strong International Equity                     0.88%          0.21%          0.12%         1.21%         0.00%        1.21%
  AST William Blair International Growth              1.00%          0.23%          0.10%         1.33%         0.10%        1.23%
  AST American Century International Growth           1.00%          0.25%          0.00%         1.25%         0.00%        1.25%
  AST DeAM International Equity                       1.00%          0.44%          0.00%         1.44%         0.15%        1.29%
  AST MFS Global Equity                               1.00%          0.41%          0.00%         1.41%         0.00%        1.41%
  AST PBHG Small-Cap Growth                           0.90%          0.22%          0.11%         1.23%         0.00%        1.23%
  AST DeAM Small-Cap Growth                           0.95%          0.20%          0.00%         1.15%         0.15%        1.00%
  AST Federated Aggressive Growth                     0.95%          0.43%          0.00%         1.38%         0.03%        1.35%
  AST Goldman Sachs Small-Cap Value                   0.95%          0.21%          0.11%         1.27%         0.00%        1.27%
  AST Gabelli Small-Cap Value                         0.90%          0.19%          0.01%         1.10%         0.00%        1.10%
  AST DeAM Small-Cap Value                            0.95%          0.53%          0.00%         1.48%         0.33%        1.15%
  AST Goldman Sachs Mid-Cap Growth                    1.00%          0.26%          0.07%         1.33%         0.10%        1.23%
  AST Neuberger Berman Mid-Cap Growth                 0.90%          0.20%          0.06%         1.16%         0.00%        1.16%
  AST Neuberger Berman Mid-Cap Value                  0.90%          0.17%          0.09%         1.16%         0.00%        1.16%
  AST Alger All-Cap Growth                            0.95%          0.19%          0.15%         1.29%         0.00%        1.29%
  AST Gabelli All-Cap Value                           0.95%          0.24%          0.00%         1.19%         0.00%        1.19%
  AST T. Rowe Price Natural Resources                 0.90%          0.23%          0.03%         1.16%         0.00%        1.16%
  AST Alliance Growth                                 0.90%          0.20%          0.03%         1.13%         0.00%        1.13%
  AST MFS Growth                                      0.90%          0.18%          0.10%         1.18%         0.00%        1.18%
  AST Marsico Capital Growth                          0.90%          0.16%          0.04%         1.10%         0.01%        1.09%
  AST Goldman Sachs Concentrated Growth               0.90%          0.15%          0.04%         1.09%         0.06%        1.03%
  AST DeAM Large-Cap Growth                           0.85%          0.23%          0.00%         1.08%         0.10%        0.98%
  AST DeAM Large-Cap Value                            0.85%          0.24%          0.04%         1.13%         0.10%        1.03%
  AST Alliance/Bernstein Growth + Value               0.90%          0.23%          0.00%         1.13%         0.00%        1.13%
  AST Sanford Bernstein Core Value                    0.75%          0.25%          0.00%         1.00%         0.00%        1.00%
  AST Cohen & Steers Realty                           1.00%          0.23%          0.03%         1.26%         0.00%        1.26%
  AST Sanford Bernstein Managed Index 500             0.60%          0.16%          0.08%         0.84%         0.00%        0.84%
  AST American Century Income & Growth                0.75%          0.23%          0.00%         0.98%         0.00%        0.98%
  AST Alliance Growth and Income                      0.75%          0.15%          0.08%         0.98%         0.02%        0.96%
  AST MFS Growth with Income                          0.90%          0.28%          0.01%         1.19%         0.00%        1.19%
  AST INVESCO Capital Income                          0.75%          0.17%          0.03%         0.95%         0.00%        0.95%
  AST DeAM Global Allocation                          0.10%          0.04%          0.00%         0.14%         0.00%        0.14%
  AST American Century Strategic Balanced             0.85%          0.25%          0.00%         1.10%         0.00%        1.10%
  AST T. Rowe Price Asset Allocation                  0.85%          0.26%          0.00%         1.11%         0.00%        1.11%
  AST T. Rowe Price Global Bond                       0.80%          0.26%          0.00%         1.06%         0.00%        1.06%
  AST Federated High Yield                            0.75%          0.19%          0.00%         0.94%         0.00%        0.94%
  AST Lord Abbett Bond-Debenture                      0.80%          0.24%          0.00%         1.04%         0.00%        1.04%
  AST DeAM Bond                                       0.85%          0.23%          0.00%         1.08%         0.15%        0.93%
  AST PIMCO Total Return Bond                         0.65%          0.15%          0.00%         0.80%         0.02%        0.78%
  AST PIMCO Limited Maturity Bond                     0.65%          0.18%          0.00%         0.83%         0.00%        0.83%
  AST Money Market                                    0.50%          0.13%          0.00%         0.63%         0.05%        0.58%

Montgomery Variable Series:
  Emerging Markets                                    1.25%          0.43%           0.00%         1.68%        0.00%        1.68%

Wells Fargo Variable Trust:
  Equity Value                                        0.55%          0.48%          0.25%         1.28%         0.28%        1.00%
  Equity Income                                       0.55%          0.30%          0.25%         1.10%         0.10%        1.00%

Rydex Variable Trust:
  Nova                                                 0.75%         0.97%           0.00%         1.72%         0.00%        1.72%
  Ursa                                                 0.90%         0.89%           0.00%         1.79%         0.00%        1.79%
  OTC                                                  0.75%         0.99%           0.00%         1.74%         0.00%        1.74%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

---------------------------------------------------------------------------------------------------------------------------------------
                                           UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                               (as a percentage of the average net assets of the underlying Portfolios)
---------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Portfolio
                                                                                                 Expenses    Expense       Operating
                                                                                                             Reimburse-mentExpenses

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

INVESCO Variable Investment Funds, Inc.:
  Dynamics                                             0.75%         0.37%           0.00%         1.12%         0.00%        1.12%
  Technology                                           0.75%         0.36%           0.00%         1.11%         0.00%        1.11%
  Health Sciences                                      0.75%         0.32%           0.00%         1.07%         0.00%        1.07%
  Financial Services                                   0.75%         0.34%           0.00%         1.09%         0.00%        1.09%
  Telecommunications                                   0.75%         0.47%           0.00%         1.22%         0.00%        1.22%

Evergreen Variable Annuity Trust:
  Global Leaders                                       0.87%         0.31%           0.00%         1.18%         0.18%        1.00%
  Special Equity                                       0.92%         0.26%           0.00%         1.18%         0.15%        1.03%
  Omega                                                0.52%         0.18%           0.00%         0.70%         0.00%        0.70%

ProFund VP:
  Europe 30                                            0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  Asia 30                                              0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  Japan                                                0.75%         1.06%           0.25%         2.06%         0.08%        1.98%
  Banks                                                0.75%         1.11%           0.25%         2.11%         0.13%        1.98%
  Basic Materials                                      0.75%         1.21%           0.25%         2.21%         0.23%        1.98%
  Biotechnology                                        0.75%         1.16%           0.25%         2.16%         0.18%        1.98%
  Consumer Cyclical                                    0.75%         1.65%           0.25%         2.65%         0.67%        1.98%
  Consumer Non-Cyclical                                0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Energy                                               0.75%         1.16%           0.25%         2.16%         0.18%        1.98%
  Financial                                            0.75%         1.14%           0.25%         2.14%         0.16%        1.98%
  Healthcare                                           0.75%         1.14%           0.25%         2.14%         0.16%        1.98%
  Industrial                                           0.75%         1.65%           0.25%         2.65%         0.67%        1.98%
  Internet                                             0.75%         1.04%           0.25%         2.04%         0.06%        1.98%
  Pharmaceuticals                                      0.75%         1.12%           0.25%         2.12%         0.14%        1.98%
  Precious Metals                                      0.75%         0.98%           0.25%         1.98%          N/A         1.98%
  Real Estate                                          0.75%         1.13%           0.25%         2.13%         0.15%        1.98%
  Semiconductor                                        0.75%         1.33%           0.25%         2.33%         0.35%        1.98%
  Technology                                           0.75%         1.27%           0.25%         2.27%         0.29%        1.98%
  Telecommunications                                   0.75%         1.19%           0.25%         2.19%         0.21%        1.98%
  Utilities                                            0.75%         1.17%           0.25%         2.17%         0.19%        1.98%
  Bull                                                 0.75%         0.91%           0.25%         1.91%          N/A         1.91%
  Bear                                                 0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  UltraBull 2                                          0.75%         1.12%           0.25%         2.12%         0.27%        1.85%
  OTC                                                  0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  Short OTC                                            0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  UltraOTC                                             0.75%         1.08%           0.25%         2.08%         0.13%        1.95%
  Mid-Cap Value                                        0.75%         1.25%           0.25%         2.25%         0.27%        1.98%
  Mid-Cap Growth                                       0.75%         1.22%           0.25%         2.22%         0.24%        1.98%
  UltraMid-Cap                                         0.75%         1.36%           0.25%         2.36%         0.38%        1.98%
  Small-Cap Value                                      0.75%         1.45%           0.25%         2.45%         0.47%        1.98%
  Small-Cap Growth                                     0.75%         1.20%           0.25%         2.20%         0.22%        1.98%
  UltraSmall-Cap                                       0.75%         1.15%           0.25%         2.15%         0.17%        1.98%
  U.S. Government Plus                                 0.50%         0.96%           0.25%         1.71%          N/A         1.71%
  Rising Rates Opportunity                             0.75%         1.13%           0.25%         2.13%         0.15%        1.98%

First Defined Portfolio Fund LLC:
  First Trust(R)10 Uncommon Values                     0.60%          2.29%          0.25%         3.14%         1.95%        1.37%

The Prudential Series Fund, Inc.:
SP Jennison International Growth                      0.85%          0.70%          0.25%         1.80%         0.16%        1.64%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

1        The  Investment  Manager of American  Skandia  Trust (the  "Trust") has agreed to  reimburse  and/or waive fees for certain
     Portfolios  until at least April 30, 2004. The caption "Total Annual  Portfolio  Operating  Expenses"  reflects the Portfolios'
     fees and expenses before such waivers and reimbursements,  while the caption "Net Annual Portfolio Operating Expenses" reflects the effect of such waivers and  reimbursements.  The Trust adopted a  Distribution  Plan (the  "Distribution  Plan") under Rule
     12b-1 of the  Investment  Company Act of 1940 to permit an affiliate  of the Trust's  Investment  Manager to receive  brokerage commissions in connection with purchases and sales of securities held by Portfolios of the Trust, and to use these  commissions to promote  the sale of shares of such  Portfolios.  While the  brokerage  commission  rates and  amounts  paid by the  various
     Portfolios  are not  expected  to increase as a result of the  Distribution  Plan,  the staff of the  Securities  and  Exchange
     Commission takes the position that commission  amounts received under the Distribution Plan should be reflected as distribution expenses of the Portfolios.  The Distribution Fee estimates are derived and annualized from data regarding  commission  amounts directed under the Distribution  Plan.  Although there are no maximum amounts  allowable,  actual  commission  amounts directed under the Distribution  Plan will vary and the amounts  directed during the last full fiscal year of the Plan's  operations may differ from the amounts listed in the above chart.
2        Effective  May 1, 2003,  the ProFunds VP Bull Plus  portfolio  changed its name to ProFund VP UltraBull to reflect a change in its investment objective.

EXPENSE EXAMPLES
These  examples  are  designed to assist you in  understanding  the various  expenses  you may incur with the Annuity  over  certain periods of time based on  specific  assumptions.  The  examples  reflect the Annual  Maintenance  Fee (when  applicable),  Insurance
Charge,  and the maximum total annual  portfolio  operating  expenses for the underlying  Portfolio  (shown  above),  as well as the charges for the optional  benefits that are offered under the Annuity.  The  Securities  and Exchange  Commission  ("SEC")  requires these examples.

Below are  examples  showing  what you would pay in  expenses at the end of the stated time  periods  for each  Sub-account  had you invested $10,000 in the Annuity and received a 5% annual return on assets, and elected all optional benefits available.

The examples  shown assume that:  (a) you only allocate  Account Value to the  Sub-account  with the maximum total annual  portfolio operating expenses for the underlying  Portfolio (shown above),  not to a Fixed Allocation;  (b) the Insurance Charge is assessed as
0.65% per year; (c) the Annual  Maintenance Fee (when applicable) is reflected as an asset-based  charge based on an assumed average contract  size;  (d) you make no  withdrawals  of Account  Value during the period shown;  (e) you make no  transfers,  withdrawals, surrender  or other  transactions  for which we charge a fee during the period  shown;  (f) no tax charge  applies;  (g) the maximum total annual portfolio  operating  expenses for the underlying  Portfolio  (shown above) are reflected;  and (h) the charge for each optional benefit is reflected as an additional charge equal to 0.25% per year,  respectively,  for the Guaranteed Return Option, the
Enhanced  Beneficiary  Protection and the Highest Anniversary Value Death Benefit.  Amounts shown in the examples are rounded to the nearest dollar.

Expense  Examples are provided as follows:  1.) whether or not you surrender  the Annuity at the end of the stated time period;  and
2.) if you annuitize at the end of the stated time period.

THE EXAMPLES ARE  ILLUSTRATIVE  ONLY - THEY SHOULD NOT BE CONSIDERED A  REPRESENTATION  OF PAST OR FUTURE EXPENSES OF THE UNDERLYING
MUTUAL FUNDS OR THEIR  PORTFOLIOS - ACTUAL  EXPENSES WILL BE LESS THAN THOSE SHOWN IF YOU DO NOT ELECT ALL OF THE OPTIONAL  BENEFITS
AVAILABLE OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

If your Account Value is less than $50,000, so that the Annual Maintenance Fee does apply.  Please see the description below regarding how the Expense Examples change for Annuities with Account Value greater than $50,000.

Whether or not you surrender your contract at the end of the applicable time period:

            ----------------------------- --------------------------- --------------------------- --------------------------
                       1 year                      3 years                     5 years                    10 years
            ----------------------------- --------------------------- --------------------------- --------------------------
            ----------------------------- --------------------------- --------------------------- --------------------------
                        480                          1442                        2405                       4819
            ----------------------------- --------------------------- --------------------------- --------------------------

If you annuitize at the end of the applicable time period:

            ----------------------------- --------------------------- --------------------------- --------------------------
                       1 year                      3 years                     5 years                    10 years
            ----------------------------- --------------------------- --------------------------- --------------------------
            ----------------------------- --------------------------- --------------------------- --------------------------
                        480                          1442                        2405                       4819
            ----------------------------- --------------------------- --------------------------- --------------------------

------------------------------------------------------------------------------------------------------------------------------------
The Expense  Examples  shown above assume your Account  Value is less than $50,000 so that the Annual  Maintenance  Fee applies.  If your  Account  Value is greater  than  $50,000 such that the Annual  Maintenance  Fee does not apply,  the amounts  indicated in the
Expense Examples shown above would be reduced.
------------------------------------------------------------------------------------------------------------------------------------

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable  investment option is a Sub-account of American Skandia Life Assurance  Corporation  Variable Account B (see "What are
Separate  Accounts" for more detailed  information.)  Each Sub-account  invests  exclusively in one Portfolio.  You should carefully read the prospectus for any Portfolio in which you are interested.  The following chart  classifies each of the Portfolios  based on our  assessment  of their  investment  style (as of the date of this  Prospectus).  The chart also  provides a  description  of each
Portfolio's  investment  objective (in italics) and a short,  summary description of their key policies to assist you in determining which  Portfolios  may be of  interest  to you.  There is no  guarantee  that any  underlying  Portfolio  will  meet its  investment objective.

The name of the  advisor/sub-advisor  for each Portfolio  appears next to the description.  Those Portfolios whose name includes the prefix "AST" are Portfolios of American  Skandia Trust.  The investment  manager for AST is American  Skandia  Investment  Services,
Incorporated,  an affiliated company of American Skandia.  However, a sub-advisor,  as noted below, is engaged to conduct day-to-day investment decisions.

The Portfolios are not publicly traded mutual funds.  They are only available as investment  options in variable  annuity  contracts and variable  life  insurance  policies  issued by insurance  companies,  or in some cases,  to  participants  in certain  qualified retirement  plans.  However,  some of the Portfolios  available as Sub-accounts  under the Annuity are managed by the same portfolio advisor or  sub-advisor  as a retail  mutual fund of the same or similar name that the  Portfolio may have been modeled after at its inception.  Certain retail mutual funds may also have been modeled after a Portfolio.  While the  investment  objective and policies of the retail  mutual  funds and the  Portfolios  may be  substantially  similar,  the  actual  investments  will  differ to varying degrees.  Differences  in the  performance  of the funds can be  expected,  and in some cases could be  substantial.  You should not compare the  performance  of a publicly  traded mutual fund with the  performance  of any  similarly  named  Portfolio  offered as a
Sub-account.  Details about the  investment  objectives,  policies,  risks,  costs and management of the Portfolios are found in the prospectuses  for the underlying  mutual funds.  The current  prospectus and statement of additional  information for the underlying
Portfolios can be obtained by calling 1-800-766-4530.

====================================================================================================================================
Effective  March 16, 2001,  the Nova,  Ursa and OTC  portfolios of Rydex  Variable  Trust will no longer be offered as  Sub-accounts under the  Annuity.  Owners of  Annuities  issued on or after March 16, 2001 will not be allowed to  allocate  Account  Value to the
Rydex Nova, Rydex Ursa or Rydex OTC  Sub-accounts.  Except as noted below,  Owners of Annuities issued before March 16, 2001, and/or their authorized  investment  professionals,  will no longer be able to allocate additional Account Value or make transfers into the
Rydex Nova, Rydex Ursa or Rydex OTC  Sub-accounts.  Annuity Owners and/or their  authorized  investment  professionals  who elect to transfer  Account Value out of the Rydex  Sub-accounts on or after March 16, 2001 will not be allowed to transfer Account Value into the Rydex Sub-accounts at a later date. Bank drafting,  dollar cost averaging,  asset allocation and rebalancing  programs that were effective  before  March 16, 2001 and  included  one or more of the Rydex  Sub-accounts  will be allowed to  continue.  However,  no changes involving the Rydex Sub-accounts may be made to such programs.
====================================================================================================================================

====================================================================================================================================
Effective  close of business June 28, 2002, the AST Goldman Sachs  Small-Cap  Value  portfolio is no longer offered as a Sub-account under the  Annuity,  except as noted below.  Annuity  contracts  with Account  Value  allocated to the AST Goldman  Sachs  Small-Cap
Value  Sub-account  on or before June 28, 2002 may continue to allocate  Account Value and make transfers into the AST Goldman Sachs
Small-Cap  Value  Sub-account,  including any bank drafting,  dollar cost  averaging,  asset  allocation and  rebalancing  programs.
Owners of Annuities  issued after June 28, 2002 will not be allowed to allocate  Account  Value to the AST Goldman  Sachs  Small-Cap
Value Sub-account.
====================================================================================================================================
====================================================================================================================================

====================================================================================================================================
====================================================================================================================================
The AST Goldman Sachs Small-Cap Value  Sub-account may be offered to new Owners at some future date;  however,  at the present time,
American Skandia has no intention to do so.
====================================================================================================================================

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST Strong  International  Equity: seeks long-term capital growth by investing in a diversified
     EQUITY         portfolio  of  international  equity  securities  the issuers of which are  considered  to have strong  earnings  momentum.  The  Portfolio  seeks to meet its  objective by  investing,  under normal  market  conditions,  at least 80% of its total  assets in a  diversified  portfolio  of equity  securities  of  companies  located or operating in  developed  non-U.S.  countries  and emerging  markets  of the  world.  The  Sub-advisor  intends  to  focus  on  companies  with an
                    above-average   potential  for  long-term  growth  and  attractive  relative  valuations.   The      Strong Capital
                    Sub-advisor selects companies based on five key factors: growth,  valuation,  management,  risk     Management, Inc.
                    and sentiment.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST William Blair  International  Growth (f/k/a AST Janus  Overseas  Growth):  seeks  long-term
     EQUITY         growth of capital.  The  Portfolio  pursues its  objective  primarily  through  investments  in equity  securities  of issuers  located  outside  the United  States.  The  Portfolio  normally invests at least 80% of its total assets in securities of issuers from at least five  different countries,  excluding the United States.  The Portfolio invests primarily in companies selected
                    for their growth  potential.  Securities are generally  selected  without regard to any defined    William Blair &
                    allocation among countries,  geographic regions or industry sectors, or other similar selection     Company, L.L.C.
                    procedure.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST American Century  International  Growth:  seeks capital growth.  The Portfolio will seek to
     EQUITY         achieve its investment  objective by investing  primarily in equity securities of international companies  that the  Sub-advisor  believes  will  increase  in value  over time.  Under  normal conditions,  the  Portfolio  will  invest at least 65% of its  assets in equity  securities  of issuers from at least three  countries  outside of the United States.  The  Sub-advisor  uses a growth  investment  strategy it developed  that looks for  companies  with earnings and revenue
                    growth.  The  Sub-advisor  will  consider  a  number  of other  factors  in  making  investment     American Century
                    selections,  including the prospects for relative  economic  growth among countries or regions,        Investment
                    economic and political  conditions,  expected inflation rates,  currency exchange  fluctuations     Management, Inc.
                    and tax considerations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM  International  Equity:  seeks capital growth.  The Portfolio pursues its objective by investing  at least 80% of the value of its assets in the equity  securities  of  companies  in developed  non-U.S.  countries that are represented in the MSCI EAFE(R)Index. The target of this
  INTER-NATIONAL    Portfolio  is to track the  performance  of the MSCI  EAFE(R)Index  within  4% with a  standard      Deutsche Asset
      EQUITY        deviation  expected of +/- 4%. The  Sub-advisor  considers  a number of factors in  determining     Management, Inc.
                    whether to invest in a stock,  including  earnings growth rate,  analysts'  estimates of future earnings and industry-relative price multiples.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Global Equity:  seeks capital growth.  Under normal circumstances the Portfolio invests
                    at least 80% of its assets in equity securities of U.S. and foreign issuers  (including issuers      Massachusetts
  GLOBAL EQUITY     in developing  countries).  The Portfolio  generally seeks to purchase  securities of companies    Financial Services
                    with relatively large market capitalizations relative to the market in which they are traded.           Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST PBHG  Small-Cap  Growth:  seeks  capital  growth.  The  Portfolio  pursues its objective by primarily  investing  at  least  80% of the  value  of its  assets  in  the  common  stocks  of
                    small-sized  companies,  whose market  capitalizations are similar to market capitalizations of     Pilgrim Baxter &
 SMALL CAP GROWTH   the  companies  in the  Russell  2000(R)Index at the time of the  Portfolio's  investment.  The     Associates, Ltd.
                    Sub-advisor  expects to focus primarily on those  securities  whose market  capitalizations  or annual revenues are less than $1billion at the time of purchase.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP GROWTH   AST DeAM  Small-Cap  Growth:  seeks maximum  growth of  investors'  capital from a portfolio of growth  stocks of  smaller  companies.  The  Portfolio  pursues  its  objective,  under  normal circumstances,  by  primarily  investing  at  least  80%  of its  total  assets  in the  equity
                    securities  of  small-sized   companies  included  in  the  Russell  2000  Growth(R)Index.  The
                    Sub-advisor  employs  an  investment  strategy  designed  to  maintain  a  portfolio  of equity      Deutsche Asset
                    securities  which  approximates  the market risk of those  stocks  included in the Russell 2000     Management, Inc.
                    Growth(R)Index, but which attempts to outperform the Russell 2000 Growth(R)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    SMALL CAP       AST Federated  Aggressive  Growth:  seeks capital growth.  The Portfolio pursues its investment
     GROWTH         objective by investing in the stocks of small  companies  that are traded on national  security
                    exchanges,  NASDAQ stock  exchange and the  over-the-counter-market.  Small  companies  will be    Federated Investment
                    defined as  companies  with market  capitalizations  similar to  companies  in the Russell 2000   Counseling/Federated
                    Index or the Standard & Poor's  Small Cap 600 Index.  Up to 25% of the  Portfolio's  net assets    Global Investment
                    may be invested in foreign securities, which are typically denominated in foreign currencies.       Management Corp.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Goldman Sachs Small-Cap Value:  seeks long-term  capital  appreciation.  The Portfolio will seek its objective through  investments  primarily in equity securities that are believed to be undervalued in the marketplace.  The Portfolio  primarily seeks companies that are small-sized,
                    based on the value of their  outstanding  stock.  The  Portfolio  will  have a  non-fundamental   Goldman Sachs Asset
 SMALL CAP VALUE    policy to invest, under normal circumstances,  at least 80% of the value of its assets in small        Management
                    capitalization  companies.  The 80%  investment  requirement  applies at the time the Portfolio invests  its  assets.  The  Portfolio  generally  defines  small  capitalization  companies  as companies with a capitalization of $5 billion or less.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP VALUE    AST Gabelli Small-Cap Value:  seeks to provide long-term capital growth by investing  primarily in  small-capitalization  stocks  that  appear to be  undervalued.  The  Portfolio  will have a non-fundamental policy to invest, under normal circumstances,  at least 80% of the value of its assets in small capitalization  companies.  The 80% investment  requirement applies at the time the  Portfolio  invests  its assets.  The  Portfolio  generally  defines  small  capitalization companies as those with a capitalization  of $1.5 billion or less.  Reflecting a value approach
                    to  investing,  the Portfolio  will seek the stocks of companies  whose current stock prices do       GAMCO
                    not appear to adequately reflect their underlying value as measured by assets,  earnings,  cash     Investors, Inc.
                    flow or business franchises.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP VALUE    AST DeAM Small-Cap Value:  seeks maximum growth of investors'  capital.  The Portfolio  pursues its  objective,  under normal  market  conditions,  by primarily  investing at least 80% of its total assets in the equity  securities of small-sized  companies  included in the Russell 2000(R)
                    Value Index. The Sub-advisor  employs an investment  strategy  designed to maintain a portfolio     Deutsche Asset
                    of equity  securities  which  approximates  the market  risk of those  stocks  included  in the     Management, Inc.
                    Russell 2000(R)Value Index, but which attempts to outperform the Russell 2000(R)Value Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP GROWTH    AST Goldman Sachs Mid-Cap  Growth (f/k/a AST Janus Mid-Cap  Growth):  seeks  long-term  capital growth.  The  Portfolio  pursues its  investment  objective,  by investing  primarily in equity securities selected for their growth potential,  and normally invests at least 80% of the value of its assets in medium capitalization  companies. For purposes of the Portfolio,  medium-sized companies  are those whose market  capitalizations  (measured at the time of  investment)  fall
                    within the range of  companies  in the  Standard & Poor's  MidCap  400 Index.  The  Sub-advisor      Goldman Sachs Asset
                    seeks  to  identify  individual  companies  with  earnings  growth  potential  that  may not be        Management
                    recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP GROWTH    AST Neuberger  Berman Mid-Cap  Growth:  seeks capital growth.  Under normal market  conditions, the Portfolio  primarily invests at least 80% of its net assets in the common stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that fall within the range of the Russell Midcap(R)Index,  at the time of investment,  are considered
                    mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of     Neuberger Berman
                    large-cap companies as well as in small-cap  companies.  The Sub-advisor looks for fast-growing     Management Inc.
                    companies that are in new or rapidly evolving industries.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MID-CAP VALUE    AST Neuberger Berman Mid-Cap Value: seeks capital growth.  Under normal market conditions,  the
                    Portfolio  primarily  invests at least 80% of its net  assets in the  common  stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that fall within the range of the Russell  Midcap(R)Index at the time of investment  are  considered mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of
                    large-cap  companies as well as in small-cap  companies.  Under the Portfolio's  value-oriented     Neuberger Berman
                    investment  approach,  the Sub-advisor looks for well-managed  companies whose stock prices are     Management Inc.
                    undervalued and that may rise in price before other investors realize their worth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      ALL-CAP       AST Alger All-Cap Growth:  seeks long-term  capital growth.  The Portfolio invests primarily in
       GROWTH       equity securities,  such as common or preferred stocks, that are listed on U.S. exchanges or in the  over-the-counter  market.  The Portfolio may invest in the equity  securities of companies
                    of all sizes,  and may emphasize  either  larger or smaller  companies at a given time based on       Fred Alger
                    the Sub-advisor's assessment of particular companies and market conditions.                         Management, Inc.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Gabelli  All-Cap  Value:  seeks  capital  growth.  The  Portfolio  pursues its objective by investing primarily in readily marketable equity securities including common stocks,  preferred stocks and  securities  that may be converted at a later time into common stock.  The Portfolio
      ALL-CAP       may invest in the  securities  of companies of all sizes,  and may  emphasize  either larger or
       VALUE        smaller  companies  at a  given  time  based  on the  Sub-advisor's  assessment  of  particular  GAMCO Investors, Inc.
                    companies and market  conditions.  The Portfolio  focuses on companies that appear  underpriced relative  to their  private  market  value  ("PMV").  PMV is the  value  that  the  Portfolio's
                    Sub-advisor believes informed investors would be willing to pay for a company.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST T. Rowe Price Natural  Resources:  seeks  long-term  capital growth  primarily  through the common stocks of companies  that own or develop  natural  resources  (such as energy  products, precious  metals and forest  products)  and other basic  commodities.  The  Portfolio  normally invests  primarily (at least 80% of its total assets) in the common stocks of natural  resource
      SECTOR        companies whose earnings and tangible  assets could benefit from  accelerating  inflation.  The      T. Rowe Price
                    Portfolio looks for companies that have the ability to expand production,  to maintain superior     Associates, Inc.
                    exploration  programs  and  production   facilities,   and  the  potential  to  accumulate  new
                    resources.  At least 50% of Portfolio assets will be invested in U.S. securities,  up to 50% of total assets also may be invested in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alliance  Growth:  seeks long-term  capital growth.  The Portfolio  invests at least 80% of its total assets in the equity  securities of a limited  number of large,  carefully  selected, high-quality  U.S.  companies  that are judged  likely to  achieve  superior  earnings  growth.
 LARGE CAP GROWTH   Normally,  about 40-60  companies will be  represented in the Portfolio,  with the 25 companies     Alliance Capital
                    most  highly  regarded  by  the  Sub-advisor  usually  constituting  approximately  70%  of the     Management, L.P.
                    Portfolio's  net assets.  An emphasis is placed on identifying  companies  whose  substantially above average prospective earnings growth is not fully reflected in current market valuations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST MFS  Growth:  seeks  long-term  capital  growth  and future  income.  Under  normal  market conditions,  the  Portfolio  invests  at least 80% of its total  assets  in common  stocks  and related securities,  such as preferred stocks,  convertible securities and depositary receipts,
                    of companies that the  Sub-advisor  believes offer better than average  prospects for long-term     Massachusetts
                    growth.  The Sub-advisor seeks to purchase  securities of companies that it considers  well-run    Financial Services
                    and  poised  for  growth.  The  Portfolio  may  invest up to 35% of its net  assets in  foreign         Company
                    securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST Marsico  Capital  Growth:  seeks capital  growth.  Income  realization is not an investment objective  and  any  income  realized  on  the  Portfolio's  investments,  therefore,  will  be incidental to the Portfolio's  objective.  The Portfolio will pursue its objective by investing primarily in common stocks of larger,  more  established  companies.  In selecting  investments for the Portfolio,  the Sub-advisor uses an approach that combines "top down" economic analysis with "bottom up" stock selection.  The "top down" approach identifies  sectors,  industries and
                    companies that should benefit from the trends the  Sub-advisor  has observed.  The  Sub-advisor      Marsico Capital
                    then looks for individual  companies with earnings growth  potential that may not be recognized     Management, LLC
                    by the market at large, a "bottom up" stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Goldman Sachs Concentrated  Growth (f/k/a AST JanCap Growth):  seeks growth of capital in a
                    manner  consistent  with  the  preservation  of  capital.   Realization  of  income  is  not  a
                    significant  investment  consideration and any income realized on the Portfolio's  investments, therefore,  will be  incidental to the  Portfolio's  objective.  The Portfolio  will pursue its
 LARGE CAP GROWTH   objective  by investing  primarily  in equity  securities  of  companies  that the  Sub-advisor   Goldman Sachs Asset
                    believes have  potential to achieve  capital  appreciation  over the  long-term.  The Portfolio        Management
                    seeks to achieve  its  investment  objective  by  investing,  under  normal  circumstances,  in approximately  30 - 45 companies  that are  considered by the  Sub-advisor to be positioned for long-term growth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM  Large-Cap  Growth:  seeks  maximum  growth of capital by  investing  primarily in the growth stocks of larger  companies.  The Portfolio  pursues its objective,  under normal market conditions,  by primarily  investing at least 80% of its total assets in the equity  securities
 LARGE CAP GROWTH   of large-sized  companies  included in the Russell 1000(R)Growth Index. The Sub-advisor  employs      Deutsche Asset
                    an  investment   strategy   designed  to  maintain  a  portfolio  of  equity  securities  which     Management, Inc.
                    approximates  the market risk of those stocks  included in the Russell 1000(R)Growth Index,  but which attempts to outperform the Russell 1000(R)Growth Index through active stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Large-Cap Value (f/k/a AST Janus Strategic Value):  seeks maximum growth of capital by investing  primarily  in the value  stocks of  larger  companies.  The  Portfolio  pursues  its objective,  under normal market conditions, by primarily investing at least 80% of the value of
                    its assets in the equity  securities  of  large-sized  companies  included in the Russell 1000(R)    Deutsche Asset
  LARGE CAP VALUE   Value Index. The Sub-advisor  employs an investment  strategy  designed to maintain a portfolio     Management, Inc.
                    of equity  securities  which  approximates  the market  risk of those  stocks  included  in the
                    Russell  1000(R)Value Index,  but which  attempts to  outperform  the Russell  1000(R)Value Index through active stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    LARGE CAP       AST Alliance/Bernstein  Growth + Value: seeks capital growth by investing  approximately 50% of
     BLEND          its assets in growth  stocks of large  companies and  approximately  50% of its assets in value stocks of large  companies.  The Portfolio will invest primarily in commons tocks of large U.S.
                    companies  included in the Russell  1000(R)Index (the "Russell  1000(R)").  The Russell 1000(R)is a
                    market  capitalization-weighted  index that measures the  performance of the 1,000 largest U.S.
                    companies.  Normally,  about 60-85  companies will be represented in the Portfolio,  with 25-35 companies  primarily from the Russell 1000(R)Growth Index constituting  approximately 50% of the
                    Portfolio's  net assets and 35-50  companies  primarily  from the  Russell  1000(R)Value  Index     Alliance Capital
                    constituting  the  remainder  of  the  Portfolio's  net  assets.   There  will  be  a  periodic     Management, L.P.
                    rebalancing  of each  segment's  assets  to take  account  of market  fluctuations  in order to maintain the approximately equal allocation.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  LARGE CAP VALUE   AST Sanford  Bernstein Core Value:  seeks  long-term  capital growth by investing  primarily in common stocks.  The  Sub-advisor  expects that the majority of the  Portfolio's  assets will be invested in the common stocks of large  companies  that appear to be  undervalued.  Among other things, the Portfolio seeks to identify compelling buying opportunities  created when companies
                    are undervalued on the basis of investor  reactions to near-term problems or circumstances even      Sanford C. Bernstein
                    though their long-term  prospects  remain sound. The Sub-advisor  seeks to identify  individual        & Co., LLC
                    companies with earnings growth potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   REAL ESTATE      AST Cohen & Steers Realty:  seeks to maximize  total return  through  investment in real estate
     (REIT)         securities.  The  Portfolio  pursues  its  investment  objective  by  investing,  under  normal circumstances,  at least 80% of its net assets in  securities  of real  estate  issuers.  Under normal  circumstances,  the Portfolio will invest substantially all of its assets in the equity
                    securities of real estate companies,  i.e., a company that derives at least 50% of its revenues     Cohen & Steers
                    from the ownership,  construction,  financing, management or sale of real estate or that has at   Capital Management,
                    least  50% of its  assets in real  estate.  Real  estate  companies  may  include  real  estate           Inc.
                    investment trusts or REITs.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Sanford Bernstein Managed Index 500: will invest, under normal circumstances,  at least 80%
                    of its net assets in  securities  included in the Standard & Poor's 500  Composite  Stock Price
                    Index  (the  "S&P(R)500 ").  The  Portfolio  seeks  to  outperform  the S&P 500  through  stock selection  resulting  in  different  weightings  of common  stocks  relative to the index.  The
                    Portfolio will invest  primarily in the common stocks of companies  included in the S&P 500. In seeking  to  outperform  the S&P  500,  the  Sub-advisor  starts  with a  portfolio  of  stocks
  MANAGED INDEX     representative  of the holdings of the index.  It then uses a set of  fundamental  quantitative   Sanford C. Bernstein
                    criteria  that are designed to indicate  whether a particular  stock will  predictably  perform        & Co., LLC
                    better or worse than the S&P 500. Based on these criteria,  the Sub-advisor  determines whether the  Portfolio  should  over-weight,  under-weight  or hold a  neutral  position  in the  stock relative  to the  proportion  of the S&P 500  that  the  stock  represents.  In  addition,  the
                    Sub-advisor  also  may  determine  that  based on the  quantitative  criteria,  certain  equity securities that are not included in the S&P 500 should be held by the Portfolio.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST American  Century Income & Growth:  seeks capital growth with current income as a secondary objective.  The Portfolio  invests  primarily in common stocks that offer potential for capital
      GROWTH        growth,  and may,  consistent  with its  investment  objective,  invest  in stocks  that  offer     American Century
       AND          potential for current income.  The  Sub-advisor  utilizes a quantitative  management  technique        Investment
      INCOME        with a goal of building an equity  portfolio  that  provides  better  returns  than the S&P 500     Management, Inc.
                    Index without taking on significant  additional risk and while  attempting to create a dividend yield that will be greater than the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alliance Growth and Income:  seeks long-term  growth of capital and income while attempting to avoid excessive  fluctuations in market value. The Portfolio  normally will invest in common
      GROWTH        stocks  (and  securities   convertible  into  common  stocks).  The  Sub-advisor  will  take  a
       AND          value-oriented  approach,  in that it will  try to keep  the  Portfolio's  assets  invested  in     Alliance Capital
      INCOME        securities that are selling at reasonable  valuations in relation to their fundamental business     Management, L.P.
                    prospects.  The  stocks  that the  Portfolio  will  normally  invest in are  those of  seasoned companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Growth with  Income:  seeks long term growth of capital  with a secondary  objective to seek  reasonable  current  income.  Under normal market  conditions,  the Portfolio  invests at least 65% of its net assets in common stocks and related securities,  such as preferred stocks,
      GROWTH        convertible  securities  and  depositary  receipts.  The stocks in which the Portfolio  invests      Massachusetts
       AND          generally  will pay  dividends.  While the Portfolio  may invest in companies of any size,  the    Financial Services
      INCOME        Portfolio  generally  focuses  on  companies  with  larger  market   capitalizations  that  the         Company
                    Sub-advisor  believes have  sustainable  growth  prospects and attractive  valuations  based on current and  expected  earnings  or cash flow.  The  Portfolio  may invest up to 20% of its net assets in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     AST INVESCO Capital Income (f/k/a AST INVESCO Equity Income):  seeks capital growth and current   INVESCO Funds Group,
                    income  while  following  sound  investment  practices.  The  Portfolio  seeks to  achieve  its          Inc.
                    objective by investing in  securities  that are expected to produce  relatively  high levels of income and consistent,  stable returns.  The Portfolio normally will invest at least 65% of its assets in  dividend-paying  common and preferred stocks of domestic and foreign issuers.  Up to
                    30% of the  Portfolio's  assets may be  invested in equity  securities  that do not pay regular dividends.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
     BALANCED       AST DeAM Global  Allocation:  seeks a high level of total  return by  investing  primarily in a diversified  portfolio  of  mutual  funds.  The  Portfolio  seeks  to  achieve  its  investment objective  by  investing  in  several  other  AST  Portfolios  ("Underlying  Portfolios").  The
                    Portfolio intends its strategy of investing in combinations of Underlying  Portfolios to result in  investment  diversification  that an  investor  could  otherwise  achieve  only by  holding
                    numerous  investments.  The  Portfolio  is  expected  to be  invested  in  at  least  six  such     Deutsche Asset
                    Underlying  Portfolios at any time. It is expected that the  investment  objectives of such AST     Management, Inc.
                    Portfolios will be diversified.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST  American  Century  Strategic  Balanced:  seeks  capital  growth and  current  income.  The
                    Sub-advisor  intends  to  maintain  approximately  60%  of the  Portfolio's  assets  in  equity
                    securities and the remainder in bonds and other fixed income  securities.  Both the Portfolio's     American Century
     BALANCED       equity and fixed  income  investments  will  fluctuate  in value.  The equity  securities  will        Investment
                    fluctuate  depending on the  performance of the companies that issued them,  general market and     Management, Inc.
                    economic  conditions,  and investor  confidence.  The fixed income investments will be affected primarily by rising or falling interest rates and the credit quality of the issuers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
ASSET ALLOCA-TION   AST T. Rowe Price Asset Allocation:  seeks a high level of total return by investing  primarily in a  diversified  portfolio  of fixed income and equity  securities.  The  Portfolio  normally invests  approximately  60% of its total  assets in equity  securities  and 40% in fixed income securities.  The Sub-advisor  concentrates common stock investments in larger, more established
                    companies,  but the  Portfolio may include small and  medium-sized  companies  with good growth    T. Rowe Price
                    prospects.  The fixed income portion of the Portfolio will be allocated among  investment grade     Associates, Inc.
                    securities, high yield or "junk" bonds, foreign high quality debt securities and cash reserves.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   GLOBAL BOND      AST T. Rowe Price Global  Bond:  seeks to provide  high  current  income and capital  growth by investing  in  high-quality  foreign and U.S.  dollar-denominated  bonds.  The  Portfolio  will invest at least 80% of its total  assets in all types of high  quality  bonds  including  those issued  or  guaranteed  by U.S.  or  foreign  governments  or  their  agencies  and by  foreign authorities,  provinces and  municipalities  as well as investment  grade  corporate  bonds and mortgage and  asset-backed  securities of U.S. and foreign  issuers.  The  Portfolio  generally invests in countries where the combination of fixed-income  returns and currency exchange rates appears attractive,  or, if the currency trend is unfavorable,  where the Sub-advisor  believes that the currency risk can be minimized  through  hedging.  The Portfolio may also invest up to
                    20% of its assets in the aggregate in below  investment-grade,  high-risk bonds ("junk bonds").    T. Rowe Price
                    In addition,  the  Portfolio may invest up to 30% of its assets in  mortgage-backed  (including   International, Inc.
                    derivatives,  such as collateralized mortgage obligations and stripped mortgage securities) and asset-backed securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 HIGH YIELD BOND    AST Federated  High Yield:  seeks high current  income by investing  primarily in a diversified portfolio of fixed income  securities.  The Portfolio will invest at least 80% of its assets in fixed  income  securities  rated BBB and below.  These  fixed  income  securities  may  include
                    preferred  stocks,   convertible  securities,   bonds,   debentures,   notes,  equipment  lease
                    certificates  and equipment trust  certificates.  A fund that invests  primarily in lower-rated
                    fixed  income  securities  will be subject to greater risk and share price  fluctuation  than a     Federated Investment
                    typical  fixed income fund,  and may be subject to an amount of risk that is  comparable  to or        Counseling
                    greater than many equity funds.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST Lord Abbett  Bond-Debenture:  seeks high  current  income and the  opportunity  for capital  Lord, Abbett & Co. LLC appreciation  to produce a high total  return.  To pursue its  objective,  the  Portfolio  will invest,  under  normal  circumstances,  at least 80% of the value of its assets in fixed income securities and normally  invests  primarily in high yield and investment grade debt securities, securities  convertible  in common stock and  preferred  stocks.  The  Portfolio  may find good value in high yield  securities,  sometimes  called  "lower-rated  bonds" or "junk  bonds," and frequently  may have more than half of its assets  invested in those  securities.  At least 20%
                    of the  Portfolio's  assets  must be  invested  in any  combination  of  investment  grade debt securities,  U.S.  Government  securities  and cash  equivalents.  The  Portfolio may also make significant  investments  in  mortgage-backed  securities.  Although the  Portfolio  expects to maintain  a  weighted  average  maturity  in the  range of five to twelve  years,  there are no restrictions  on the overall  Portfolio or on individual  securities.  The Portfolio may invest up to 20% of its net assets in equity securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Bond:  seeks a high level of income,  consistent  with the  preservation  of  capital.
                    Under  normal  circumstances,  the  Portfolio  invests  at least  80% of its  total  assets  in
                    intermediate-term  U.S.  Treasury,   corporate,   mortgage-backed  and  asset-backed,   taxable
       BOND         municipal and tax-exempt  municipal bonds. The Portfolio  invests primarily in investment grade      Deutsche Asset
                    fixed  income  securities  rated  within  the  top  three  rating  categories  of a  nationally     Management, Inc.
                    recognized  rating  organization.  Fixed  income  securities  may be issued by U.S. and foreign corporations or entities including banks and various government entities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Total Return Bond:  seeks to maximize total return  consistent  with  preservation of capital  and  prudent  investment  management.  The  Portfolio  will  invest  in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of
                    the  Portfolio  generally  will  vary  within a three-  to  six-year  time  frame  based on the     Pacific Investment
                    Sub-advisor's forecast for interest rates.                                                       Management Company LLC
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Limited  Maturity Bond: seeks to maximize total return  consistent with  preservation of capital  and prudent  investment  management.  The  Portfolio  will invest in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of
                    the  Portfolio  generally  will  vary  within  a one- to  three-year  time  frame  based on the    Pacific Investment
                    Sub-advisor's forecast for interest rates.                                                       Management Company LLC
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MONEY MARKET     AST Money  Market:  seeks high  current  income and  maintain  high  levels of  liquidity.  The
                    Portfolio  attempts to  accomplish  its  objective by  maintaining  a  dollar-weighted  average
                    maturity  of not  more  than 90 days  and by  investing  in  securities  which  have  effective      Wells Capital
                    maturities of not more than 397 days.                                                               Management, Inc.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 EMERGING MARKETS   Montgomery  Variable Series - Emerging  Markets:  seeks long-term capital  appreciation,  under
                    normal  conditions  by investing at least 80% of its total assets in stocks of companies of any    Gartmore Global Asset
                    size based in the world's developing  economies.  Under normal market  conditions,  investments        Management
                    are  maintained  in at least six countries at all times and no more than 35% of total assets in  Trust/Gartmore Global
                    any single one of them.                                                                                 Partners
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP EQUITY   WFVT Equity Value:  seeks long-term  capital  appreciation and  above-average  dividend income.
                    The  Portfolio  pursues its  objective by  investing  primarily  in equity  securities  of U.S.
                    companies  with strong  return  potential  based on current  market  valuations.  Under  normal
                    circumstances,  the Portfolio  invests at least 80% of its assets in equity securities with the   Wells Fargo Funds
                    same  characteristics  as common stocks, and in preferred stocks,  warrants,  and securities of     Management, LLC
                    foreign companies through ADRs and similar investments.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     WFVT Equity Income:  seeks long-term capital  appreciation and  above-average  dividend income.
                    The  Portfolio  pursues its  objective  primarily by  investing in the common  stocks of large, domestic companies with  above-average  return potential based on current market valuations and
                    above-average  dividend income. Under normal market conditions,  the Portfolio invests at least     Wells Fargo Funds
                    80% of its total assets in income producing  equity  securities and in issues of companies with     Management, LLC
                    market capitalizations of $3 billion or more.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    Rydex Variable Trust - Nova: seeks to provide  investment results that match the performance of a specific  benchmark  on a daily  basis.  The  Portfolio's  current  benchmark  is 150% of the performance  of the S&P 500(R)Index  (the  "underlying  index").  If the  Portfolio  meets  its objective,  the value of the Portfolio's  shares will tend to increase on a daily basis by 150%
   STRATEGIC OR     of the value of any increase in the underlying  index.  When the value of the underlying  index
     TACTICAL       declines,  the value of the Portfolio's shares should also decrease on a daily basis by 150% of
   ALLOCA-TION      the value of any decrease in the underlying  index (e.g., if the underlying  index goes down by    Rydex Global Advisors
                    5%,  the  value  of the  Portfolio's  shares  should  go down by 7.5% on that  day).  Unlike  a  (f/k/a PADCO Advisors
                    traditional  index  fund,  as its  primary  investment  strategy,  the  Portfolio  invests to a        II, Inc.)
                    significant  extent in leveraged  instruments,  such as swap agreements,  futures contracts and options on securities, futures contracts, and stock indices, as well as equity securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Rydex Variable Trust - Ursa: seeks to provide investment results that will inversely  correlate to the performance of the S&P 500(R)Index (the "underlying  index").  If the Portfolio meets its objective,  the value of the  Portfolio's  shares will tend to increase  during  times when the value  of the  underlying  index is  decreasing.  When the  value  of the  underlying  index is increasing,  however,  the value of the Portfolio's  shares should decrease on a daily basis by
   STRATEGIC OR     an inversely  proportionate  amount (e.g., if the underlying  index goes up by 5%, the value of
     TACTICAL       the  Portfolio's  shares should go down by 5% on that day).  Unlike a  traditional  index fund,
   ALLOCA-TION      the Portfolio's  benchmark is to perform exactly  opposite the underlying  index,  and the Ursa    Rydex Global Advisors
                    Fund will not own the securities  included in the  underlying  index.  Instead,  as its primary  (f/k/a PADCO Advisors
                    investment  strategy,  the  Portfolio  invests  to a  significant  extent  in  short  sales  of        II, Inc.)
                    securities or futures  contracts and in options on  securities,  futures  contracts,  and stock indices.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Rydex Variable Trust - OTC: seeks to provide  investment results that correspond to a benchmark for  over-the-counter  securities.  The Portfolio's  current benchmark is the NASDAQ 100 Index(R)
                    (the "underlying  index").  If the Portfolio meets its objective,  the value of the Portfolio's shares  should  increase  on a daily  basis by the amount of any  increase  in the value of the
   STRATEGIC OR     underlying index.  However,  when the value of the underlying index declines,  the value of the  Rydex Global Advisors
     TACTICAL       Portfolio's  shares  should also  decrease  on a daily  basis by the amount of the  decrease in  (f/k/a PADCO Advisors
   ALLOCA-TION      value of the underlying  index.  The Portfolio  invests  principally in securities of companies        II, Inc.)
                    included in the underlying  index. It also may invest in other  instruments  whose  performance is  expected  to  correspond  to that of the  underlying  index,  and may engage in futures and options transactions and enter into swap agreements.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    INVESCO Variable  Investment  Funds - Dynamics:  seek long-term  capital growth.  The Portfolio   INVESCO Funds Group,
                    invests at least 65% of its assets in common  stocks of mid-sized  companies.  INVESCO  defines mid-sized  companies as companies  that are included in the Russell  Midcap Growth Index at the time of purchase,  or if not  included in that Index,  have market  capitalizations  of between
                    $2.5 billion and $15 billion at the time of purchase.  The core of the Portfolio's  investments are in securities of established  companies that are leaders in attractive  growth markets with a history of strong  returns.  The  remainder  of the  Portfolio is invested in  securities  of companies  that show  accelerating  growth,  driven by product  cycles,  favorable  industry or sector  conditions,  and other  factors  that  INVESCO  believes  will  lead to rapid  sales or earnings growth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO Variable  Investment Funds - Technology:  seeks capital growth.  The Portfolio normally   INVESCO Funds Group,
                    invests  80% of its net assets in the  equity  securities  and  equity-related  instruments  of         Inc.
                    companies  engaged in  technology-related  industries.  These include,  but are not limited to, various applied technologies, hardware, software, semiconductors,  telecommunications equipment and services and service-related  companies in information  technology.  Many of these products and services are subject to rapid obsolescence,  which may lower market value of the securities of the  companies  in this  sector.  At any given time,  20% of the  Portfolio's  assets is not required to be invested in the sector.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds - Health  Sciences:  seeks capital  growth.  The Portfolio   INVESCO Funds Group,
                    normally  invests at least 80% of its net assets in the equity  securities  and  equity-related           Inc.
                    instrumentsof  companies that develop,  produce or distribute  products or services  related to health care. These companies  include,  but are not limited to, medical  equipment or supplies, pharmaceuticals,  biotechnology and healthcare  providers and service  companies.  At any given time, 20% of the Portfolio's assets is not required to be invested in the sector.
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO Variable  Investment Funds - Financial  Services:  seeks capital growth.  The Portfolio   INVESCO Funds Group,
                    normally  invests at least 80% of its net assets in the equity  securities  and  equity-related           Inc.
                    instruments of companies  involved in the financial  services sector.  These companies include, but are not  limited  to,  banks  (regional  and  money-centers),  insurance  companies  (life,
                    property  and  casualty,  and  multiline),   investment  and  miscellaneous  industries  (asset
                    managers,  brokerage  firms,  and  government-sponsored  agencies)  and  suppliers to financial services  companies.  At any given time,  20% of the  Portfolio's  assets is not required to be invested in the sector.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds -  Telecommunications:  seeks  capital  growth and current   INVESCO Funds Group,
                    income.  The  Portfolio  normally  invests 80% of its net assets in the equity  securities  and          Inc.
                    equity-related  instruments  of  companies  engaged in the  design,  development,  manufacture, distribution,  or sale of  communications  services  and  equipment,  and  companies  that  are involved in supplying equipment or services to such companies.  The  telecommunications  sector
                    includes,   but  is  not  limited  to,  companies  that  offer  telephone  services,   wireless
                    communications,  satellite communications,  television and movie programming,  broadcasting and
                    Internet access. Many of these products and services are subject to rapid  obsolescence,  which may lower the market value of the  securities  of the  companies  in this sector.  At any given time, 20% of the Portfolio's assets is not required to be invested in the sector.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  GLOBAL EQUITY     Evergreen VA Global Leaders:  seeks to provide  investors with long-term  capital  growth.  The
                    Portfolio  normally  invests as least 65% of its assets in a diversified  portfolio of U.S. and
                    non-U.S.   equity  securities  of  companies  located  in  the  world's  major   industrialized
                    countries.  The Portfolio  will invest in no less than three  countries,  which may include the
                    U.S.,  but may invest more than 25% of its assets in one country.  The  Portfolio  invests only    Evergreen Investment
                    in the best 100  companies,  which are  selected by the  Portfolio's  manager  based on as high   Management Company,
                    return on equity,  consistent  earnings growth,  established  market presence and industries or           LLC
                    sectors with significant growth prospects.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
-------------------
 SMALL CAP EQUITY   Evergreen VA Special Equity:  seeks capital  growth.  The Portfolio  normally  invests at least
                    80% of its assets in common  stocks of small  U.S.  companies  (i.e.,  companies  whose  market capitalizations  fall within the range of the Russell  2000(R)Index,  at the time of  purchase).
                    The remaining 20% of the  Portfolio's  assets may be represented by cash or invested in various    Evergreen Investment
                    cash  equivalents.  The Portfolio's  manager selects stocks of companies which it believes have   Management Company,
                    the potential for accelerated growth in earnings and price.                                               LLC
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    Evergreen VA Omega:  seeks long-term capital growth.  The Portfolio invests primarily in common stocks and  securities  convertible  into  common  stocks of U.S.  companies  across all market
                    capitalizations.  The  Portfolio's  managers  employ  a  growth  style  of  equity  management.   Evergreen Investment
                    "Growth" stocks are stocks of companies that the Portfolio's  managers believe have anticipated   Management Company,
                    earnings ranging from steady to accelerated growth.                                                       LLC
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    ProFund  VP  Europe  30:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
    EQUITY          correspond to the daily  performance of the ProFunds  Europe 30 Index.  The ProFunds  Europe 30
                    Index,  created by ProFund  Advisors,  is composed of 30 companies whose principal  offices are located  in Europe  and whose  securities  are  traded on U.S.  exchanges  or on the  NASDAQ as depositary  receipts or ordinary  shares.  The  component  companies in the ProFunds  Europe 30
                    Index are  determined  annually  based upon their U.S.  dollar-traded  volume.  Their  relative weights are determined based on a modified market capitalization method.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    ProFund VP Asia 30: seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
     EQUITY         to the daily  performance  of the ProFunds Asia 30 Index.  The ProFunds Asia 30 Index,  created by ProFund Advisors,  is composed of 30 of the companies whose principal offices are located in the Asia/Pacific region,  excluding Japan, and whose securities are traded on U.S. exchanges or on the NASDAQ as  depository  receipts or  ordinary  shares.  The  component  companies  in the
                    ProFunds Asia 30 Index are  determined  annually  based upon their U.S.  dollar-traded  volume.
                    Their relative weights are determined based on the modified market capitalization method.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Japan: seeks daily investment results,  before fees and expenses, that correspond to the daily  performance  of the Nikkei 225 Stock  Average.  Since the  Japanese  markets are not open when  ProFund VP Japan  values its  shares,  ProFund VP Japan  determines  its  success in
  INTER-NATIONAL    meeting this  investment  objective by comparing its daily return on a given day with the daily   ProFund Advisors LLC
      EQUITY        performance of related  futures  contracts  traded in the United  States.  The Nikkei 225 Stock
                    Average is a price-weighted  index of 225 large,  actively traded Japanese stocks traded on the
                    Tokyo Stock Exchange.  The Index is computed and distributed by the Nihon Keizai Shimbun.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Banks: seeks daily investment results,  before fees and expenses, that correspond to   ProFund Advisors LLC
                    the daily  performance  of the Dow Jones U.S.  Banks  Sector  Index.  The Dow Jones U.S.  Banks
                    Index measures the  performance of the banking  industry of the U.S.  equity market.  Component companies  include all  regional  and major U.S.  domiciled  international  banks,  savings and loans, savings banks,  thrifts,  building  associations and societies.  Investment and merchant banks are excluded.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Basic Materials:  seeks daily  investment  results,  before fees and expenses,  that correspond to the daily  performance of the Dow Jones U.S. Basic  Materials  Sector Index.  The
                    Dow Jones U.S. Basic  materials  Sector Index measures the  performance of the basic  materials
      SECTOR        economic sector of the U.S. equity market.  Component  companies are involved in the production   ProFund Advisors LLC
                    of aluminum,  commodity chemicals,  specialty chemicals,  forest products,  non-ferrous metals, paper products, precious metals and steel.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP  Biotechnology:  seeks daily  investment  results,  before fees and  expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Biotechnology  Index. The Dow Jones
                    U.S.  Biotechnology  Index measures the performance of the  biotechnology  industry of the U.S.
      SECTOR        equity  market.  Component  companies  include  those engaged in genetic  research,  and/or the   ProFund Advisors LLC
                    marketing  and  development  of  recombinant  DNA  products.  Makers  of  artificial  blood and contract biotechnology researchers are also included in the Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Consumer Cyclical:  seeks daily investment results,  before fees and expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Consumer Cyclical Sector Index. The
                    Dow Jones U.S.  Consumer  Cyclical  Sector  Index  measures  the  performance  of the  consumer
      SECTOR        cyclical  economic  sector of the U.S. equity market.  Component  companies  include  airlines,   ProFund Advisors LLC
                    auto manufacturers,  auto parts, tires, casinos,  consumer  electronics,  recreational products and services,  restaurants,  lodging, toys, home construction, home furnishings and appliances, footwear, clothing and fabrics.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Consumer  Non-Cyclical:  seeks daily investment  results,  before fees and expenses,   ProFund Advisors LLC
                    that correspond to the daily  performance of the Dow Jones U.S.  Consumer  Non-Cyclical  Sector
                    Index. The Dow Jones U.S.  Consumer  Non-Cyclical  Sector Index measures the performance of the consumer  non-cyclical  economic sector of the U.S. equity market.  Component companies include beverage  companies,  consumer service  companies,  durable and non-durable  household  product manufacturers, cosmetic companies, food products and agriculture and tobacco products.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Energy:  seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
                    to the daily  performance of the Dow Jones U.S. Energy Sector Index.  The Dow Jones U.S. Energy
                    Sector  Index  measures  the  performance  of the  energy  sector  of the U.S.  equity  market.
                    Component  companies include oil drilling  equipment and services,  coal, oil  companies-major, oil companies-secondary,  pipelines, liquid, solid or gaseous fossil fuel producers and service companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Financial:  seeks  daily  investment  results,  before  fees  and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance  of the Dow Jones U.S.  Financial  Sector  Index.  The Dow
                    Jones U.S.  Financial Sector Index measures the performance of the financial  services economic sector of the U.S.  equity market.  Component  companies  include  regional  banks,  major U.S.
                    domiciled  international banks, full line, life, and property and casualty insurance companies, companies that invest,  directly or indirectly in real estate,  diversified financial companies such  as  Fannie  Mae,  credit  card  insurers,  check  cashing  companies,  mortgage  lenders, investment  advisers and securities  broker-dealers,  investment banks,  merchant banks, online brokers, publicly traded stock exchanges.
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Healthcare:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Healthcare  Sector Index.  The Down
                    Jones U.S.  healthcare Sector Index measures the performance of the healthcare  economic sector of the U.S. equity market.  Component  companies  include health care providers,  biotechnology companies, medical supplies, advanced medical devices and pharmaceuticals.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Industrial:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance  of the Dow Jones U.S.  Industrial  Sector Index.  The Dow
                    Jones U.S.  Industrial Sector Index measures the performance of the industrial  economic sector
                    of  the  U.S.  equity  market.   Component   companies   include  building   materials,   heavy
                    construction,  factory  equipment,  heavy machinery,  industrial  services,  pollution control,
                    containers  and  packaging,   industrial  diversified,   air  freight,  marine  transportation,
                    railroads,  trucking,  land-transportation  equipment,  shipbuilding,  transportation services, advanced industrial equipment, electric components and equipment, and aerospace.
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Internet:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to the daily  performance  of the Dow  Jones  U.S.  Internet  Index.  The Dow  Jones  Composite
                    Internet Index measures the  performance of stocks in the U.S. equity markets that generate the majority  of their  revenues  from the  Internet.  The  Index is  composed  of two  sub-groups:
                    Internet  Commerce - companies that derive the majority of their revenues from providing  goods and/or services through an open network,  such as a web site; and Internet Services - companies that derive the majority of their revenues from  providing  access to the Internet or providing services to people using the Internet.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Pharmaceuticals:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Pharmaceuticals  Sector Index.  The
                    Dow Jones U.S.  Pharmaceuticals Index measures the performance of the pharmaceuticals  industry of the U.S.  equity  market.  Component  companies  include  the  makers  of  prescription  and over-the-counter  drugs, such as aspirin, cold remedies,  birth control pills, and vaccines, as well as companies engaged in contract drug research..
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Precious Metals:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance  of the  Philadelphia  Stock Exchange Gold & Silver Sector
                    Index.  The  Philadelphia  Stock Exchange Gold and Silver Sector Index measures the performance of the gold and  silver  mining  industry  of the global  equity  market.  Component  companies include  companies  involved in the mining and production of gold,  silver,  and other precious metals,  precious  stones and pearls.  The Index does not include  producers  of  commemorative medals and coins that are made of these metals.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Real  Estate:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance  of the Dow Jones U.S.  Real Estate  Index.  The Dow Jones
                    U.S. Real Estate Index measures the  performance of the real estate industry of the U.S. equity
                    market.   Component  companies  include  those  that  invest  directly  or  indirectly  through
                    development,   management  or  ownership  of  shopping  malls,  apartment  buildings,   housing
                    developments  and, real estate  investment  trusts ("REITs") that invest in apartments,  office and  retail  properties.  REITs are  passive  investment  vehicles  that  invest  primarily  in income-producing real estate or real estate related loans or interests.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Semiconductor:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Semiconductor  Index. The Dow Jones
                    U.S.  Semiconductor  Index measures the performance of the  semiconductor  industry of the U.S.
                    equity market.  Component  companies are engaged in the production of semiconductors  and other integrated chips, as well as other related products such as circuit boards and motherboards.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Technology:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance  of the Dow Jones U.S.  Technology  Sector Index.  The Dow
                    Jones U.S.  Technology  Sector Index measures the  performance of the technology  sector of the
                    U.S.  equity  market.  Component  companies  include  those  involved in  computers  and office
                    equipment,  software,   communications  technology,   semiconductors,   diversified  technology
                    services and internet services.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Telecommunications:  seeks daily investment results,  before fees and expenses, that   ProFund Advisors LLC
                    correspond to the daily performance of the Dow Jones U.S.  Telecommunications Sector Index. The
                    Dow  Jones  U.S.   Telecommunications   Sector   Index   measures   the   performance   of  the
                    telecommunications  economic  sector of the U.S.  equity market.  Component  companies  include fixed line communications and wireless communications companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Utilities:  seeks  daily  investment  results,  before  fees  and  expenses,  that correspond to the daily  performance  of the Dow Jones U.S.  Utilities  Sector  Index.  The Dow
      SECTOR        Jones U.S.  Utilities Sector Index measures the performance of the utilities economic sector of   ProFund Advisors LLC
                    the U.S. equity market.  Component  companies  include  electric  utilities,  gas utilities and water utilities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
THE PROFUND VP PORTFOLIOS  DESCRIBED  BELOW ARE AVAILABLE AS  SUB-ACCOUNTS  TO ALL ANNUITY  OWNERS.  EACH  PORTFOLIO  PURSUES AN INVESTMENT
STRATEGY THAT SEEKS TO PROVIDE DAILY  INVESTMENT  RESULTS,  BEFORE FEES AND EXPENSES,  THAT MATCH A WIDELY  FOLLOWED  INDEX,  INCREASE BY A
SPECIFIED FACTOR RELATIVE TO THE INDEX,  MATCH THE INVERSE OF THE INDEX OR THE INVERSE OF THE INDEX MULTIPLIED BY A SPECIFIED  FACTOR.  THE
INVESTMENT  STRATEGY OF SOME OF THE PORTFOLIOS MAY MAGNIFY (BOTH POSITIVELY AND NEGATIVELY) THE DAILY INVESTMENT  RESULTS OF THE APPLICABLE
INDEX.  IT IS RECOMMENDED  THAT ONLY THOSE ANNUITY OWNERS WHO ENGAGE A FINANCIAL  ADVISOR TO ALLOCATE THEIR ACCOUNT VALUE USING A STRATEGIC
OR TACTICAL  ASSET  ALLOCATION  STRATEGY  INVEST IN THESE  PORTFOLIOS.  WE HAVE  ARRANGED THE  PORTFOLIOS  BASED ON THE INDEX ON WHICH IT'S
INVESTMENT STRATEGY IS BASED.
--------------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The S&P 500 Index(R)is a widely used measure of large-cap  U.S. stock market  performance.  It includes a  representative  sample of leading companies in leading  industries.  Companies  are selected for inclusion in the Index by Standard & Poor's(R)for being U.S.  companies  with adequate liquidity, appropriate market capitalization financial viability and public float.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bull: seeks daily investment results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
     S&P 500        the daily performance of the S&P 500(R)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
     S&P 500        ProFund VP Bear: seeks daily investment results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
                    the inverse  (opposite) of the daily  performance of the S&P 500(R)Index.  If ProFund VP Bear is successful in meeting its objective,  its net asset value should gain  approximately  the same, on a  percentage  basis,  as any  decrease  in the S&P 500(R)Index when the Index  declines on a given  day.  Conversely,  its  net  asset  value  should  lose  approximately  the  same,  on a percentage basis, as any increase in the Index when the Index rises on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
     S&P 500        ProFund VP UltraBull (f/k/a ProFund VP Bull Plus): seeks daily investment results,  before fees   ProFund Advisors LLC
                    and expenses,  that correspond to twice (200%) the daily  performance of the S&P 500(R)Index. If the ProFund VP UltraBull is  successful  in meeting its  objective,  its net asset value should gain  approximately  twice as much, on a percentage basis, as the S&P 500(R)Index when the Index rises on a given day.  Conversely,  its net asset  value  should  lose  approximately  twice as much,  on a percentage  basis,  as the Index when the Index  declines on a given day.  Prior to
                    May 1, 2003,  ProFund VP UltraBull was named "ProFund VP Bull Plus" and sought daily investment results that corresponded to one and one-half times the daily performance of the S&P 500(R)Index
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The NASDAQ-100 Index(R)is a market capitalization  weighted index that includes 100 of the largest domestic and international  non-financial companies listed on The NASDAQ Stock Market.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund VP OTC: seeks daily investment  results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
                    the daily  performance  of the NASDAQ-100  Index(R).  "OTC" in the name of ProFund VP OTC reflers to  securities  that do not  trade on a U.S.  securities  exchange,  as  registered  under  the
                    Securities Exchange Act of 1934.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund  VP  Short  OTC:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the inverse  (opposite) of the daily  performance  of the NASDAQ-100  Index(R).  If
                    ProFund VP Short OTC is  successful in meeting its  objective,  its net asset value should gain approximately  the same, on a percentage  basis, as any decrease in the NASDAQ-100  Index(R)when the Index declines on a given day.  Conversely,  its net asset value should lose  approximately the same, on a percentage  basis,  as any increase in the Index when the Index rises on a given day.  "OTC" in the name of  ProFund VP Short OTC  refers to  securities  that do not trade on a
                    U.S. securities exchange, as registered under the Securities Exchange Act of 1934.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund VP UltraOTC:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to twice  (200%) the daily  performance  of the NASDAQ- 100  Index(R).  If ProFund VP  UltraOTC is
                    successful in meeting its  objective,  its net asset value should gain  approximately  twice as much,  on a percentage  basis,  as the  NASDAQ-100  Index(R)when the Index rises on a given day.
                    Conversely,  its net asset  value  should lose  approximately  twice as much,  on a  percentage basis,  as the Index when the Index  declines  on a given day.  "OTC" in the name of ProFund VP
                    UltraOTC refers to securities that do not trade on a U.S.  securities  exchange,  as registered under the Securities Exchange Act of 1934.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The S&P MidCap 400 Index(R)is a widely used  measure of  mid-sized  company  U.S.  stock  market  performance.  Companies  are  selected for inclusion  in the Index by  Standard & Poor's(R)for being U.S.  companies  with  adequate  liquidity,  appropriate  market  capitalization, financial viability and public float.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  S&P MIDCAP 400    ProFund VP Mid-Cap  Value:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the  daily  performance  of the  S&P  MidCap  400/Barra  Value  Index(R).  The S&P
                    MidCap400/Barra  Value Index(R)is designed to differentiate  between fast growing  companies and slower  growing or  undervalued  companies.  Standard & Poor's and Barra  cooperate to employ a price-to-book value calculation whereby the market  capitalization of the S&P MidCap 400 Index(R)
                    is divided equally between growth and value.  The index is rebalanced twice per year.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  S&P MIDCAP 400    ProFund VP Mid-Cap  Growth:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the S&P MidCap 400/Barra Growth Index(R).  The S&P MidCap
                    400/Barra Growth Index(R)is designed to differentiate  between fast growing companies and slower growing  or  undervalued  companies.  Standard  &  Poor's  and  Barra  cooperate  to  employ  a price-to-book value calculation whereby the market  capitalization of the S&P MidCap 400 Index(R)
                    is divided equally between growth and value.  The Index is rebalanced twice per year..
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  S&P MIDCAP 400    ProFund VP  UltraMid-Cap:  seeks  daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond to twice (200%) the daily  performance  of the S&P MidCap 400 Index(R).  If ProFund VP
                    UltraMid-Cap  is  successful  in  meeting  its  objective,  its net  asset  value  should  gain approximately  twice as much,  on a  percentage  basis,  as the S&P MidCap 400 Index(R)when the
                    Index rises on a given day.  Conversely,  its net asset value should lose  approximately  twice as much, on a percentage basis, as the Index when the Index declines on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The S&P SmallCap 600 Index(R)consists of 600 domestic  stocks chosen for market size,  liquidity,  and industry group  representation.  The
Index comprises stocks from the industrial, utility, financial, and transportation sectors.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 S&P SMALLCAP 600   ProFund VP Small-Cap Value:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P  SmallCap  600/Barra  Value  Index(R).  The S&P
                    SmallCap  600/Barra Value Index(R)is designed to  differentiate  between fast growing  companies and slower growing or undervalued  companies.  Standard & Poor's and Barra cooperate to employ a price-to-book  value  calculation  whereby the market  capitalization  of the S&P  SmallCap 600
                    Index(R)is divided equally between growth and value.  The Index is rebalanced twice per year.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 S&P SMALLCAP 600   ProFund VP Small-Cap Growth:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P SmallCap  600/Barra  Growth  Index(R).  The S&P
                    SmallCap  600/Barra Growth Index(R)is designed to differentiate  between fast growing companies and slower growing or undervalued  companies.  Standard & Poor's and Barra  cooperate to employ a price-to-book  value calculation  whereby the market  capitalization-of  the S&P SmallCap 600
                    Index(R)is divided equally between growth and value.  The Index is rebalanced twice per year.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The Russell 2000 Index(R)measures the performance of the 2,000 small companies in the Russell 3000 Index(R)representing  approximately 8% of the total market  capitalization  of the Russell 3000 Index(R),  which in turn  represents  approximately  98% of the investable  U.S. equity market.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   RUSSELL 2000     ProFund VP  UltraSmall-Cap:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to twice (200%) the daily  performance  of the Russell  2000(R)Index.  If ProFund VP
                    UltraSmall-Cap  is  successful  in meeting  its  objective,  its net asset  value  should  gain approximately  twice as much, on a percentage  basis, as the Russell 2000 Index(R)when the Index rises on a given day.  Conversely,  its net asset  value  should  lose  approximately  twice as much, on a percentage basis, as the Index when the Index declines on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 U.S. GOV'T BOND    ProFund VP U.S.  Government  Plus: seeks daily  investment  results,  before fees and expenses,   ProFund Advisors LLC
                    that  correspond  to one and  one-quarter  times  (125%) the daily  price  movement of the most recently  issued  30-year U.S.  Treasury  Bond ("Long  Bond").  In  accordance  with its stated
                    objective,  the net asset value of ProFund VP U.S. Government Plus generally should decrease as interest  rates  rise.  If  ProFund  VP U.S.  Government  Plus is  successful  in  meeting  its objective,  its net asset value should gain  approximately  one and one-quarter times (125%) as much,  on a  percentage  basis,  as any  daily  increase  in the  Long  Bond  on a  given  day.
                    Conversely,  its net asset value should lose  approximately one and one-quarter (125%) as much, on a percentage basis, as any daily decrease in the Long Bond on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 U.S. GOV'T BOND    ProFund VP Rising Rates Opportunity:  seeks daily investment results, before fees and expenses,   ProFund Advisors LLC
                    that correspond to one and one-quarter  times (125%) the inverse  (opposite) of the daily price movement of the most recently  issued Long Bond. In accordance with its stated  objective,  the net asset value of ProFund VP rising Rates  Opportunity  generally  should decrease as interest rates fall. If ProFund VP Rising Rates  Opportunity  is  successful  in meeting its  objective, its net asset value should gain  approximately  one and one-quarter  times (125%) as much, on a percentage  basis, as any daily decrease in the Long Bond on a given day.  Conversely,  its net asset  value  should  lose  approximately  one and  one-quarter  times  (125%)  as  much,  on a percentage basis, as any daily increase in the Long Bond on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------

Each  portfolio of the First Defined  Portfolio Fund LLC invests in the securities of a relatively few number of issuers or in a particular sector of the economy.  Since the assets of each  portfolio are invested in a limited number of issuers or a limited sector of the economy, the net asset value of the portfolio may be more susceptible to a single adverse economic,  political or regulatory occurrence.  Certain of the  portfolios  may also be subject to  additional  market risk due to their  policy of  investing  based on an  investment  strategy  and generally not buying or selling  securities in response to market  fluctuations.  Each  portfolio's  relative lack of diversity and limited ongoing management may subject Owners to greater market risk than other portfolios.

The stock selection date for each of the strategy  Portfolios of the First Defined  Portfolio Fund LLC is on or about December 31st of each year. The holdings for each strategy  Portfolio  will be adjusted  annually on or about  December 31st in accordance  with the  Portfolio's investment  strategy.  At that time,  the  percentage  relationship  among the shares of each issuer held by the Portfolio is  established.
Through the next one-year  period that  percentage  will be  maintained  as closely as  practicable  when the  Portfolio  makes  subsequent purchases and sales of the securities.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    LARGE CAP       First Trust(R)10 Uncommon  Values:  seeks to provide  above-average  capital  appreciation.  The   First Trust Advisors
     BLEND          Portfolio  seeks to achieve its  objective  by  investing  primarily  in the ten common  stocks           L.P.
                    selected by the Investment  Policy Committee of Lehman Brothers Inc.  ("Lehman  Brothers") with the assistance of the Research  Department of Lehman  Brothers which, in their opinion have the greatest  potential for capital  appreciation  during the next year. The stocks included in the
                    Portfolio  are adjusted  annually on or about July 1st in  accordance  with the  selections  of
                    Lehman Brothers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                   The  Prudential  Series  Fund,  Inc.  - SP  Jennison  International  Growth:  seeks to  provide
                    long-term   growth  of  capital.   The   Portfolio   pursues  its  objective  by  investing  in
                    equity-related  securities of foreign  issuers that the  Sub-advisor  believes will increase in value over a period of years.  The  Portfolio  invests  primarily  in the common stock of large and  medium-sized  foreign  companies.  Under normal  circumstances,  the Portfolio  invests at
     INTER-         least 65% of its total  assets in common  stock of foreign  companies  operating or based in at
 NATIONAL EQUITY    least five different  countries.  The Portfolio  looks  primarily for stocks of companies whose      Prudential
                    earnings are growing at a faster rate than other companies and that have  above-average  growth     Investments LLC/
                    in earnings and cash flow, improving profitability,  strong balance sheets, management strength   Jennison Associates
                    and strong  market  share for its  products.  The  Portfolio  also tries to buy such  stocks at           LLC
                    attractive prices in relation to their growth prospects.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500," and "500" are trademarks of the McGraw-Hill  Companies,  Inc. and have been licensed for use by American Skandia Investment Services,  Incorporated.  The Portfolio is not sponsored,  endorsed,  sold or promoted by Standard & Poor's and  Standard & Poor's  makes no  representation  regarding  the  advisability  of investing in the
Portfolio.

The First Trust(R)10 Uncommon Values  portfolio is not sponsored or created by Lehman  Brothers,  Inc.  ("Lehman  Brothers").  Lehman
Brothers' only  relationship  to First Trust is the licensing of certain  trademarks  and trade names of Lehman  Brothers and of the
"10 Uncommon  Values" which is  determined,  composed and calculated by Lehman  Brothers  without regard to First Trust or the First
Trust(R)10 Uncommon Values portfolio.

Dow Jones has no  relationship  to the ProFunds VP, other than the  licensing of the Dow Jones sector  indices and its service marks for use in  connection  with the ProFunds VP. The ProFunds VP are not  sponsored,  endorsed,  sold, or promoted by Standard & Poor's or NASDAQ,  and neither  Standard & Poor's nor NASDAQ  makes any  representations  regarding  the  advisability  of investing in the
ProFunds VP.

WHAT ARE THE FIXED INVESTMENT OPTIONS?
We offer fixed  investment  options of  different  durations  during the  accumulation  period.  These  "Fixed  Allocations"  earn a guaranteed  fixed rate of interest for a specified  period of time,  called the "Guarantee  Period." In most states,  we offer Fixed
Allocations  with Guarantee  Periods from 1 to 10 years.  We may also offer special  purpose Fixed  Allocations for use with certain optional  investment  programs.  We guarantee the fixed rate for the entire Guarantee Period.  However,  if you withdraw or transfer
Account Value before the end of the Guarantee  Period,  we will adjust the value of your  withdrawal or transfer based on a formula, called a "Market Value  Adjustment."  The Market Value  Adjustment  can either be positive or negative,  depending on the rates that are currently  being  credited on Fixed  Allocations.  Please refer to the section  entitled  "How does the Market Value  Adjustment
Work?" for a description  of the formula along with examples of how it is  calculated.  You may allocate  Account Value to more than one Fixed Allocation at a time.

Fixed  Allocations  may not be available in all states.  Availability  of Fixed  Allocations  is subject to change and may differ by state and by the annuity product you purchase.  Please call American Skandia at  1-800-766-4530  to determine  availability of Fixed
Allocations in your state and for your annuity product.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

There is no Contingent Deferred Sales Charge applied if you surrender your Annuity or make a partial withdrawal.

Transfer  Fee:  Currently,  you may make twenty (20) free  transfers  between  investment  options each Annuity Year. We will charge
$10.00 for each  transfer  after the  twentieth in each Annuity  Year.  We do not consider  transfers  made as part of a dollar cost averaging  program when we count the twenty free  transfers.  Transfers made as part of a rebalancing,  market timing or third party investment  advisory  service will be subject to the  twenty-transfer  limit.  However,  all transfers  made on the same day will be treated as one (1)  transfer.  Renewals or transfers of Account Value from a Fixed  Allocation  at the end of its  Guarantee  Period
are not  subject  to the  Transfer  Fee and are not  counted  toward  the twenty  free  transfers.  We may reduce the number of free transfers  allowable  each  Annuity  Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of electronic  means to transmit  your  transfer  requests.  We may  eliminate  the  Transfer  Fee for  transfer  requests  transmitted electronically or through other means that reduce our processing costs.

Annual  Maintenance Fee: During the accumulation  period we deduct an Annual  Maintenance Fee. The Annual  Maintenance Fee is $35.00
or 2% of your Account Value invested in the variable  investment  options,  whichever is less. This fee will be deducted annually on the  anniversary  of the Issue Date of your Annuity or, if you surrender  your Annuity  during the Annuity Year, the fee is deducted at the time of  surrender.  Currently,  the Annual  Maintenance  Fee is only  deducted if your Account Value is less than $50,000 on the anniversary of the Issue Date or at the time of surrender.  We may increase the Annual  Maintenance Fee.  However,  any increase will only apply to Annuities issued after the date of the increase.

Tax  Charges:  Several  states and some  municipalities  charge  premium  taxes or similar  taxes.  The amount of tax will vary from jurisdiction  to  jurisdiction  and is subject to change.  The tax charge  currently  ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed,  but may also decide to deduct tax charges from each  Purchase  Payment at the time of a withdrawal  or surrender of your Annuity or at the time you elect to begin  receiving  annuity  payments.  We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance  Charge:  We deduct an  Insurance  Charge  daily  against the average  daily assets  allocated  to the  Sub-accounts.  The
Insurance  Charge is the  combination  of the Mortality & Expense Risk Charge (0.50%) and the  Administration  Charge  (0.15%).  The
total charge is equal to 0.65% on an annual basis.  The Insurance  Charge is intended to compensate  American  Skandia for providing the insurance  benefits under the Annuity,  including the Annuity's  basic death benefit that provides  guaranteed  benefits to your beneficiaries  even if the market  declines  and the risk that persons we  guarantee  annuity  payments to will live longer than our assumptions.  The charge also covers  administrative costs associated with providing the Annuity benefits,  including preparation of the contract,  confirmation  statements,  annual account statements and annual reports, legal and accounting fees as well as various related  expenses.  Finally,  the charge  covers the risk that our  assumptions  about the mortality  risks and expenses  under this
Annuity are  incorrect and that we have agreed not to increase  these  charges over time despite our actual  costs.  We may increase the portion of the total  Insurance  Charge that is deducted for  administrative  costs;  however,  any increase  will only apply to
Annuities issued after the date of the increase.

American  Skandia may make a profit on the Insurance  Charge if, over time,  the actual cost of providing the  guaranteed  insurance obligations  under the Annuity are less than the amount we deduct for the  Insurance  Charge.  To the extent we make a profit on the
Insurance  Charge,  such profit may be used for any other  corporate  purpose,  including  payment of other  expenses  that American
Skandia incurs in promoting, distributing, issuing and administering the Annuity.

The  Insurance  Charge is not deducted  against  assets  allocated  to a Fixed  Allocation.  However,  the amount we credit to Fixed
Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.

Optional  Benefits:  If you elect to purchase one or more optional  benefits,  we will deduct an additional  charge on a daily basis from your  Account  Value  allocated  to the  Sub-accounts.  The charge for each  optional  benefit is  deducted  in addition to the
Insurance Charge due to the increased  insurance risk associated with the optional  benefits.  The additional  charge is included in the  daily  calculation  of the Unit  Price for each  Sub-account.  Please  refer to the  section  entitled  "Death  Benefit"  for a description of the charge for each Optional Death Benefit.  Please refer to the section  entitled  "Managing Your Account Value - Do you offer  programs  designed  to  guarantee  a "return  of  premium"  at a future  date?" for a  description  of the charge for the
Guaranteed Return Option.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?
We do not assess any charges directly  against the Portfolios.  However,  each Portfolio  charges a total annual fee comprised of an investment  management  fee,  operating  expenses  and any  distribution  and service  (12b-1)  fees that may apply.  These fees are deducted  daily by each  Portfolio  before it provides  American  Skandia with the net asset value as of the close of business  each day.  More  detailed  information  about fees and  charges  can be found in the  prospectuses  for the  Portfolios.  Please also see
"Service Fees Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
No specific fee or expenses are deducted when determining the rate we credit to a Fixed  Allocation.  However,  for some of the same reasons that we deduct the Insurance  Charge against Account Value allocated to the  Sub-accounts,  we also take into  consideration mortality,  expense,  administration,  profit and other factors in determining  the interest  rates we credit to Fixed  Allocations.
Any Tax Charge  applies to amounts  that are taken from the variable  investment  options or the Fixed  Allocations.  A Market Value
Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?
In certain states a tax is due if and when you exercise your right to receive  periodic  annuity  payments.  The amount payable will depend on the applicable  jurisdiction  and on the annuity  payment  option you select.  If you select a fixed payment  option,  the amount of each fixed payment will depend on the Account  Value of your Annuity when you elected to  annuitize.  There is no specific charge  deducted  from these  payments;  however,  the amount of each  annuity  payment  reflects  assumptions  about our  insurance expenses.  If you select a variable  payment option that we may offer,  then the amount of your benefits will reflect changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate  certain  fees and charges or alter the manner in which the  particular  fee or charge is  deducted.  For example,  we may reduce or eliminate the amount of the Annual  Maintenance Fee or reduce the portion of the total  Insurance  Charge that is  deducted  as an  Administration  Charge.  Generally,  these  types of changes  will be based on a  reduction  to our sales, maintenance  or  administrative  expenses due to the nature of the individual or group  purchasing the Annuity.  Some of the factors we might  consider  in making such a decision  are:  (a) the size and type of group;  (b) the number of  Annuities  purchased  by an
Owner;  (c) the amount of Purchase  Payments or likelihood of additional  Purchase  Payments;  and/or (d) other  transactions  where sales,  maintenance  or  administrative  expenses  are likely to be  reduced.  We will not  discriminate  unfairly  between  Annuity purchasers if and when we reduce the portion of the Insurance Charge attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial  Purchase  Payment:  You must make a minimum initial  Purchase  Payment of $5,000.  However,  if you decide to make payments under a systematic  investment or "bank drafting"  program,  we will accept a lower initial Purchase  Payment provided that,  within the first Annuity Year, you make at least $5,000 in total Purchase Payments.

Where allowed by law,  initial  Purchase  Payments in excess of $1,000,000  require our approval prior to  acceptance.  We may apply certain limitations and/or  restrictions on the Annuity as a condition of our acceptance,  including limiting the liquidity features or the Death Benefit protection provided under the Annuity,  limiting the right to make additional  Purchase Payments,  changing the number of transfers  allowable  under the Annuity or restricting  the  Sub-accounts  that are available.  Other  limitations  and/or restrictions may apply.

The minimum initial  Purchase  Payment is reduced to $1,000 on Annuities  owned by: (a) any parent company,  affiliate or subsidiary of ours;  (b) an  officer,  director,  employee,  retiree,  sales  representative,  or in the case of an  affiliated  broker-dealer, registered  representative  of such  company;  (c) a director,  officer or trustee of any  underlying  mutual fund;  (d) a director, officer or employee of any investment manager,  sub-advisor,  transfer agent, custodian,  auditing, legal or administrative services provider that is providing investment management,  advisory, transfer agency,  custodianship,  auditing, legal and/or administrative services  to an  underlying  mutual  fund  or  any  affiliate  of  such  firm;  (e) a  director,  officer,  employee  or  registered representative  of a  broker-dealer  or insurance  agency that has a then current  selling  agreement  with us and/or with  American
Skandia Marketing,  Incorporated;  (f) a director,  officer,  employee or authorized  representative of any firm providing us or our affiliates with regular legal, actuarial, auditing,  underwriting,  claims,  administrative,  computer support, marketing, office or other services;  (g) the then current spouse of any such person noted in (b) through (f), above;  (h) the parents of any such person noted in (b) through (g),  above;  (i) the child(ren) or other legal  dependent  under the age of 21 of any such person noted in (b)
through (h) above; and (j) the siblings of any such persons noted in (b) through (h) above.

Except as noted below,  Purchase  Payments  must be submitted by check drawn on a U.S.  bank, in U.S.  dollars,  and made payable to
American  Skandia.  Purchase  Payments  may also be  submitted  via 1035  exchange  or  direct  transfer  of  funds.  Under  certain circumstances,  Purchase  Payments may be transmitted to American  Skandia via wiring funds through your  investment  professional's broker-dealer  firm.  Additional  Purchase Payments may also be applied to your Annuity under an arrangement  called "bank drafting"
where you  authorize  us to deduct  money  directly  from your bank  account.  We may reject any  payment  if it is  received  in an unacceptable form.  Our acceptance of a check is subject to our ability to collect funds.

Age  Restrictions:  There is no age  restriction  to purchase  the  Annuity.  However,  the basic  Death  Benefit  provides  greater protection  for persons under age 85. There is no Contingent  Deferred Sales Charge  deducted upon surrender or partial  withdrawal.
However,  if you take a distribution  prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain.  The availability of certain optional benefits may vary based on the age of the Owner on the Issue Date of the Annuity.

Owner, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

|X|      Owner:  The  Owner(s)  holds all rights  under the  Annuity.  You may name more than one Owner in which case all  ownership
         -----
       rights are held  jointly.  However,  this  Annuity does not provide a right of  survivorship.  Refer to the Glossary of Terms for a complete description of the term "Owner."
|X|      Annuitant:  The  Annuitant is the person we agree to make annuity  payments to and upon whose life we continue to make such
         ---------
       payments.  You must name an Annuitant who is a natural  person.  We do not accept a designation  of joint  Annuitants  during the accumulation  period. Where allowed by law, you may name one or more Contingent  Annuitants.  A Contingent Annuitant will become the Annuitant if the Annuitant  dies before the Annuity Date.  Please refer to the discussion of  "Considerations  for
       Contingent Annuitants" in the Tax Considerations section of the Prospectus.
|X|      Beneficiary:  The  Beneficiary  is the  person(s) or entity you name to receive the death  benefit.  If no  beneficiary  is
         -----------
       named the death benefit will be paid to you or your estate.

Your right to make  certain  designations  may be limited if your  Annuity is to be used as an IRA or other  "qualified"  investment that is given  beneficial  tax treatment  under the Code.  You should seek  competent tax advice on the income,  estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Owner,  Annuitant and  Beneficiary  designations  by sending us a request in writing.  Where allowed by law, such changes will be subject to our acceptance.  Some of the changes we will not accept include, but are not limited to:
|X|      a new  Owner  subsequent  to  the  death  of the  Owner  or  the  first  of  any  joint  Owners  to  die,  except  where  a spouse-Beneficiary has become the Owner as a result of an Owner's death;
|X|      a new Annuitant subsequent to the Annuity Date;
|X|      for "non-qualified" investments,a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
|X|      a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries
If an Annuity is co-owned by spouses,  we will assume that the sole primary  Beneficiary is the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative  Beneficiary  designation,  upon the death of either spousal
Owner,  the surviving  spouse may elect to assume  ownership of the Annuity instead of taking the Death Benefit  payment.  The Death
Benefit  that would have been  payable  will be the new  Account  Value of the  Annuity as of the date of due proof of death and any required  proof of a spousal  relationship.  As of the date the  assumption  is effective,  the  surviving  spouse will have all the rights and  benefits  that would be  available  under the Annuity to a new  purchaser  of the same  attained  age.  For  purposes of determining  any future Death Benefit for the beneficiary of the surviving  spouse,  the new Account Value will be considered as the initial Purchase  Payment.  Any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

Spousal Contingent Annuitant
If the Annuity is owned by an entity and the surviving spouse is named as a Contingent  Annuitant,  upon the death of the Annuitant, the  surviving  spouse  will  become the  Annuitant.  No Death  Benefit is payable  upon the death of the  Annuitant.  However,  the
Account  Value  of the  Annuity  as of the  date of due  proof of death of the  Annuitant  (and any  required  proof of the  spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?

If after  purchasing  your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel  period.  This is often  referred  to as a  "free-look."  Depending  on the state in which you purchased your Annuity,  and, in some states,  if you purchased the Annuity as a replacement for a prior contract,  the right to cancel period may be ten (10) days,  twenty-one (21) days or longer,  measured from the time that you received your Annuity.  If you return your Annuity,  during the applicable  period,  we will refund your current Account Value plus any tax charge  deducted.  This amount may be higher or lower than your  original  Purchase  Payment.  Where  required by law, we will return your  current  Account
Value or the amount of your  initial  Purchase  Payment,  whichever  is  greater.  The same  rules may apply to an  Annuity  that is purchased as an IRA. In any situation  where we are required to return the greater of your  Purchase  Payment or Account  Value,  we may  allocate  your  Account  Value to the AST Money  Market  Sub-account  during the right to cancel  period  and for a  reasonable additional amount of time to allow for delivery of your Annuity.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
The  minimum  amount  that we accept as an  additional  Purchase  Payment  is $100  unless you  participate  in  American  Skandia's
Systematic  Investment Plan or a periodic  purchase  payment  program.  We will allocate any additional  Purchase  Payments you make according to your most recent allocation instructions, unless you request new allocations when you submit a new Purchase Payment.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make  additional  Purchase  Payments to your Annuity by  authorizing  us to deduct money directly from your bank account and
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applying it to your  Annuity.  This type of program is often called "bank  drafting".  We call our bank drafting  program  "American
Skandia's  Systematic  Investment  Plan."  Purchase  Payments  made  through  bank  drafting  may only be  allocated to the variable investment  options when applied.  Bank  drafting  allows you to invest in your Annuity with a lower initial  Purchase  Payment,  as long as you  authorize  payments  that will equal at least  $5,000  during the first 12 months of your  Annuity.  We may  suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable  financial  institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of qualified  investments.  If your employer  sponsors such a program, we may agree to accept periodic  Purchase  Payments through a salary  reduction  program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $5,000.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase  Payment:  Once we accept your  application,  we invest your net Purchase Payment in the Annuity.  The net Purchase
Payment is your initial  Purchase  Payment minus any tax charges that may apply.  On your  application we ask you to provide us with instructions  for  allocating  your Account  Value.  You can allocate  Account Value to one or more variable  investment  options or
Fixed Allocations.

In those  states  where we are  required  to return your  Purchase  Payment if you  exercise  your right to return the  Annuity,  we initially  allocate  all  amounts  that  you  choose  to  allocate  to the  variable  investment  options  to the AST  Money  Market
Sub-account.  At the end of the  right to cancel  period  we will  reallocate  your  Account  Value  according  to your most  recent allocation  instructions.  Where permitted by law, we will allocate your Purchase Payments  according to your initial  instructions, without  temporarily  allocating  to the AST Money Market  Sub-account.  To do this,  we will ask that you execute our form called a
"return  waiver" that authorizes us to allocate your Purchase  Payment to your chosen  Sub-accounts  immediately.  If you submit the
"return  waiver" and then decide to return your Annuity  during the right to cancel  period,  you will receive your current  Account
Value which may be more or less than your initial Purchase Payment (see "May I Return the Annuity if I Change my Mind?").

Subsequent  Purchase  Payments:  We will allocate any additional  Purchase  Payments you make  according to your current  allocation instructions.  If any rebalancing or asset  allocation  programs are in effect,  the allocation  should conform with such a program.
We assume that your current  allocation  instructions  are valid for subsequent  Purchase  Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?
During the accumulation period you may transfer Account Value between investment  options.  Transfers are not subject to taxation on any gain.  We  currently  limit the  number of  Sub-accounts  you can  invest in at any one time to twenty  (20).  However,  you can invest in an unlimited  number of Fixed  Allocations.  We may require a minimum of $500 in each  Sub-account  you  allocate  Account
Value to at the time of any  allocation  or transfer.  If you request a transfer  and, as a result of the  transfer,  there would be less than $500 in the Sub-account,  we may transfer the remaining  Account Value in the Sub-account pro rata to the other investment options to which you transferred.

We may  impose  specific  restrictions  on  financial  transactions  for  certain  Portfolios  based on the  Portfolio's  investment restrictions.  Currently,  any purchase,  redemption or transfer involving the Rydex or ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable  securities exchange (generally,  3:00 p.m. Eastern time)
to be processed on the current  Valuation Day. The "cut-off" time for such financial  transactions  involving a Rydex or ProFunds VP
Sub-account  will be  extended  to1/2hour prior to any  announced  closing  (generally,  3:30 p.m.  Eastern  time) for  transactions submitted electronically through American Skandia's Internet website (www.americanskandia.com).

Currently,  we charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year,  including transfers made as part of any rebalancing,  market timing,  asset allocation or similar program which you have authorized.  Transfers made as part of a dollar cost  averaging  program do not count toward the twenty free  transfer  limit.  Renewals or transfers of Account  Value from a Fixed
Allocation at the end of its Guarantee  Period are not subject to the transfer  charge.  We may reduce the number of free  transfers allowable  each  Annuity Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of  electronic means to transmit your transfer  requests.  We may eliminate the Transfer Fee for transfer  requests  transmitted  electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of  transfers  in any Annuity  Year for all  existing  or new Owners.  We also  reserve the right to limit the number of  transfers in any Annuity  Year or to refuse any  transfer  request for an Owner or certain  Owners if:
(a) we believe that excessive  trading or a specific  transfer request or group of transfer  requests may have a detrimental  effect on Unit Values or the share prices of the  Portfolios;  or (b) we are informed by one or more of the Portfolios that the purchase or redemption  of shares must be  restricted  because of  excessive  trading or a specific  transfer or group of transfers is deemed to have a detrimental  effect on the share prices of affected  Portfolios.  Without  limiting the above, the most likely scenario where either of the above could occur would be if the aggregate  amount of a trade or trades  represented a relatively large proportion of the total assets of a particular  Portfolio.  Under such a circumstance,  we will process  transfers  according to our rules then in effect and provide  notice if the  transfer  request was denied.  If a transfer  request is denied,  a new  transfer  request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?
Yes. We offer Dollar Cost Averaging during the accumulation  period.  Dollar Cost Averaging  allows you to  systematically  transfer an amount  each month from one  investment  option to one or more other  investment  options.  You can choose to  transfer  earnings only,  principal  plus  earnings  or a flat  dollar  amount.  Dollar  Cost  Averaging  allows you to invest  regularly  each  month, regardless  of the current unit value (or price) of the  Sub-account(s)  you invest in. This enables you to purchase more units when the market  price is low and fewer  units  when the market  price is high.  This may  result in a lower  average  cost of units over time.  However,  there is no guarantee that Dollar Cost  Averaging will result in a profit or protect  against a loss in a declining market.  We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable  investment  options or Fixed  Allocations.  Dollar Cost Averaging from Fixed  Allocations is subject to a number of rules that include, but are not limited to the following:
|X|      You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
|X|      You may only Dollar Cost Average  earnings or principal  plus  earnings.  If  transferring  principal  plus  earnings,  the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
|X|      Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE:  When a Dollar Cost Averaging  program is established  from a Fixed  Allocation,  the fixed rate of interest we credit to your
Account  Value is applied to a declining  balance due to the  transfers of Account  Value to the  Sub-accounts  during the Guarantee
Period.  This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
Yes. During the accumulation  period,  we offer automatic  rebalancing  among the variable  investment  options you choose.  You can choose to have your Account  Value  rebalanced  quarterly,  semi-annually,  or annually.  On the  appropriate  date,  your  variable investment  options are  rebalanced  to the  allocation  percentages  you request.  For example,  over time the  performance  of the variable  investment  options will differ,  causing your percentage  allocations to shift. With automatic  rebalancing,  we transfer the appropriate amount from the "overweighted"  Sub-accounts to the  "underweighted"  Sub-accounts to return your allocations to the percentages  you request.  If you request a transfer  from or into any variable  investment  option  participating  in the automatic rebalancing  program,  we will assume that you wish to change your rebalancing  percentages as well, and will  automatically  adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum  Account Value of at least $10,000 to enroll in automatic  rebalancing.  All  rebalancing  transfers made on the same day as part of an automatic  rebalancing  program are considered as one transfer when counting the number of transfers each year toward the maximum number of free transfers.  We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER ANY ASSET ALLOCATION PROGRAMS?
Yes.  During  the  accumulation  period,  we offer two  different  asset  allocation  programs  designed  for  American  Skandia  by
Morningstar  Associates,  LLC. Each program is available to Annuity  Owners at no additional  charge.  Each program is designed as a tool to enable you and your  investment  professional  to develop an asset  allocation  program that is  appropriate  for you.  Your investment  professional will help you to complete an investor questionnaire that will help you and your investment  professional to determine  whether  participating  in a program is  appropriate  for you and to determine your  investment  style from which you can choose the available model  portfolios.  We offer one program where you and your investment  professional  choose from the available
Sub-accounts  for each asset  class in the model  portfolio  you have chosen  based on your  answers to the  questionnaire.  You may change your  selected  Sub-accounts  at any time.  We offer a second  program  where the  Sub-accounts  for each asset class in each model  portfolio are designated  based on an objective  evaluation of the available  Sub-accounts.  If you elect the second program, the selected  Sub-accounts within a model portfolio may change  periodically.  Under both programs,  assets allocated to the program are  rebalanced  on a periodic  basis based on suggested  changes to the  allocation  percentages  for an asset class within a model portfolio  or based  on  changes  in the  value of the  Sub-accounts.  Each  asset  allocation  program  is  subject  to  additional limitations and restrictions which are more fully described in the enrollment form for the programs.

Asset  allocation  is a  sophisticated  method of  diversification  which  allocates  assets among asset  classes in order to manage investment risk and enhance  returns over the long term.  However,  asset  allocation does not guarantee a profit or protect against a loss.  You are not obligated to  participate  or to invest  according to the program  recommendations.  American  Skandia does not intend to provide any  personalized  investment  advice in connection  with these programs and you should not rely on these programs as providing  individualized  investment  recommendations  to you. The asset allocation  programs do not guarantee better investment results.  We reserve the right to  terminate  or change the asset  allocation  programs at any time.  You should  consult  with your investment professional before electing any asset allocation program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?
Yes. We offer two different  programs for investors who wish to invest in the variable  investment  options but also wish to protect their  principal,  at least as of a specific date in the future.  You may not want to use either of these  programs if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program
We offer a balanced  investment  program where a portion of your Account Value is allocated to a Fixed  Allocation and the remaining
Account  Value is  allocated  to the  variable  investment  options  that you  select.  When you enroll in the  Balanced  Investment
Program,  you choose the duration that you wish the program to last.  This  determines the duration of the Guarantee  Period for the
Fixed  Allocation.  Based on the fixed rate for the  Guarantee  Period  chosen,  we calculate the portion of your Account Value that must be allocated to the Fixed  Allocation to grow to a specific  "principal  amount" (such as your initial  Purchase  Payment).  We determine  the amount based on the rates then in effect for the Guarantee  Period you choose.  If you continue the program until the end of the Guarantee  Period and make no withdrawals or transfers,  at the end of the Guarantee  Period,  the Fixed  Allocation will have grown to equal the  "principal  amount".  Withdrawals or transfers  from the Fixed  Allocation  before the end of the Guarantee
Period will  terminate the program and may be subject to a Market Value  Adjustment.  You can transfer the Account Value that is not allocated to the Fixed  Allocation  between any of the Sub-accounts  available under the Annuity.  Account Value you allocate to the variable  investment  options is subject to market  fluctuations  and may  increase or decrease in value.  We do not deduct a charge for participating in the Balanced Investment Program.

         Example
         Assume  you invest  $100,000.  You  choose a 10-year  program  and  allocate  a portion  of your  Account  Value to a Fixed
         Allocation  with a 10-year  Guarantee  Period.  The rate for the  10-year  Guarantee  Period is 5.33%*.  Based on the fixed interest rate for the Guarantee  Period chosen,  the factor is 0.594948 for determining how much of your Account Value will be  allocated  to the Fixed  Allocation.  That  means  that  $59,495  will be  allocated  to the Fixed  Allocation  and the remaining  Account Value  ($41,505)  will be allocated to the variable  investment  options.  Assuming that you do not make any  withdrawals  from the Fixed  Allocation,  it will grow to $100,000 at the end of the  Guarantee  Period.  Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

*        The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return Option (GRO)SM
We also offer a seven-year  program  where we monitor your Account Value daily and  systematically  transfer  amounts  between Fixed
Allocations and the variable  investment  options you choose.  American Skandia guarantees that at the end of the seventh (7th) year from  commencement  of the program (or any program  restart date),  you will receive no less than your Account Value on the date you elected to  participate  in the program  ("commencement  value").  On the program  maturity date, if your Account Value is below the commencement  value,  American  Skandia will apply additional  amounts to your Annuity so that it is equal to commencement  value or your  Account  Value on the date you elect to restart the program  duration.  Any amounts  added to your  Annuity will be applied to the AST Money Market Sub-account,  unless you provide us with alternative  instructions.  We will notify you of any amounts added to your Annuity  under the program.  We do not consider  amounts  added to your Annuity to be  "investment  in the contract" for income tax purposes.

Account Value is only  transferred  to and  maintained in Fixed  Allocations  to the extent we, in our sole  discretion,  deem it is
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necessary to support our  guarantee  under the program.  This differs  from the Balanced  Investment  Program  where a set amount is allocated to a Fixed Allocation  regardless of the performance of the underlying  Sub-accounts.  With the Guaranteed  Return Option, your  Annuity  is able to  participate  in the  upside  potential  of the  Sub-accounts  while  only  transferring  amounts to Fixed
Allocations  to  protect  against  significant  market  downturns.   NOTE:  If  a  significant  amount  of  your  Account  Value  is systematically  transferred to Fixed  Allocations  during prolonged  market declines,  less of your Account Value may be immediately available to participate in the upside potential of the Sub-accounts if there is a subsequent market recovery.

Each business day we monitor the  performance of your Account Value to determine  whether it is greater than,  equal to or below our
"reallocation  trigger",  described  below.  Based on the  performance  of the  Sub-accounts  in which you choose to  allocate  your
Account  Value  relative  to the  reallocation  trigger,  we may  transfer  some or all of  your  Account  Value  to or from a Fixed
Allocation.  You have  complete  discretion  over the  allocation  of your  Account  Value that  remains  allocated  in the variable investment options.  However, we reserve the right to restrict certain Portfolios if you participate in the program.

|X|      Account  Value  greater than or equal to  reallocation  trigger:  Your Account  Value in the  variable  investment  options remains allocated according to your most recent  instructions.  If a portion of Account Value was previously allocated to a Fixed  Allocation,  those amounts may be transferred  from the Fixed  Allocation and re-allocated to the variable investment options pro-rata according to your current allocations.  A Market Value Adjustment will apply.

|X|      Account  Value  below  reallocation  trigger:  A portion  of your  Account  Value in the  variable  investment  options  is transferred  to a new  Fixed  Allocation.  These  amounts  are  transferred  on a  pro-rata  basis  from the  variable investment  options.  The new Fixed  Allocation  will have a Guarantee  Period equal to the remaining  duration in the
              Guaranteed  Return  Option.  The Account  Value  applied to the new Fixed  Allocation  will be credited with the fixed interest rate then being  applied to a new Fixed  Allocation  of the next higher  yearly  duration.  The Account Value will remain invested in the Fixed Allocation  until the maturity date of the program unless,  at an earlier date, your
              Account  Value is at or above the  reallocation  trigger and amounts can be  transferred  to the  variable  investment options (as described above) while maintaining the guarantee protection under the program.

American  Skandia uses an allocation  mechanism  based on  assumptions  of expected and maximum  market  volatility to determine the reallocation  trigger.  The allocation  mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose.  American  Skandia reserves the right to change the allocation  mechanism and the reallocation  trigger at its discretion,  subject to regulatory  approval where required.  Any change to the allocation  mechanism and/or the reallocation trigger will only apply to programs that begin after the change is effective.

Program Termination
The Guaranteed  Return Option will  terminate on its maturity  date. You can elect to participate in a new Guaranteed  Return Option or re-allocate  your Account Value at that time.  Upon  termination,  any Account Value allocated to the Fixed  Allocations  will be transferred to the AST Money Market Sub-account, unless you provide us with alternative instructions.

Special Considerations under the Guaranteed Return Option
This program is subject to certain rules and restrictions, including, but not limited to the following:
|X|      You may  terminate  the  Guaranteed  Return  Option at any time.  American  Skandia  does not provide any  guarantees  upon termination of the program.
|X|      Withdrawals  from your  Annuity  while the  program is in effect  will reduce the  guaranteed  amount  under the program in proportion  to your Account Value at the time of the  withdrawal.  Withdrawals  will be subject to all other  provisions of the
     Annuity, including any Market Value Adjustment that would apply.
|X|      Additional  Purchase  Payments  applied  to the  Annuity  while the  program  is in effect  will only  increase  the amount guaranteed; however, all or a portion of any additional Purchase Payments may be allocated to the Fixed Allocations.
|X|      Annuity Owners cannot transfer Account Value to or from a Fixed  Allocation  while  participating in the program and cannot participate  in any dollar cost  averaging  program  that  transfers  Account  Value from a Fixed  Allocation  to the  variable investment options.
|X|      Transfers from Fixed  Allocations will be subject to the Market Value Adjustment  formula under the Annuity;  however,  the
     0.10%  "cushion"  feature of the  formula  will not apply.  A Market  Value  Adjustment  may be either  positive  or  negative.
     Transfer amounts will be taken from the most recently applied Fixed Allocation.
|X|      Transfers from the Sub-accounts to Fixed Allocations or from Fixed  Allocations to the Sub-accounts  under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X|      The  Guaranteed  Return  Option  will  terminate:  (a) upon the death of the  Owner or the  Annuitant  (in an entity  owned contract); and (b) as of the date Account Value is applied to begin annuity payments.
|X|      You can elect to restart the seven (7) year  program  duration on any  anniversary  of the Issue Date of the  Annuity.  The
     Account  Value on the date the restart is  effective  will become the new  commencement  value.  You can only elect the program once per Annuity Year.

Charges under the Program
We deduct a charge equal to 0.25% per year to  participate  in the  Guaranteed  Return  Option.  The annual charge is deducted daily against your Account Value  allocated to the  Sub-accounts.  Account Value allocated to Fixed  Allocations  under the program is not subject to the charge.  The charge is deducted to  compensate  American  Skandia for:  (a) the risk that your  Account  Value on the maturity date of the program is less than the amount guaranteed; and (b) administration of the program.

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     Effective  November 18, 2002,  American  Skandia  changed the manner in which the annual charge for the  Guaranteed  Return
     Option is deducted  to the method  described  above.  The annual  charge for the  Guaranteed  Return  Option for Owners who elected the benefit  between May 1, 2001 and  November 15, 2002 and  subsequent  to November 19, 2002 in those states where the daily deduction of the charge has not been approved, is deducted annually,  in arrears,  according to the prospectus in effect as of the date the program was elected.  Owners who  terminate  and then  re-elect the  Guaranteed  Return Option or elect to restart the  Guaranteed  Return  Option at any time after  November 18, 2002 will be subject to the charge  method described above.
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MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?
Yes. You may  authorize  your  investment  professional  to direct the  allocation  of your Account  Value and to request  financial transactions  between  investment  options while you are living,  subject to our rules.  You must contact us immediately if and when you revoke such authority.  We will not be responsible for acting on instructions  from your investment  professional if you fail to inform us that such  person's  authority has been revoked.  We may also  suspend,  cancel or limit these  privileges at any time. We will notify you if we do.

We or an affiliate of ours may provide  administrative  support to  licensed,  registered  investment  professionals  or  investment advisors who you authorize to make financial  transactions on your behalf.  These investment  professionals  may be firms or persons who also are  appointed by us as  authorized  sellers of the  Annuity.  However,  we do not offer advice about how to allocate  your
Account Value under any  circumstance.  Any investment  professionals  you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any  recommendations  such investment  professionals make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require  investment  professionals or investment  advisors,  who are authorized by multiple contract owners to make financial transactions,  to enter into an administrative  agreement with American Skandia as a condition of our accepting transactions on your behalf. The  administrative  agreement may impose  limitations on the investment  professional's or investment  advisor's ability to request financial  transactions on your behalf.  These limitations are intended to minimize the detrimental  impact of an investment professional  who is in a position to transfer  large  amounts of money for multiple  clients in a  particular  Portfolio or type of
portfolio  or  to  comply  with  specific   restrictions  or  limitations  imposed  by  a  Portfolio(s)  on  American  Skandia.  The administrative agreement may limit the available investment options,  require advance notice of large transactions,  or impose other trading limitations on your investment  professional.  Your investment  professional will be informed of all such restrictions on an ongoing  basis.  We may also require that your  investment  professional  transmit all financial  transactions  using the electronic trading  functionality  available  through our Internet  website  (www.americanskandia.com).  Limitations that we may impose on your investment  professional  or  investment  advisor  under  the  terms of the  administrative  agreement  do not  apply  to  financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?

We credit the fixed  interest  rate to the Fixed  Allocation  throughout  a set period of time called a  "Guarantee  Period".  Fixed
Allocations  currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed  Allocations of different  durations available in the future,  including Fixed Allocations offered exclusively for use with certain optional investment  programs.  Fixed
Allocations  may not be  available  in all states and may not always be  available  for all  Guarantee  Periods  depending on market factors and other considerations.

The interest rate credited to a Fixed  Allocation is the rate in effect when the Guarantee  Period begins and does not change during the  Guarantee  Period.  The rates are an  effective  annual rate of  interest.  We  determine  the  interest  rates for the various
Guarantee  Periods.  At the time that we confirm your Fixed  Allocation,  we will advise you of the interest  rate in effect and the date your Fixed  Allocation  matures.  We may change the rates we credit new Fixed  Allocations  at any time. Any change in interest rate does not affect Fixed  Allocations  that were in effect  before the date of the change.  To inquire as to the current rates for
Fixed Allocations, please call 1-800-766-4530.

A Guarantee Period for a Fixed Allocation begins:
|X|      when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
|X|      upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
|X|      when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent permitted by law, we may establish  different  interest rates for Fixed  Allocations  offered to a class of Owners who choose to participate in various optional  investment  programs we make available.  This may include,  but is not limited to, Owners who elect to use Fixed  Allocations  under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment  program (see "Do you offer programs  designed to guarantee a "Return of Premium" at a future date?").  The interest rate credited to Fixed  Allocations  offered to this class of  purchasers  may be different  than those offered to other  purchasers  who choose the same Guarantee  Period but who do not  participate  in an optional  investment  program.  Any such program is at our sole discretion.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific  formula for determining the fixed interest rates for Fixed  Allocations.  Generally the interest rates we offer for Fixed  Allocations will reflect the investment  returns available on the types of investments we make to support our fixed rate  guarantees.  These  investment  types may include cash,  debt  securities  guaranteed by the United States  government and its agencies and  instrumentalities,  money market instruments,  corporate debt obligations of different durations,  private placements, asset-backed  obligations  and municipal  bonds. In determining  rates we also consider  factors such as the length of the Guarantee
Period for the Fixed  Allocation,  regulatory  and tax  requirements,  liquidity of the markets for the type of investments we make, commissions,  administrative and investment  expenses,  our insurance risks in relation to the Fixed  Allocations,  general economic trends and competition.  Some of these  considerations  are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed  Allocation in an existing  Annuity at a rate not less than the rate we are then crediting to
Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The  interest  rate we credit  for a Fixed  Allocation  is  subject  to a  minimum.  Please  refer to the  Statement  of  Additional
Information.  In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?
If you transfer or withdraw Account Value from a Fixed Allocation  before the end of its Guarantee  Period, we will adjust the value of your investment based on a formula,  called a "Market Value  Adjustment" or "MVA".  The Market Value Adjustment  formula compares the interest  rates  credited for Fixed  Allocations  at the time you  invested,  to interest  rates being  credited when you make a transfer or withdrawal.  The amount of any Market Value  Adjustment can be either positive or negative,  depending on the rates that are currently  being  credited on Fixed  Allocations.  In certain  states the amount of any Market Value  Adjustment  may be limited under state law or  regulation.  If your  Annuity is governed by the laws of that state,  any Market Value  Adjustment  that applies will be subject to our rules for complying with such law or regulation.

MVA Formula
The MVA formula is applied  separately  to each Fixed  Allocation  to  determine  the  Account  Value of the Fixed  Allocation  on a
particular date.  The formula is as follows:

                                                     [(1+I) / (1+J+0.0010)]N/12

                                                               where:

                  I is the fixed  interest rate we guaranteed to credit to the Fixed  Allocation as of its starting date;

                  J is the fixed  interest  rate for your class of  annuities at the time of the  withdrawal  for a new Fixed  Allocation  with a Guarantee  Period  equal to the  remaining  number of years in your original Guarantee Period;

                  N is the number of months remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/12.

If the transfer or withdrawal  does not occur on the yearly or monthly  anniversary  of the beginning of the Fixed  Allocation,  the numbers used in 'J' and 'N' will be rounded to the next highest integer.

MVA Examples
The following hypothetical examples show the effect of the MVA in determining Account Value.  Assume the following:
|X|      You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years.
|X|      The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).
|X|      You make no  withdrawals  or transfers  until you decided to withdraw the entire Fixed  Allocation  after exactly three (3)
         years, therefore 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA
Assume that at the time you request the withdrawal,  the fixed interest rate for a new Fixed  Allocation with a Guarantee  Period of
24 months is 3.5% (J = 3.5%).  Based on these assumptions, the MVA would be calculated as follows:

                                  MVA Factor = [(1+I)/(I+J+0.0010)]N/12 = [1.05/1.036]2 = 1.027210
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $59,456.20.

Example of Negative MVA
Assume that at the time you request the withdrawal,  the fixed interest rate for a new Fixed  Allocation with a Guarantee  Period of
24 months is 6.0% (J = 6.0%).  Based on these assumptions, the MVA would be calculated as follows:

                                 MVA Factor = [(1+I)/(1+J+0.0010)]N/12 = [1.05/1.061)]2 = 0.979372
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $56,687.28.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The "Maturity  Date" for a Fixed  Allocation is the last day of the Guarantee  Period.  Before the Maturity  Date, you may choose to renew the Fixed  Allocation  for a new  Guarantee  Period of the same or  different  length or you may  transfer all or part of that
Fixed Allocation's  Account Value to another Fixed Allocation or to one or more  Sub-accounts.  We will notify you before the end of the  Guarantee  Period  about the fixed  interest  rates that we are  currently  crediting to all Fixed  Allocations  that are being offered.  The rates  being  credited to Fixed  Allocations  may change  before the  Maturity  Date.  We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

If you do not  specify  how you want a Fixed  Allocation  to be  allocated  on its  Maturity  Date,  it will be renewed  for a Fixed
Allocation of the same duration if then available.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the accumulation  period you can access your Account Value through Partial  Withdrawals,  Systematic  Withdrawals,  and where required  for tax  purposes,  Minimum  Distributions.  You can also  surrender  your  Annuity  at any time.  There is no  Contingent
Deferred Sales Charge  applied upon  surrender or partial  withdrawal.  However,  if you surrender  your Annuity,  we may deduct the
Annual  Maintenance  Fee,  any Tax Charge that applies and the charge for any  optional  benefits.  We may also apply a Market Value
Adjustment  to any Fixed  Allocations  being  withdrawn or  surrendered.  Unless you notify us  differently,  withdrawals  are taken pro-rata based on the Account Value in the investment  options at the time we receive your withdrawal  request.  Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period
A  distribution  during the  accumulation  period is deemed to come first from any "gain" in your  Annuity and second as a return of your "tax basis",  if any.  Distributions  from your Annuity are generally  subject to ordinary income taxation on the amount of any investment gain unless the distribution  qualifies as a non-taxable  exchange or transfer.  If you take a distribution  prior to the taxpayer's  age 59 1/2, you may be subject to a 10% penalty in addition to ordinary  income taxes on any gain.  You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period
During the  annuitization  period,  a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the  payment.  The Code and  regulations  have  "exclusionary  rules" that we use to  determine  what portion of each annuity  payment  should be  treated as a return of any tax basis you have in the  Annuity.  Once the tax basis in the  Annuity  has been distributed,  the remaining  annuity payments are taxable as ordinary income.  The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

Special Rules for Distributions to Pay Advisory Fees
We treat partial withdrawals to pay advisory fees as taxable distributions unless:
|X|      your Annuity is being used in conjunction  with a "qualified"  retirement plan (plans meeting the  requirements of Sections
     401, 403 or 408 of the Code); and
|X|      in relation to Section 403 or 408 plans,  you and your Advisor provide  acceptable  proof to us, limiting the source of the
     Advisor's compensation to the assets of an applicable qualified retirement plan, and making certain other representations.

CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes,  you can make a  withdrawal  during the  accumulation  period.  We call this a "Partial  Withdrawal."  The amount  that you may withdraw will equal your Surrender  Value as of the date we process the withdrawal  request.  There is no Contingent  Deferred Sales
Charge applied if you surrender your Annuity or make a partial withdrawal.  After any Partial  Withdrawal,  your Annuity must have a
Surrender  Value of at least $1,000,  or we may treat the Partial  Withdrawal  request as a request to fully surrender your Annuity.
The minimum Partial Withdrawal you may request is $100.  We may apply a Market Value Adjustment to any Fixed Allocations.

Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms  necessary  to make a withdrawal  from your  Annuity,  call  1-800-766-4530  or visit our  Internet  Website at
www.americanskandia.com.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?
Yes. We call these "Systematic  Withdrawals." You can receive  Systematic  Withdrawals of earnings only,  principal plus earnings or a flat dollar amount.

Systematic  Withdrawals  can be made  from  Account  Value  allocated  to the  variable  investment  options  or Fixed  Allocations.
Generally,  Systematic  Withdrawals  from Fixed  Allocations  are  limited  to  earnings  accrued  after the  program of  Systematic
Withdrawals  begins, or payments of fixed dollar amounts that do not exceed such earnings.  Systematic  Withdrawals are available on a monthly,  quarterly,  semi-annual  or annual  basis.  The Account  Value of your Annuity must be at least  $20,000  before we will allow you to begin a program of Systematic Withdrawals.

The minimum  amount for each  Systematic  Withdrawal is $100. If any scheduled  Systematic  Withdrawal is for less than $100, we may postpone  the  withdrawal  and add the  expected  amount to the amount  that is to be  withdrawn  on the next  scheduled  Systematic
Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?
Yes. If your Annuity is used as a funding  vehicle for certain  retirement  plans that receive  special tax treatment under Sections
401,  403(b) or 408 of the Code,  Section  72(t) of the Code may provide an exception to the 10% penalty tax on  distributions  made prior to age 59 1/2if you elect to receive  distributions  as a series of  "substantially  equal  periodic  payments".  We may apply a
Market Value  Adjustment to any Fixed  Allocations.  To request a program that complies with Section 72(t), you must provide us with certain  required  information  in writing on a form  acceptable to us. We may require  advance  notice to allow us to calculate the amount of 72(t)  withdrawals.  The  Surrender  Value of your  Annuity must be at least  $20,000  before we will allow you to begin a program for withdrawals under Section 72(t). The minimum amount for any such withdrawal is $100.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
(See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic  Withdrawal we allow to meet distribution  requirements under Sections 401, 403(b) or
408 of the Code.  Under the Code,  you may be required to begin  receiving  periodic  amounts from your  Annuity.  In such case,  we will allow you to make Systematic Withdrawals in amounts that satisfy the minimum distribution rules under the Code.

The  amount of the  required  Minimum  Distribution  for your  particular  situation  may  depend  on other  annuities,  savings  or investments.  We will only  calculate  the amount of your  required  Minimum  Distribution  based on the value of your  Annuity.  We require three (3) days advance  written notice to calculate and process the amount of your  payments.  You may elect to have Minimum
Distributions  paid out monthly,  quarterly,  semi-annually  or annually.  The $100 minimum that applies to  Systematic  Withdrawals does not apply to Minimum Distributions.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes.  During the  accumulation  period you can surrender your Annuity at any time.  Upon  surrender,  you will receive the Surrender
Value.  We may apply a Market Value  Adjustment to any Fixed  Allocations.  Upon surrender of your Annuity,  you will no longer have any rights under the Annuity.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To  request  the  forms   necessary  to  surrender   your  Annuity,   call   1-800-766-4530   or  visit  our  Internet   Website  at
www.americanskandia.com.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
We currently make annuity options available that provide fixed annuity payments,  variable  payments or adjustable  payments.  Fixed options  provide the same amount with each  payment.  Variable  options  generally  provide a payment which may increase or decrease depending on the investment  performance of the Sub-accounts.  However,  currently,  we also make a variable payment option that has a guarantee  feature.  Adjustable  options  provide a fixed payment that is periodically  adjusted based on current  interest rates.
We do not guarantee to make any annuity  payment  options  available in the future.  For additional  information on annuity  payment options you may request a Statement of Additional Information.

When you purchase an Annuity,  or at a later date,  you may choose an Annuity Date,  an annuity  option and the frequency of annuity payments.  You may change your  choices  before the Annuity  Date under the terms of your  contract.  A maximum  Annuity Date may be required  by law.  The Annuity  Date may depend on the  annuity  option you choose.  Certain  annuity  options may not be  available depending on the age of the Annuitant.

Certain of these annuity options may be available to  Beneficiaries  who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1
--------
Payments for Life:  Under this option,  income is payable  periodically  until the death of the "key life".  The "key life" (as used in this  section) is the person or persons  upon whose life annuity  payments are based.  No  additional  annuity  payments are made after the death of the key life.  Since no minimum  number of  payments is  guaranteed,  this  option  offers the largest  amount of periodic  payments of the life  contingent  annuity  options.  It is possible  that only one payment will be payable if the death of the key life occurs before the date the second  payment was due, and no other  payments nor death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 2
--------
Payments Based on Joint Lives:  Under this option,  income is payable  periodically  during the joint lifetime of two key lives, and thereafter  during the remaining  lifetime of the survivor,  ceasing with the last payment prior to the survivor's death. No minimum number of payments is  guaranteed  under this option.  It is possible  that only one payment will be payable if the death of all the key lives  occurs  before the date the second  payment was due,  and no other  payments  or death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 3
--------
Payments for Life with a Certain  Period:  Under this option,  income is payable  until the death of the key life.  However,  if the key life dies before the end of the period selected (5, 10 or 15 years),  the remaining  payments are paid to the Beneficiary  until the end of such period.  This Option is  currently  available on a fixed or variable  basis.  If you elect to receive  payments on a variable basis under this option,  you can request  partial or full surrender of the annuity and receive its then current cash value
(if any) subject to our rules.

Option 4
--------
Fixed Payments for a Certain  Period:  Under this option,  income is payable  periodically  for a specified  number of years. If the payee dies before the end of the specified  number of years,  the remaining  payments are paid to the  Beneficiary  until the end of such period.  Note that under this option,  payments are not based on any assumptions of life  expectancy.  Therefore,  that portion of the  Insurance  Charge  assessed  to cover the risk that key lives  outlive  our  expectations  provides  no  benefit to an Owner selecting this option.  Under this option, you cannot make a partial or full surrender of the annuity.

Option 5
--------
Variable  Payments for Life with a Cash Value:  Under this  option,  benefits  are payable  periodically  until the death of the key life.  Benefits may  increase or decrease  depending  on the  investment  performance  of the  Sub-accounts.  This option has a cash value that also varies with the  investment  performance  of the  Sub-account.  The cash value  provides a "cushion"  from  volatile investment  performance so that negative investment  performance does not automatically  result in a decrease in the annuity payment each month,  and positive  investment  performance does not  automatically  result in an increase in the annuity payment each month.
The cushion generally  "stabilizes"  monthly annuity payments.  Any cash value remaining on the death of the key life is paid to the
Beneficiary  in a lump sum or as periodic  payments.  Under this option,  you can request  partial or full  surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6
--------
Variable  Payments  for Life with a Cash Value and  Guarantee:  Under this  option,  benefits  are payable as described in Option 5;
except that,  while the key life is alive, the annuity payment will not be less than a guaranteed  amount,  which generally is equal
------
to the first annuity  payment.  We charge an additional  amount for this guarantee.  Under this option,  any cash value remaining on the death of the key life is paid to the  Beneficiary  in a lump sum or as periodic  payments.  Under this  option,  you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
If you have not provided us with your Annuity Date or annuity payment option in writing, then:
|X|      the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
|X|      the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)
If you choose to receive fixed annuity  payments,  you will receive equal  fixed-dollar  payments  throughout the period you select.
The amount of the fixed payment will vary  depending on the annuity  payment  option and payment  frequency  you select.  Generally, the first annuity  payment is determined by  multiplying  the Account  Value,  minus any state premium taxes that may apply,  by the factor  determined  from our table of annuity rates.  The table of annuity rates differs based on the type of annuity chosen and the frequency of payment  selected.  Our rates will not be less than our guaranteed  minimum rates.  These guaranteed  minimum rates are derived from the 1983a Individual  Annuity  Mortality Table with an assumed interest rate of 3% per annum.  Where required by law or regulation,  such annuity  table will have rates that do not differ  according to the gender of the key life.  Otherwise,  the rates will differ according to the gender of the key life.

Variable Annuity Payments
We offer three different  types of variable  annuity payment  options.  The first annuity payment will be calculated  based upon the assumed  investment  return  ("AIR").  You select the AIR before we start to make  annuity  payments.  You will not receive  annuity payments  until you choose an AIR. The remaining  annuity  payments will  fluctuate  based on the  performance  of the  Sub-accounts relative to the AIR, as well as, other  factors  described  below.  The greater the AIR, the greater the first  annuity  payment.  A higher  AIR may result in  smaller  potential  growth in the  annuity  payments.  A lower AIR  results  in a lower  initial  annuity payment.  Within payment options 1-3, if the  Sub-accounts  you choose perform exactly the same as the AIR, then subsequent  annuity payments  will be the same as the  first  annuity  payment.  If the  Sub-accounts  you  choose  perform  better  than the AIR,  then subsequent  annuity  payments will be higher than the first annuity  payment.  If the Sub-accounts you choose perform worse than the
AIR,  then  subsequent  annuity  payments  will be lower  than the  first.  Within  payment  options 5 and 6, the cash value for the
Annuitant  (while alive) and a variable  period of time during which  annuity  payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the Sub-accounts  relative to the AIR; however,  subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

|X|      Variable Payments (Options 1-3)
         -----------------
         We calculate each annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units for each  Sub-account by the Unit Value of each  Sub-account  on the annuity  payment date. We determine the schedule of units  based on your  Account  Value  (minus any  premium  tax that  applies)  at the time you elect to begin  receiving annuity  payments.  The  schedule  of units will vary  based on the  annuity  payment  option  selected,  the length of any certain  period  (if  applicable),  the  Annuitant's  age and  gender  (if  annuity  payments  are due for the  life of the
         Annuitant) and the Unit Value of the  Sub-accounts  you initially  selected on the Issue Date. The calculation is performed for each Sub-account,  and the sum of the Sub-account  calculations  equals the amount of your annuity payment.  Other than to fund annuity  payments,  the number of units allocated to each Sub-account will not change unless you transfer among the
         Sub-accounts or make a withdrawal (if allowed).  You can select one of three AIRs for these options: 3%, 5% or 7%.

|X|      Stabilized Variable Payments (Option 5)
         ----------------------------
         This option provides  guaranteed  payments for life, a cash value for the Annuitant  (while alive) and a variable period of time during which  annuity  payments  will be made whether or not the  Annuitant is still alive.  We calculate  the initial
                                                                                                                             -------
         annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units by the Unit
         Values  determined on the  annuitization  date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable  benchmark rate,  meaning the AIR, and the annuity factors.  The annuity factors reflect our assumptions  regarding the costs we expect to bear in guaranteeing  payments for the lives of the Annuitant and will depend on the benchmark  rate, the annuitant's  attained age and gender (where  permitted).  Unlike variable  payments
         (described  above)  where each  payment  can vary based on  Sub-account  performance,  this  payment  option  cushions  the immediate  impact of  Sub-account  performance  by adjusting the length of the time during which  annuity  payments will be made whether or not the  Annuitant  is alive while  generally  maintaining  a level  annuity  payment  amount.  Sub-account performance that exceeds a benchmark rate will generally  extend this time period,  while  Sub-account  performance that is less than a benchmark  rate will  generally  shorten the period.  If the period  reaches  zero and the  Annuitant  is still alive,  Annuity  Payments  continue,  however,  the annuity payment amount will vary depending on Sub-account  performance, similar to conventional variable payments.  The AIR for this option is 4%.

|X|      Stabilized Variable Payments with a Guaranteed Minimum (Option 6)
         ------------------------------------------------------
         This option provides  guaranteed  payments for life in the same manner as Stabilized  Variable Payments  (described above).
         In addition to the  stabilization  feature,  this option also  guarantees that variable  annuity  payments will not be less than the initial annuity payment amount regardless of Sub-account performance.  The AIR for this option is 3%.

The variable  annuity payment options are described in greater detail in a separate  prospectus which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments
We may make an adjustable annuity payment option available.  Adjustable  annuity payments are calculated  similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving  annuity payments,  the annuity payment amount is adjusted upward or downward  depending on the rate we are currently  crediting to annuity  payments.  The  adjustment in the annuity  payment amount does not affect the duration of remaining annuity payments, only the amount of each payment

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?
The Annuity provides a Death Benefit during its  accumulation  period.  If the Annuity is owned by one or more natural persons,  the
Death  Benefit is payable  upon the first  death of an Owner.  If the  Annuity is owned by an entity,  the Death  Benefit is payable upon the Annuitant's  death, if there is no Contingent  Annuitant.  If a Contingent  Annuitant was designated before the Annuitant's death and the  Annuitant  dies,  then the  Contingent  Annuitant  becomes the Annuitant and a Death Benefit will not be paid at that time.  The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

Basic Death Benefit

The Annuity  provides a basic Death Benefit at no additional  charge.  The Insurance  Charge we deduct daily from your Account Value allocated to the  Sub-accounts  is used, in part,  to pay us for the risk we assume in providing  the basic Death Benefit  guarantee under the  Annuity.  The Annuity  also offers two  different  optional  Death  Benefits.  Either  benefit  can be  purchased  for an additional charge. The additional charge is deducted to compensate  American Skandia for providing  increased  insurance  protection under the optional Death  Benefits.  Notwithstanding  the additional  protection  provided  under the optional Death  Benefits,  the additional cost has the impact of reducing the net performance of the investment options.

The basic Death Benefit depends on the decedent's age on the date of death:

         If death occurs before the decedent's age 85:  The Death Benefit is the greater of:

|X|      The sum of all Purchase Payments less the sum of all withdrawals; and
|X|      The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

         If death occurs when the decedent is age 85 or older:  The Death Benefit is your Account Value.

OPTIONAL DEATH BENEFITS

Two  optional  Death  Benefits  are offered for  purchase  with your  Annuity to provide an enhanced  level of  protection  for your beneficiaries.

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Currently,  these  benefits  are only  offered and must be elected at the time that you purchase  your  Annuity.  We may, at a later date,  allow  existing  Annuity Owners to purchase  either of the optional  Death  Benefits  subject to our rules and any changes or restrictions  in the  benefits.  Certain  terms and  conditions  may differ if you  purchase  your  Annuity as part of an  exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.
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Enhanced Beneficiary Protection Optional Death Benefit
The Enhanced  Beneficiary  Protection  Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset  federal and state taxes  payable on any taxable  gains in your  Annuity at the time of your death.  Whether  this benefit is appropriate for you may depend on your particular  circumstances,  including other financial resources that may be available to your
Beneficiary to pay taxes on your Annuity  should you die during the  accumulation  period.  No benefit is payable if death occurs on or after the Annuity Date.

The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit  provides a benefit  that is payable in addition to the basic Death
Benefit.  If the Annuity has one Owner,  the Owner must be age 75 or less at the time the benefit is  purchased.  If the Annuity has joint Owners, the oldest Owner must be age 75 or less.  If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.       the basic Death Benefit described above;

     PLUS

2.       40% of your "Growth" under the Annuity, as defined below.

"Growth" means the sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations,
 ------
minus the total of all Purchase Payments reduced by the sum of all proportional withdrawals.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal
 -------------------------
represented when withdrawn.

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The Enhanced  Beneficiary  Protection Optional Death Benefit is subject to a maximum of 100% of all Purchase Payments applied to the
Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
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The Enhanced  Beneficiary  Protection Optional Death Benefit described above is currently being offered in those jurisdictions where we have received  regulatory  approval.  Certain terms and  conditions may differ between  jurisdictions  once approved.  Please see
Appendix H for a description  of the Enhanced  Beneficiary  Protection  Optional Death Benefit  offered before  November 18, 2002 in those  jurisdictions  where we received  regulatory  approval.  Please  refer to the section  entitled  "Tax  Considerations"  for a discussion of special tax considerations for purchasers of this benefit.
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See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

Highest Anniversary Value Death Benefit
If the Annuity has one Owner,  the Owner must be age 79 or less at the time Highest  Anniversary  Value  Optional  Death  Benefit is
purchased.  If the Annuity has joint  Owners,  the oldest  Owner must be age 79 or less.  If the Annuity is owned by an entity,  the
Annuitant must be age 79 or less.

Certain of the Portfolios offered as Sub-accounts under the Annuity are not available if you elect the Highest Anniversary Value
Death Benefit.

Key Terms Used with the Highest Anniversary Value Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest Anniversary Value equals the highest of all previous  "Anniversary  Value" less proportional  withdrawals since
             -------------------------
     such anniversary and plus any Purchase Payments since such anniversary.

|X|      The  Anniversary  Value is the Account  Value as of each  anniversary  of the Issue Date of the  Annuity.  The  Anniversary
              ------------------
     Value on the Issue Date is equal to your Purchase Payment.

|X|      Proportional  withdrawals  result in a  reduction  to the  Highest  Anniversary  Value by  reducing  such value in the same
         -------------------------
     proportion as the Account Value was reduced by the  withdrawal as of the date the  withdrawal  occurred.  For example,  if your
     Highest  Anniversary  Value is $125,000 and you  subsequently  withdraw  $10,000 at a time when your Account  Value is equal to
     $100,000 (a 10%  reduction),  when  calculating  the  optional  Death  Benefit we will reduce your  Highest  Anniversary  Value
     ($125,000) by 10% or $12,500.

Calculation of Highest Anniversary Value Death Benefit
The Highest Anniversary Value Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the basic Death Benefit described above; and
2.       the Highest Anniversary Value as of the Owner's date of death.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the basic Death Benefit described above; and
2.       the Highest  Anniversary  Value on the Death Benefit Target Date plus the sum of all Purchase  Payments less the sum of all proportional withdrawals since the Death Benefit Target Date.

         The amount  determined by this calculation is increased by any Purchase  Payments  received after the Owner's date of death and decreased by any proportional withdrawals since such date.

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The Highest  Anniversary  Value Death  Benefit  described  above is currently  being  offered in those  jurisdictions  where we have received regulatory  approval.  Certain terms and conditions may differ between  jurisdictions once approved.  Please see Appendix H for a  description  of the  Guaranteed  Minimum Death  Benefit  offered  before  November 18, 2002 in those  jurisdictions  where we received regulatory approval.
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See Appendix C for examples of how the Highest Anniversary Death Benefit is calculated.

Annuities with joint Owners
For  Annuities  with Joint  Owners,  the Death  Benefit is  calculated as shown above except that the age of the oldest of the Joint
Owners is used to determine the Death Benefit  Target Date.  NOTE: If you and your spouse own the Annuity  jointly,  we will pay the
Death Benefit to the Beneficiary.  If the sole primary  Beneficiary is the surviving spouse,  then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For  Annuities  owned by an entity,  the Death  Benefit is calculated as shown above except that the age of the Annuitant is used to determine  the Death  Benefit  Target  Date.  Payment of the Death  Benefit is based on the death of the  Annuitant  (or  Contingent
Annuitant, if applicable).

Can I terminate the optional Death Benefits?  Do the optional Death Benefits terminate under other circumstances?
You can terminate the Enhanced  Beneficiary  Protection  Optional Death Benefit and Highest Anniversary Value Optional Death Benefit
at any time.  Both optional  Death  Benefits will  terminate  automatically  on the Annuity Date. We may also terminate any optional
Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge equal to 0.25% per year,  respectively,  if you elect the Highest Anniversary Value Optional Death Benefit or the
Enhanced  Beneficiary  Protection  Optional Death Benefit.  If you elect both optional Death Benefits,  the total charge is equal to
0.50% per year.  We deduct the charge to  compensate  American  Skandia  for  providing  increased  insurance  protection  under the optional Death Benefit.  The additional annual charge is deducted daily against your Account Value allocated to the Sub-accounts.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary
Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:
|X|      as a lump sum amount at any time within five (5) years of the date of death; or
|X|      as a series of annuity  payments  not  extending  beyond the life  expectancy  of the  Beneficiary  or over the life of the
         Beneficiary.  Payments under this option must begin within one year of the date of death.

Unless you have made an  election  prior to death  benefit  proceeds  becoming  due, a  Beneficiary  can elect to receive  the Death
Benefit  proceeds as a series of fixed annuity  payments  (annuity  payment options 1-4) or as a series of variable annuity payments
(annuity payment options 1-3 or 5 and 6).  See the section entitled "What Types of Annuity Options are Available."

Spousal Beneficiary - Assumption of Annuity
You may name your  spouse as your  Beneficiary.  If you and your  spouse own the Annuity  jointly,  we assume that the sole  primary
Beneficiary will be the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative
Beneficiary  designation,  the spouse  Beneficiary may elect to assume  ownership of the Annuity instead of taking the Death Benefit payment.  Any Death Benefit  (including any optional Death  Benefits)  that would have been payable to the  Beneficiary  will become the new  Account  Value as of the date we receive due proof of death and any  required  proof of a spousal  relationship.  As of the date the  assumption is  effective,  the  surviving  spouse will have all the rights and benefits that would be available  under the
Annuity to a new  purchaser of the same  attained  age.  For purposes of  determining  any future  Death  Benefit for the  surviving spouse,  the new Account Value will be considered as the initial Purchase  Payment.  Any additional  Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

See the section  entitled  "Managing  Your Annuity - Spousal  Contingent  Annuitant"  for a discussion of the treatment of a spousal
Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option
The Code  provides for  alternative  death benefit  payment  options when an Annuity is used as an IRA,  403(b) or other  "qualified investment" that requires Minimum  Distributions.  Upon the Owner's death under an IRA, 403(b) or other  "qualified  investment",  a
Beneficiary  may generally elect to continue the Annuity and receive  Minimum  Distributions  under the Annuity instead of receiving the death benefit in a single  payment.  The available  payment  options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

|X|      If death  occurs  before the date Minimum  Distributions  must begin under the Code,  the Death  Benefit can be paid out in either a lump  sum,  within  five  years  from the date of death,  or over the life or life  expectancy  of the  designated
         Beneficiary  (as long as payments begin by December 31st of the year following the year of death).  However,  if the spouse is the  Beneficiary,  the Death  Benefit can be paid out over the life or life  expectancy of the spouse with such payments beginning no earlier than December  31st of the year  following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

|X|      If death occurs  after the date  Minimum  Distributions  must begin under the Code,  the Death  Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum  Distribution  rules.  Until withdrawn, amounts in an IRA,  403(b) or other  "qualified  investment"  continue to be tax deferred.  Amounts  withdrawn each year,  including amounts  that are  required to be  withdrawn  under the Minimum  Distribution  rules,  are subject to tax. You may wish to consult a professional  tax advisor for tax advice as to your  particular  situation.  See the section  entitled "How are  Distributions  From
Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

|X|      the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.
|X|      the Account Value will be equal to any Death Benefit  (including  any optional  Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.
|X|      the Beneficiary may request  transfers among  Sub-accounts,  subject to the same limitations and restrictions  that applied to the Owner.  NOTE: The Sub-accounts offered under the IRA Beneficiary Continuation option may be limited.
|X|      no additional Purchase Payments can be applied to the Annuity.
|X|      the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.
|X|      the Beneficiary can request a withdrawal of all or a portion of the Account Value at any time.
|X|      upon the death of the  Beneficiary,  any remaining  Account Value will be paid in a lump sum to the person(s)  named by the
              Beneficiary.
|X|      all amounts in the Annuity  must be paid out to the  Beneficiary  according  to the Minimum  Distribution  rules  described above.

Please contact American Skandia for additional  information on the  availability,  restrictions and limitations that will apply to a
Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?
Yes,  there are exceptions  that apply no matter how your Death Benefit is calculated.  There are exceptions to the Death Benefit if the  decedent  was not the Owner or  Annuitant  as of the Issue  Date and did not  become  the Owner or  Annuitant  due to the prior
Owner's or  Annuitant's  death.  Any Death Benefit  (including  either  optional Death Benefit) that applies will be suspended for a two-year  period from the date he or she first became Owner or Annuitant.  After the two-year  suspension  period is completed,  the
Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?
We  determine  the amount of the Death  Benefit as of the date we receive  "due  proof of  death",  any  instructions  we require to determine  the method of payment and any other  written  representations  we require to  determine  the proper  payment of the Death
Benefit to all  Beneficiaries.  "Due proof of death" may  include a certified  copy of a death  certificate,  a certified  copy of a decree of a court of competent  jurisdiction as to the finding of death or other  satisfactory  proof of death.  Upon our receipt of
"due proof of death" we  automatically  transfer the Death Benefit to the AST Money Market  Sub-account  until we further  determine the universe of eligible  Beneficiaries.  Once the universe of eligible  Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-accounts according to our rules.

Each  Beneficiary  must make an  election  as to the method  they wish to receive  their  portion  of the Death  Benefit.  Absent an election  of a  Death  Benefit  payment  method,  no  Death  Benefit  can  be  paid  to the  Beneficiary.  We  may  require  written acknowledgment  of all named  Beneficiaries  before we can pay the Death Benefit.  During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?
During the accumulation  period,  the Annuity has an Account Value. The Account Value is determined  separately for each Sub-account allocation and for each Fixed  Allocation.  The Account Value is the sum of the values of each Sub-account  allocation and the value of each Fixed  Allocation.  When  determining  the  Account  Value on any day other than a Fixed  Allocation's  Maturity  Date,  the
Account Value may include any Market Value  Adjustment that would apply to a Fixed  Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The Surrender Value of your Annuity is the value  available to you on any day during the  accumulation  period.  The Surrender Value is equal to your Account  Value minus the Annual  Maintenance  Fee and the charge for any optional  benefits.  The  Surrender  Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you  allocate  Account  Value  to a  Sub-account,  you are  purchasing  units  of the  Sub-account.  Each  Sub-account  invests exclusively  in  shares  of an  underlying  Portfolio.  The  value of the  Units  fluctuates  with the  market  fluctuations  of the
Portfolios.  The value of the Units  also  reflects  the daily  accrual  for the  Insurance  Charge and if you  elected  one or more optional  benefits  whose annual  charge is deducted  daily,  the  additional  charge made for such  benefits.  There may be several different  Unit Prices for each  Sub-account  to reflect the Insurance  Charge and the charges for any optional  benefits.  The Unit
Price for the Units you purchase will be based on the total  charges for the benefits  that apply to your  Annuity.  See the section entitled  "What Happens to My Units When There is a Change in Daily  Asset-Based  Charges?"  for a detailed  discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Each  Valuation  Day, we determine  the price for a Unit of each  Sub-account,  called the "Unit  Price." The Unit Price is used for determining  the value of  transactions  involving  Units of the  Sub-accounts.  We  determine  the number of Units  involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example
Assume you allocate  $5,000 to a Sub-account.  On the Valuation Day you make the allocation,  the Unit Price is $14.83.  Your $5,000 buys  337.154  Units of the  Sub-account.  Assume  that  later,  you wish to  transfer  $3,000  of your  Account  Value  out of that
Sub-account  and  into  another  Sub-account.  On the  Valuation  Day you  request  the  transfer,  the Unit  Price of the  original
Sub-account  has  increased to $16.79.  To transfer  $3,000,  we sell 178.677  Units at the current Unit Price,  leaving you 158.477
Units.  We then buy $3,000 of Units of the new  Sub-account  at the Unit Price of $17.83.  You would then have 168.255  Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee  Period,  we use the concept of an Interim  Value.  The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed  Allocation plus all interest  credited to a Fixed  Allocation as of the date  calculated.
The Interim  Value does not include the impact of any Market  Value  Adjustment.  If you made any  transfers or  withdrawals  from a
Fixed  Allocation,  the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were  withdrawn.  To determine  the Account Value of a Fixed  Allocation  on any day other than its Maturity  Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?
American Skandia is generally open to process  financial  transactions on those days that the New York Stock Exchange (NYSE) is open for  trading.  There  may be  circumstances  where  the NYSE  does not open on a  regularly  scheduled  date or time or closes at an earlier time than scheduled  (normally  4:00 p.m. EST).  Financial  transactions  requested  before the close of the NYSE which meet our requirements will be processed according to the value next determined  following the close of business.  Financial  transactions requested  on a  non-business  day or after the close of the NYSE will be  processed  based on the value next  computed  on the next business  day.  There may be  circumstances  when the  opening or closing  time of the NYSE is  different  than  other  major  stock exchanges,  such as NASDAQ or the  American  Stock  Exchange.  Under such  circumstances,  the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances  where the NYSE is open,  however,  due to inclement  weather,  natural  disaster or other  circumstances beyond  our  control,  our  offices  may  be  closed  or  our  business  processing  capabilities  may be  restricted.  Under  those circumstances,  your Account Value may fluctuate  based on changes in the Unit Values,  but you may not be able to transfer  Account
Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally  recognized  holidays:  New Year's Day, Martin Luther King, Jr. Day, Presidents' Day,
Good Friday,  Memorial Day,  Independence  Day,  Labor Day,  Thanksgiving,  and Christmas.  On those dates,  we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
|X|      trading on the NYSE is restricted;
|X|      an emergency exists making redemption or valuation of securities held in the separate account impractical; or
|X|      the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial  Purchase  Payments:  We are required to allocate  your initial  Purchase  Payment to the  Sub-accounts  within two (2) days after we receive  all of our  requirements  to issue the  Annuity.  If we do not have all the  required  information  to allow us to issue your  Annuity,  we may retain  the  Purchase  Payment  while we try to reach you or your  representative  to obtain all of our requirements.  If we are unable to obtain all of our  required  information  within  five (5) days,  we are  required  to return the
Purchase  Payment to you at that time,  unless you  specifically  consent to our retaining the Purchase  Payment while we gather the required  information.  Once we obtain the required  information,  we will invest the Purchase  Payment and issue the Annuity within two (2) days.  During any period that we are trying to obtain the required information, your money is not invested.

Additional  Purchase  Payments:  We will apply any  additional  Purchase  Payments on the Valuation Day that we receive the Purchase
Payment with satisfactory allocation instructions.

Scheduled Transactions:  "Scheduled" transactions include transfers under a Dollar Cost Averaging,  rebalancing, or asset allocation program,  Systematic Withdrawals,  Minimum Distributions or annuity payments.  Scheduled transactions are processed and valued as of the date they are scheduled,  unless the scheduled day is not a Valuation Day. In that case, the  transaction  will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled  Transactions:   "Unscheduled"  transactions  include  any  other  non-scheduled  transfers  and  requests  for  Partial
Withdrawals  or  Surrenders.  Unscheduled  transactions  are  processed and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Death  Benefits:  Death Benefit claims require our review and evaluation  before  processing.  We price such  transactions as of the date we receive at our Office all supporting documentation we require for such transactions and that are satisfactory to us.

Transactions in Rydex and ProFunds VP Sub-accounts:  Generally,  purchase or redemption orders or transfer requests must be received by us by no later than the close of the NYSE to be processed  on the current  Valuation  Day.  However,  any purchase or  redemption order or transfer  request  involving the Rydex or ProFunds VP  Sub-accounts  must be received by us no later than one hour prior to any announced  closing of the applicable  securities  exchange  (generally,  3:00 p.m.  Eastern time) to be processed on the current
Valuation  Day. The "cut-off"  time for such financial  transactions  involving a Rydex or ProFunds VP Sub-account  will be extended to 1/2hour prior to any announced  closing  (generally,  3:30 p.m. Eastern time) for transactions  submitted  electronically  through
American  Skandia's  Internet  website  (www.americanskandia.com).   You  cannot  request  a  transaction  involving  the  purchase, redemption  or transfer of Units in one of the Rydex or ProFunds VP  Sub-accounts  between the  applicable  "cut-off"  time and 4:00
p.m.  Transactions received after 4:00 p.m. will be treated as received by us on the next Valuation Day.

WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?

Termination of Optional  Benefits:  If you terminate the Guaranteed Return Option program or either Optional Death Benefit,  we will no longer  deduct the charge we apply to purchase  the  optional  benefit.  On the date the charge no longer  applies,  your Annuity will become subject to a different daily  asset-based  charge.  We will process a transaction  where your Account Value allocated to the Sub-accounts  will be used to purchase new Units of the Sub-accounts  that reflect the Insurance Charge and any optional benefit or program  still  elected,  but not the charge  for the  optional  benefit  or  program  that you  terminated.  The number of Units attributed  to your Annuity  will be decreased  and the Unit Price of each unit of the  Sub-accounts  in which you invested  will be increased.  The  adjustment in the number of Units and Unit Price will not affect your Account Value.  Beginning on that date,  your
Account  Value  will be  determined  based on the  change in the value of Units  that  reflect  the  Insurance  Charge and any other optional benefits that you have elected.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax  considerations  relating to this Annuity.  However,  since the tax laws are complex and tax consequences are affected by your individual  circumstances,  this summary of our interpretation of the relevant tax laws is not  intended  to be  fully  comprehensive  nor is it  intended  as tax  advice.  Therefore,  you  may  wish  to  consult  a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The Separate  Accounts are taxed as part of American  Skandia.  American Skandia is taxed as a life insurance  company under Part I, subchapter  L of the Code.  No taxes are due on  interest,  dividends  and  short-term  or  long-term  capital  gains  earned by the
Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code governs the taxation of annuities in general.  Taxation of the Annuity will depend in large part on:

1.       whether the Annuity is used by:
|X|      a qualified  pension plan,  profit  sharing plan or other  retirement  arrangement  that is eligible for special  treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
|X|      an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.       whether the Owner is:
|X|      an individual person or persons; or
|X|      an entity including a corporation, trust or partnership.

Individual  Ownership:  If one or more  individuals own an Annuity,  the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity  until an amount is received (a  "distribution").  This is  commonly  referred to as "tax  deferral".  A distribution  can be in the form of a lump sum payment  including  payment of a Death Benefit,  or in annuity  payments under one of the annuity payment options.  Certain other transactions may qualify as a distribution and be subject to taxation.

Entity  Ownership:  If the Annuity is owned by an entity and is not a Qualified  Contract,  generally  the Owner of the Annuity must currently  include  any  increase in the value of the Annuity  during a tax year in its gross  income.  An  exception  from  current taxation  applies for annuities held by an employer with respect to a terminated  tax-qualified  retirement plan, a trust holding an annuity as an agent for a natural  person,  or by a decedent's  estate by reason of the death of the decedent.  A tax-exempt  entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions  Before  Annuitization:  Distributions  received before annuity  payments begin are generally  treated as coming first from "income on the contract" and then as a return of the  "investment  in the  contract".  The amount of any  distribution  that is treated  as receipt of  "income  on the  contract"  is  includible  in the  taxpayer's  gross  income and  taxable in the year it is received.  The amount of any  distribution  treated as a return of the  "investment  in the  contract"  is not  includible  in gross income.

|X|      "Income on the  contract" is calculated by  subtracting  the  taxpayer's  "investment  in the contract"  from the aggregate value of all "related contracts" (discussed below).
|X|      "Investment  in the  contract"  is equal to  total  purchase  payments  for all  "related  contracts"  minus  any  previous distributions  or portions of such  distributions  from such  "related  contracts"  that were not  includible  in gross income.
     "Investment  in the  contract"  may be affected by whether an annuity or any  "related  contract"  was  purchased  as part of a tax-free  exchange of life insurance,  endowment,  or annuity  contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions  After  Annuitization:  A portion of each  annuity  payment  received on or after the Annuity  Date will  generally be taxable.  The taxable  portion of each annuity  payment is determined by a formula which  establishes the ratio that the "investment in the contract"  bears to the total value of annuity  payments to be made.  This is called the  "exclusion  ratio." The  investment in the contract is excluded  from gross income.  Any portion of an annuity  payment  received that exceeds the exclusion  ratio will be entirely  includible  in gross  income.  The formula for  determining  the  exclusion  ratio  differs  between fixed and variable annuity  payments.  When annuity  payments  cease  because of the death of the person upon whose life  payments are based and, as of the date of death,  the  amount of  annuity  payments  excluded  from  taxable  income by the  exclusion  ratio  does not exceed the
"investment in the contract," then the remaining  portion of unrecovered  investment may be allowed as a deduction on the decedent's final income tax return.

Penalty Tax on  Distributions:  Generally,  any  distribution  from an annuity  not used in  conjunction  with a Qualified  Contract
(Qualified  Contracts are  discussed  below) is subject to a penalty  equal to 10% of the amount  includible  in gross income.  This penalty does not apply to certain distributions, including:
|X|      Distributions made on or after the taxpayer has attained age 591/2;
|X|      Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;
|X|      Distributions attributable to the taxpayer's becoming disabled within the meaning of Code section 72(m)(7);
|X|      Distributions  which are part of a series of  substantially  equal periodic  payments for the life (or life  expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and the taxpayer's designated beneficiary;
|X|      Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;
|X|      Payments under an immediate annuity as defined in the Code;
|X|      Distributions under a qualified funding asset under Code Section 130(d); or
|X|      Distributions  from an annuity  purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules  applicable to "related  contracts":  Contracts  issued by the same insurer to the same contract owner within the same calendar year (other than certain  contracts owned in connection with a tax-qualified  retirement  arrangement) are to be treated as one annuity contract when determining the taxation of distributions  before  annuitization.  We refer to these contracts as "related contracts."  In situations  involving  related  contracts we believe that the values under such  contracts and the investment in the contracts  will be added  together to determine the proper  taxation of a  distribution  from any one contract  described  under the section  "Distributions  before  Annuitization."  Generally,  distributions  will be  treated  as coming  first  from  income on the contract  until all of the  income on all such  related  contracts  is  withdrawn,  and then as a return  of the  investment  in the contract.  There is some uncertainty  regarding the manner in which the Internal  Revenue Service would view related  contracts when one or more  contracts are immediate  annuities or are contracts that have been  annuitized.  The Internal  Revenue  Service has not issued guidance  clarifying this issue as of the date of this Prospectus.  You are  particularly  cautioned to seek advice from your own tax advisor on this matter.

Special  concerns  regarding  "substantially  equal  periodic  payments":  (also  known as  "72(t)" or  "72(q)"  distributions)  Any modification to a program of  distributions  which are part of a series of substantially  equal periodic  payments that occur before the later of the taxpayer  reaching age 59 1/2or five (5) years from the first of such payments will result in the  requirement to pay the 10%  premature  distribution  penalty  that would have been due had the payments  been  treated as subject to the 10%  premature distribution  penalty in the years  received,  plus  interest.  This does not apply when the  modification  is by reason of death or disability.  American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate  annuities:  The Internal Revenue Service has ruled that the immediate annuity exception to the
10% penalty described above under "Penalty Tax on Distributions" for  "non-qualified"  immediate annuities as defined under the Code may not apply to annuity payments under a contract  recognized as an immediate  annuity under state insurance law obtained  pursuant to an exchange of a contract if: (a) purchase  payments for the exchanged  contract  were  contributed  or deemed to be  contributed more than one year  prior to the  annuity  starting  date  under the  immediate  annuity;  and (b) the  annuity  payments  under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free  exchanges under Section 1035:  Section 1035 of the Code permits certain tax-free exchanges of a life insurance,  annuity or endowment  contract for an annuity.  If an annuity is purchased  through a tax-free exchange of a life insurance,  annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions  other than as annuity payments will be considered to come:
|X|      First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;
|X|      Then,  from any "income on the  contract"  that is  attributable  to the  purchase  payments  made prior to August 14, 1982
       (including income on such original purchase payments after the exchange);
|X|      Then, from any remaining "income on the contract"; and
|X|      Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore,  to the extent a distribution is equal to or less than the remaining  investment in the contract made prior to August 14,
1982,  such amounts are not included in taxable  income.  Further,  distributions  received  that are  considered  to be a return of investment on the contract from purchase  payments made prior to August 14, 1982, such  distributions are not subject to the 10% tax penalty.  In all other respects,  the general  provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial  surrenders  may be treated in the same way as tax-free  1035  exchanges of entire  contracts,  therefore  avoiding  current taxation  of any gains in the  contract  as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals.  The IRS has  reserved  the right to treat  transactions it considers abusive as ineligible for this favorable partial 1035 exchange  treatment.  We do not know what transactions may be considered  abusive.  For example,  we do not know how the IRS may view early withdrawals or annuitizations after a  partial  exchange.  As of the  date of this  prospectus,  we will  treat a  partial  surrender  of this  type  involving  a non-qualified  annuity  contract as a "tax-free"  exchange  for future tax  reporting  purposes,  except to the extent that we, as a reporting and withholding agent,  believe that we would be expected to deem the transaction to be abusive.  However,  some insurance companies may not recognize  these partial  surrenders  as tax-free  exchanges and may report them as taxable  distributions  to the extent of any gain  distributed  as well as subjecting the taxable  portion of the  distribution  to the 10% IRS early  distribution penalty.  We  strongly  urge you to  discuss  any  transaction  of this  type  with  your tax  advisor  before  proceeding  with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial  exchange from a life insurance  contract is eligible for  non-recognition  treatment  under Section 1035 of the Code. We will continue to report a partial  surrender of a life insurance policy as subject to current  taxation to the extent of any gain.  In addition,  please be cautioned  that no specific  guidance has been provided as to the impact of such a transaction  on the remaining  life  insurance  policy,  particularly  as to the subsequent methods  to be used to test for  compliance  under  the Code for both the  definition  of life  insurance  and the  definition  of a modified endowment contract.

Special  Considerations  for  Purchasers of the Enhanced  Beneficiary  Protection  Optional  Death  Benefit:  As of the date of this
Prospectus,  it is our understanding  that the charges related to the optional Death Benefit are not subject to current taxation and we will not  report  them as such.  However,  the IRS could  take the  position  that  these  charges  should be  treated as partial withdrawals  subject to current  taxation to the extent of any gain and, if  applicable,  the 10% tax penalty.  We reserve the right to report charges for the optional Death Benefit as partial  withdrawals if we, as a reporting and withholding  agent,  believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be suitable as a funding vehicle for various types of  tax-qualified  retirement  plans.  We have provided  summaries below of the  types of  tax-qualified  retirement  plans  with  which we may  issue an  Annuity.  These  summaries  provide  general information  about the tax rules and are not  intended to be  complete  discussions.  The tax rules  regarding  qualified  plans are complex.  These rules may include limitations on contributions and restrictions on distributions,  including  additional taxation of distributions  and  additional  penalties.  The  terms  and  conditions  of the  tax-qualified  retirement  plan  may  impose  other limitations  and  restrictions  that are in  addition  to the terms of the  Annuity.  The  application  of these  rules  depends  on individual  facts and  circumstances.  Before  purchasing an Annuity for use in a qualified  plan,  you should obtain  competent tax advice,  both as to the tax treatment and  suitability of such an investment.  American  Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Economic Growth and Tax Relief  Reconciliation  Act (EGTRRA):  Certain states do not conform to the pension  provisions  included in
EGTRRA.  We  recommend  that you consult with your tax advisor to  determine  the status of your state's  statutes as they relate to
EGTRRA and your tax qualified retirement plan.

Corporate  Pension and  Profit-sharing  Plans:  Annuities may be used to fund  employee  benefits of various  corporate  pension and profit-sharing  plans  established by corporate  employers  under Section 401(a) of the Code including  401(k) plans.  Contributions to such plans are not taxable to the employee until  distributions  are made from the retirement plan. The Code imposes  limitations on the amount that may be contributed  and the timing of  distributions.  The tax treatment of  distributions  is subject to special provisions of the Code, and also depends on the design of the specific  retirement plan.  There are also special  requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans:  Annuities  may also be used to fund  benefits of retirement  plans  established  by  self-employed  individuals  for themselves and their  employees.  These are commonly  known as "H.R. 10 Plans" or "Keogh Plans".  These plans are subject to most of the same types of limitations and  requirements as retirement  plans  established by corporations.  However,  the exact  limitations and requirements may differ from those for corporate plans.

Tax Sheltered  Annuities:  Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which  contributions may be  made  by  certain  qualifying  employers  such  as  public  schools  and  certain  charitable,  educational  and  scientific organizations  specified  in Section  501(c)(3)  for the  benefit of their  employees.  Such  contributions  are not  taxable to the employee  until  distributions  are made from the TSA.  The Code  imposes  limits on  contributions,  transfers  and  distributions.
Nondiscrimination requirements also apply.

Section 457 Plans:  Under Section 457 of the Code,  deferred  compensation  plans  established by governmental and certain other tax exempt  employers  for their  employees  may invest in annuity  contracts.  The Code limits  contributions  and  distributions,  and imposes  eligibility  requirements as well.  Contributions  are not taxable to employees until  distributed from the plan.  However, plan assets  remain the  property of the  employer  and are subject to the claims of the  employer's  general  creditors  until such assets are made available to participants or their beneficiaries.

Individual  Retirement  Arrangements  or "IRAs":  Section  408 of the Code allows  eligible  individuals  to maintain an  individual retirement  account  or  individual  retirement  annuity  ("IRA").  IRAs  are  subject  to  limitations  on the  amount  that may be contributed,  the  contributions  that may be deducted from taxable income,  the persons who may be eligible to establish an IRA and the time when  distributions  must commence.  Further,  an Annuity may be established  with "roll-over"  distributions  from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs:  A form of IRA is also  available  called a "Roth  IRA".  Contributions  to a Roth IRA are not tax  deductible.  However, distributions  from a Roth IRA are free from  Federal  income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first  contribution  was made or any conversion from a traditional  IRA was made and the  distribution is made
                                                                                                       ---
(a) once the taxpayer is age 59 1/2or older,  (b) upon the death or disability of the taxpayer,  or (c) for qualified  first-time home buyer expenses,  subject to certain  limitations.  Distributions  from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers  of IRAs and Roth  IRAs  will  receive a  special  disclosure  document,  which  describes  limitations  on  eligibility, contributions,  transferability  and  distributions.  It also  describes  the  conditions  under which  distributions  from IRAs and qualified  plans  may be  rolled  over or  transferred  into an IRA or  another  qualified  plan,  on a  tax-deferred  basis and the conditions  under which  distributions  from  traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs:  Eligible  employers  that meet  specified  criteria may  establish  Simplified  Employee  Pensions or SEP IRAs.  Employer
contributions  that may be made to employee SEP IRAs are larger than the amounts that may be  contributed  to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions  from  Qualified  Contracts are generally  taxed under  Section 72 of the Code.  Under these rules,  a portion of each distribution  may be excludable  from income.  The  excludable  amount is the proportion of a  distribution  representing  after-tax contributions.  Generally,  a 10% penalty tax applies to the taxable portion of a distribution from a Qualified  Contract made prior to age 59 1/2.  However, the 10% penalty tax does not apply when the distribution:
|X|      is part of a properly executed transfer to another IRA or another eligible qualified account;
|X|      is subsequent to the death or  disability  of the taxpayer (for this purpose  disability is as defined in Section  72(m)(7)
     of the Code);
|X|      is part of a series  of  substantially  equal  periodic  payments  to be paid not less  frequently  than  annually  for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;
|X|      is subsequent to a separation from service after the taxpayer attains age 55*;
|X|      does not exceed the employee's allowable deduction in that tax year for medical care;
|X|      is made to an alternate payee pursuant to a qualified domestic relations order*;
|X|      is made pursuant to an IRS levy;
|X|      is made to pay qualified acquisition costs for a first time home purchase (IRA only);
|X|      is made to pay qualified higher education expenses (IRA only); and
|X|      is not more than the cost of your medical insurance (IRA only).

The exceptions above which are followed by an asterisk (*) do not apply to IRAs.  Certain other exceptions may be available.

Minimum  Distributions  after age 70 1/2: A participant's  interest in a Qualified Contract must generally be distributed,  or begin to be distributed, by the "required beginning date".  This is April 1st of the calendar year following the later of:
|X|      the calendar year in which the individual attains age 70 1/2; or
|X|      the calendar  year in which the  individual  retires from service with the employer  sponsoring  the plan.  The  retirement option is not available to IRAs.

The IRS has released Treasury  regulations  containing new Minimum  Distribution rules. For Minimum  Distributions  required in 2003 and later,  individuals  are  required  to use the rules  under the 2002 Final  Regulations.  The 2002 Final  Regulations  contain a provision  which  could  increase  the  amount of minimum  distributions  required  for  certain  individuals.  Under the 2002 Final
Regulations,  individuals  are required to include in their annuity  contract  value the actuarial  value of any other benefits that will be provided  under the annuity.  We and other annuity  providers  are currently  seeking  clarification  of this new rule.  You should consult your tax adviser to determine the impact of this rule on your Minimum Distributions.

Under the new Minimum  Distribution  rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten (10)  years  younger  than the  participant.  In that case,  the new rules  permit  the  participant  to utilize the actual life  expectancies of the participant  and the spouse.  In most cases,  the beneficiary may be changed during the participant's  lifetime with no affect on the Minimum  Distributions.  At death,  the  designated  Beneficiary  may  generally  take
Minimum Distributions over his/her life expectancy or in a lump sum.

If the amount  distributed is less than the minimum  required  distribution for the year, the participant is subject to a 50% tax on the amount that was not properly  distributed.  Because of the many recent changes to the Minimum  Distribution  rules,  we strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification:  Section  817(h) of the Code provides that a variable  annuity  contract,  in order to qualify as an annuity,  must have an "adequately  diversified"  segregated asset account (including  investments in a mutual fund by the segregated asset account of  insurance  companies).  If the  diversification  requirements  under the Code are not met and the  annuity is not  treated as an annuity,  the  taxpayer  will be subject to income tax on the annual gain in the  contract.  The Treasury  Department's  regulations prescribe the  diversification  requirements  for variable  annuity  contracts.  We expect the underlying  mutual fund portfolios to comply with the terms of these regulations.

Transfers Between Investment  Options:  Transfers between investment  options are not subject to taxation.  The Treasury  Department may  promulgate  guidelines  under  which a variable  annuity  will not be treated as an annuity for tax  purposes  if persons  with ownership  rights have excessive  control over the  investments  underlying  such variable  annuity.  Such guidelines may or may not address the number of investment  options or the number of transfers  between  investment  options offered under a variable annuity.
It is not known whether such guidelines,  if in fact promulgated,  would have retroactive  effect. It is also not known what effect, if any, such guidelines may have on transfers  between the investment  options of the Annuity offered  pursuant to this  Prospectus.
We will take any action,  including  modifications to your Annuity or the  Sub-accounts,  required to comply with such guidelines if promulgated.

Federal  Income Tax  Withholding:  Section  3405 of the Code  provides  for  Federal  income  tax  withholding  on the  portion of a distribution  which is  includible  in the gross  income of the  recipient.  Amounts to be  withheld  depend  upon the nature of the distribution.  However,  under most  circumstances  a recipient  may elect not to have income  taxes  withheld or have income  taxes withheld at a different rate by filing a completed election form with us.

Certain  distributions,  known as  eligible  rollover  distributions,  from  Qualified  Contracts,  are  subject  to  automatic  20%
withholding for Federal income taxes. The following  distributions  are not eligible  rollover  distributions and not subject to 20%
withholding:
|X|      any portion of a distribution paid as a Minimum Distribution;
|X|      direct transfers to the trustee of another retirement plan;
|X|      distributions from an individual retirement account or individual retirement annuity;
|X|      distributions  made as  substantially  equal periodic  payments for the life or life  expectancy of the  participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;
|X|      distributions  that are part of a series of substantial  periodic  payments pursuant to Section 72(q) or 72(t) of the Code;
     and
|X|      certain other distributions where automatic 20% withholding may not apply.

Loans,  Assignments  and Pledges:  Any amount  received  directly or indirectly  as a loan from, or any  assignment or pledge of any portion of the value of, an annuity  before annuity  payments have begun is treated as a distribution  subject to taxation under the distribution  rules set forth  above.  Any gain in an annuity on or after the  assignment  or pledge of an entire  annuity and while such  assignment  or pledge  remains  in effect is  treated as  "income  on the  contract"  in the year in which it is  earned.  For annuities not issued as Qualified  Contracts,  the cost basis of the annuity is increased by the amount of any  assignment or pledge includible  in gross  income.  The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts:  The gift of an annuity to someone  other than the spouse of the owner (or former  spouse  incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax  Considerations:  You should obtain  competent tax advice with respect to possible  federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping  Transfers:  Under the Code  certain  taxes may be due when all or part of an  annuity is  transferred  to, or a death  benefit is paid to, an  individual  two or more  generations  younger than the  contract  holder.  These  generation-skipping transfers  generally  include those subject to federal estate or gift tax rules.  There is an aggregate $1.1 million  exemption from taxes for all such  transfers.  We may be required to determine  whether a  transaction  is a direct skip as defined in the Code and the amount of the  resulting  tax. We will  deduct from your  Annuity or from any  applicable  payment  treated as a direct skip any amount of tax we are required to pay.

Considerations  for Contingent  Annuitants:  There may be adverse tax consequences if a contingent  annuitant  succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor  qualifies  for preferred  treatment  under certain  sections of the Code.  In general,  the Code is designed  to prevent  indefinite  deferral  of tax.  Continuing  the benefit of tax  deferral by naming one or more contingent  annuitants  when the Annuity is owned by a  non-qualified  trust might be deemed an attempt to extend the tax deferral for an indefinite  period.  Therefore,  adverse tax treatment may depend on the terms of the trust, who is named as contingent  annuitant,  as well as the  particular  facts and  circumstances.  You should  consult your tax advisor  before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any  statements  and reports  required by applicable  law or  regulation  to you at your last known  address of record.  You should  therefore give us prompt notice of any address change.  We reserve the right, to the extent  permitted by law and subject to your prior  consent,  to provide  any  prospectus,  prospectus  supplements,  confirmations,  statements  and  reports  required  by applicable law or regulation to you through our Internet Website at  http://www.americanskandia.com  or any other electronic  means, including  diskettes or CD ROMs. We send a confirmation  statement to you each time a transaction  is made affecting  Account Value, such as making additional Purchase Payments,  transfers,  exchanges or withdrawals.  We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter.  We may confirm regularly  scheduled  transactions,  such as the Annual
Maintenance Fee, systematic withdrawals (including 72(t) payments and required minimum  distributions),  bank drafting,  dollar cost averaging,  and static  rebalancing,  in  quarterly  statements  instead  of  confirming  them  immediately.  You should  review the information in these statements  carefully.  You may request additional  reports.  We reserve the right to charge up to $50 for each such additional report.

Any errors or  corrections  on  transactions  for your  Annuity  must be  reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed  immediately,  we assume all transactions are accurate unless you notify us otherwise  within 30 days from the date you receive the  confirmation.  For  transactions  that are first confirmed on the quarterly  statement,  we assume all transactions are accurate unless you notify us within 30 days from the date you receive the quarterly  statement.  All transactions  confirmed  immediately or by quarterly statement are deemed conclusive after the applicable
30-day  period.  We may also send an annual report and a semi-annual  report  containing  applicable  financial  statements  for the
Separate Account and the Portfolios,  as of December 31 and June 30, respectively,  to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance  Corporation  ("American  Skandia") is a stock life insurance  company domiciled in Connecticut with licenses in all 50 states,  the District of Columbia and Puerto Rico.  American  Skandia is a  wholly-owned  subsidiary  of American
Skandia,  Inc.  ("ASI").  American Skandia markets its products to broker-dealers  and financial  planners through an internal field marketing staff. In addition,  American Skandia markets through and in conjunction  with financial  institutions  such as banks that are permitted directly, or through affiliates, to sell annuities.

American  Skandia is in the  business  of issuing  annuity  and life  insurance  products.  American  Skandia  currently  offers the following  products:  (a) flexible premium deferred  annuities and single premium fixed deferred  annuities that are registered with the SEC; (b) certain other fixed  deferred  annuities that are not  registered  with the SEC; (c) both fixed and variable  immediate adjustable annuities; and (d) a single premium variable life insurance policy that is registered with the SEC.

On December 20, 2002,  Skandia  Insurance  Company Ltd.  (publ),  an insurance  company  organized  under the laws of the Kingdom of
Sweden ("Skandia"),  and on that date, the ultimate parent company of American Skandia,  announced that it and Skandia U.S. Inc. had entered into a  definitive  Stock  Purchase  Agreement  with  Prudential  Financial,  Inc.,  a New Jersey  corporation  ("Prudential
Financial").  Under the terms of the Stock  Purchase  Agreement,  Prudential  Financial  will acquire  Skandia U.S. Inc., a Delaware corporation,  from Skandia.  Skandia U.S. Inc. is the sole  shareholder  of ASI,  which is the parent  company of American  Skandia.
The transaction is expected to close during the second quarter of 2003.

Prudential  Financial is a New Jersey  insurance  holding  company whose  subsidiary  companies serve  individual and  institutional customers  worldwide and include The Prudential  Insurance  Company of America,  one of the largest life insurance  companies in the
U.S. These companies offer a variety of products and services,  including life insurance,  property and casualty  insurance,  mutual funds, annuities,  pension and retirement related services and administration,  asset management,  securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services.

No company  other than  American  Skandia has any legal  responsibility  to pay amounts  that it owes under its annuity and variable life  insurance  contracts.  However,  following the closing of the  acquisition,  Prudential  Financial  will exercise  significant influence over the operations and capital structure of American Skandia.

WHAT ARE SEPARATE ACCOUNTS?
The separate  accounts are where American  Skandia sets aside and invests the assets of some of our annuities.  In the  accumulation period,  assets  supporting  Account Values of the Annuities are held in a separate account  established under the laws of the State of Connecticut.  We are the legal owner of assets in the separate  accounts.  In the payout period,  assets supporting fixed annuity payments  and any  adjustable  annuity  payments we make  available  are held in our general  account.  Assets  supporting  variable annuity  payment  options  may be invested in our  separate  accounts.  Income,  gains and losses  from  assets  allocated  to these separate  accounts are credited to or charged against each such separate account without regard to other income,  gains or losses of
American Skandia or of any other of our separate  accounts.  These assets may only be charged with liabilities  which arise from the
Annuities  issued by American  Skandia.  The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts.  However, the obligations themselves are our general corporate obligations.

Separate Account B
During the accumulation  period, the assets supporting  obligations based on allocations to the variable investment options are held in  Sub-accounts  of American  Skandia Life  Assurance  Corporation  Variable  Account B, also referred to as "Separate  Account B".
Separate  Account B was  established by us pursuant to Connecticut  law on November 25, 1987.  Separate  Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

Separate  Account B consists  of  multiple  Sub-accounts.  Each  Sub-account  invests  only in a single  mutual  fund or mutual fund portfolio.  The name of each  Sub-account  generally  corresponds  to the name of the  underlying  Portfolio.  Each  Sub-account  in
Separate  Account B has a different  level of charges  assessed  against such  Sub-accounts.  From  November 16, 1993,  the date the
Annuity was first  available,  until June 30, 1994 the  annualized  expenses  charged  against  the  Sub-accounts  under the Annuity totaled  1.90%.  This included  1.00% as an investment  allocation  services  charge and 0.90% for the  combination of mortality and expense risk, as well as administration  charges (we refer to this as the "Insurance  Charge").  Starting on July 1, 1994, the 1.00%
investment  allocation  services charge was no longer assessed,  so that the total annualized  charges under the Annuity were 0.90%.
As of May 1, 1998 the total  annualized  charges  were  further  reduced to 0.65%.  Separate  Account B is  registered  with the SEC under the  Investment  Company Act of 1940  ("Investment  Company Act") as a unit  investment  trust,  which is a type of investment company.  The SEC does not supervise investment policies, management or practices of Separate Account B.

Prior to November 18, 2002,  Separate Account B was organized as a single separate account with six different  Sub-account  classes, each of which was registered as a distinct unit  investment  trust under the  Investment  Company Act.  Effective  November 18, 2002
each  Sub-account  class of Separate  Account B will be consolidated  into the unit investment trust formerly named American Skandia
Life Assurance  Corporation  Variable  Account B (Class 1  Sub-accounts),  which will  subsequently be renamed American Skandia Life
Assurance  Corporation  Variable  Account B. Each  Sub-account  of Separate  Account B will have multiple Unit Prices to reflect the daily charge  deducted for each  combination of the applicable  Insurance  Charge,  Distribution  Charge (when  applicable)  and the charge for each optional benefit offered under Annuity  contracts  funded through Separate Account B. The  consolidation of Separate
Account B will have no impact on Annuity Owners.

We reserve the right to make  changes to the  Sub-accounts  available  under the Annuity as we determine  appropriate.  We may offer new  Sub-accounts,  eliminate  Sub-accounts,  or combine  Sub-accounts  at our sole  discretion.  We may also close  Sub-accounts to additional  Purchase  Payments on existing Annuity  contracts or close  Sub-accounts  for Annuities  purchased on or after specified dates.  We may also substitute an underlying  mutual fund or portfolio of an underlying  mutual fund for another  underlying  mutual fund or  portfolio  of an  underlying  mutual fund,  subject to our receipt of any  exemptive  relief that we are required to obtain under the Investment Company Act.  We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on  allocations to the  Sub-accounts  will vary with the investment  performance of the underlying  mutual funds or fund  portfolios,  as  applicable.  We do not  guarantee  the  investment  results of any  Sub-account.  Your Account Value allocated  to the  Sub-accounts  may increase or  decrease.  You bear the entire  investment  risk.  There is no assurance  that the
Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D
During the  accumulation  period,  assets  supporting our obligations  based on Fixed  Allocations are held in American Skandia Life
Assurance  Corporation  Separate  Account D, also  referred to as  "Separate  Account D".  Such  obligations  are based on the fixed interest  rates we credit to Fixed  Allocations  and the terms of the Annuities.  These  obligations do not depend on the investment performance of the assets in Separate Account D.  Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate  Account D. The Fixed  Allocations  are  guaranteed  by our  general  account.  An Annuity  Owner who allocates a portion of their Account  Value to Separate  Account D does not  participate  in the  investment  gain or loss on assets maintained  in  Separate  Account  D. Such gain or loss  accrues  solely to us. We retain  the risk that the value of the  assets in
Separate  Account D may drop below the reserves and other  liabilities we must maintain.  Should the value of the assets in Separate
Account D drop below the reserve and other  liabilities we must maintain in relation to the annuities  supported by such assets,  we will transfer  assets from our general  account to Separate  Account D to make up the  difference.  We have the right to transfer to our  general  account any assets of Separate  Account D in excess of such  reserves  and other  liabilities.  We maintain  assets in
Separate Account D supporting a number of annuities we offer.

We  currently  employ  investment  managers  to manage the  assets  maintained  in  Separate  Account  D. Each  manager we employ is responsible  for  investment  management  of a different  portion of  Separate  Account D. From time to time  additional  investment managers  may be employed or  investment  managers may cease being  employed.  We are under no  obligation  to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

We are not obligated to invest  according to specific  guidelines or strategies  except as may be required by Connecticut  and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each underlying  mutual fund is registered as an open-end  management  investment  company under the Investment  Company Act. Shares of the underlying  mutual fund portfolios are sold to separate  accounts of life insurance  companies  offering variable annuity and variable life insurance products.  The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights
We are the legal owner of the shares of the underlying  mutual funds in which the  Sub-accounts  invest.  However,  under SEC rules, you have voting  rights in relation  to Account  Value  maintained  in the  Sub-accounts.  If an  underlying  mutual fund  portfolio requests a vote of  shareholders,  we will vote our shares based on  instructions  received from Owners with Account Value allocated to that  Sub-account.  Owners have the right to vote an amount equal to the number of shares  attributable  to their  contracts.  If we do not receive voting  instructions  in relation to certain  shares,  we will vote those shares in the same manner and proportion as the shares  for which we have  received  instructions.  We will  furnish  those  Owners who have  Account  Value  allocated  to a
Sub-account  whose  underlying  mutual fund portfolio has requested a "proxy" vote with proxy  materials and the necessary  forms to provide us with their voting  instructions.  Generally,  you will be asked to provide instructions for us to vote on matters such as changes in a  fundamental  investment  strategy,  adoption  of a new  investment  advisory  agreement,  or matters  relating  to the structure of the underlying mutual fund that require a vote of shareholders.

American  Skandia  Trust (the  "Trust") has obtained an  exemption  from the  Securities  and Exchange  Commission  that permits its investment adviser,  American Skandia Investment Services,  Incorporated ("ASISI"),  subject to approval by the Board of Trustees of the Trust, to change  sub-advisors  for a Portfolio and to enter into new sub-advisory  agreements,  without  obtaining  shareholder approval of the changes.  This exemption (which is similar to exemptions  granted to other  investment  companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient  supervision  and management of the  sub-advisors by ASISI and the  Trustees.  The Trust is  required,  under the terms of the  exemption,  to  provide  certain  information  to  shareholders following these types of changes.

Material Conflicts
It is possible that  differences  may occur between  companies  that offer shares of an  underlying  mutual fund  portfolio to their respective  separate  accounts  issuing  variable  annuities  and/or  variable life insurance  products.  Differences may also occur surrounding the offering of an underlying  mutual fund portfolio to variable life insurance  policies and variable annuity contracts that we offer.  Under certain  circumstances,  these  differences could be considered  "material  conflicts," in which case we would take  necessary  action to protect  persons with voting rights under our variable  annuity  contracts  and variable  life  insurance policies  against  persons  with  voting  rights  under other  insurance  companies'  variable  insurance  products.  If a "material conflict" were to arise between owners of variable  annuity  contracts and variable life  insurance  policies  issued by us we would take  necessary  action to treat such  persons  equitably  in  resolving  the  conflict.  "Material  conflicts"  could  arise due to differences  in voting  instructions  between  owners of variable  life  insurance  and  variable  annuity  contracts of the same or different companies.  We monitor any potential conflicts that may exist.

Service Fees Payable to American Skandia
American  Skandia or our  affiliates  have  entered  into  agreements  with the  investment  adviser or  distributor  of many of the underlying  Portfolios.  Under the terms of these agreements,  American Skandia provides  administrative and support services to the
Portfolios for which a fee is paid that is generally based on a percentage of the average assets  allocated to the Portfolios  under the Annuity.  Any fees payable  will be  consistent  with the services  rendered or the  expected  cost savings  resulting  from the arrangement.  These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia  Marketing,  Incorporated  ("ASM"),  a wholly-owned  subsidiary of American  Skandia,  Inc., is the distributor and principal  underwriter of the securities  offered  through this  prospectus.  ASM acts as the distributor of a number of annuity and life  insurance  products we offer and both American  Skandia Trust and American  Skandia  Advisor  Funds,  Inc., a family of retail mutual  funds.  ASM also acts as an  introducing  broker-dealer  through  which it receives a portion of  brokerage  commissions  in connection  with  purchases  and sales of securities  held by  portfolios of American  Skandia Trust which are offered as underlying investment options under the Annuity.

ASM's principal business address is One Corporate Drive,  Shelton,  Connecticut 06484. ASM is registered as broker-dealer  under the
Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous  basis.  ASM enters into  distribution  agreements with  independent  broker-dealers  who are registered  under the Exchange Act and with entities that may offer the Annuity but are exempt from  registration.  Applications for the Annuity are solicited by registered  representatives of those firms. Such  representatives  will also be our appointed insurance agents under state insurance law.  In addition, ASM may offer the Annuity directly to potential purchasers.

Concessions  may be paid based on Account  Value.  The maximum  concession to be paid in connection  with the sale is 0.30% per year of the  Account  Value.  We may also  provide  compensation  for  providing  ongoing  service  to you in  relation  to the  Annuity.
Concessions  and other  compensation  paid in  relation  to the  Annuity  do not  result in any  additional  charge to you or to the
Separate Account.

In addition,  firms may receive  separate  compensation  or  reimbursement  for,  among other things,  training of sales  personnel, marketing or other services they provide to us or our affiliates.  We or ASM may enter into  compensation  arrangements with certain firms.  These  arrangements  will not be offered to all firms and the terms of such  arrangements may differ between firms. Any such compensation  will be paid by us or ASM and will not result in any additional  charge to you. To the extent  permitted by NASD rules and other  applicable laws and  regulations,  ASM may pay or allow other  promotional  incentives or payments in the form of cash or other compensation.

Advertising:  We may  advertise  certain  information  regarding  the  performance  of the  investment  options.  Details  on how we calculate  performance for the  Sub-accounts  are found in the Statement of Additional  Information.  This  information may help you review the performance of the investment  options and provide a basis for comparison with other  annuities.  This information may be less useful when  comparing  the  performance  of the  investment  options with other  savings or  investment  vehicles.  Such other investments  may not  provide  some of the  benefits  of  annuities,  or may not be  designed  for  long-term  investment  purposes.
Additionally  other savings or investment  vehicles may not be receive the  beneficial  tax treatment  given to annuities  under the
Code.

We may advertise the performance of the Portfolios in the form of "Standard" and  "Non-standard"  Total Returns  calculated for each
Sub-account.  "Standard Total Return" figures assume a hypothetical  initial  investment of $1,000 allocated to a Sub-account during the most recent,  one, five and ten year periods (or since the inception  date that the Portfolio has been offered as a Sub-account, if less).  "Standard Total Return" figures assume that the applicable  Insurance Charge and the Annual  Maintenance Fee are deducted and that the Annuity is  surrendered  at the end of the applicable  period,  meaning that any Contingent  Deferred Sales Charge that would apply upon surrender is also deducted.  Since the Annuity does not deduct a Contingent  Deferred Sales Charge upon  surrender, no such charge is deducted when  calculating  Standard Total Returns.  "Non-standard  Total Return"  figures include any performance figures that do not meet the SEC's rules for Standard  Total Returns.  Non-standard  Total Returns are calculated in the same manner as  standardized  returns  except that the figures may not reflect all fees and charges.  Standard and  Non-standard  Total  Returns will not reflect the additional  asset-based  charges that are deducted when you elect any optional  benefits.  The additional  cost associated with any optional  benefits you elected will reduce your performance.  Non-standard  Total Returns must be accompanied by
Standard Total Returns.

Some of the  underlying  Portfolios  existed  prior to the  inception  of these  Sub-accounts.  Performance  quoted  in  advertising regarding  such  Sub-accounts  may indicate  periods during which the  Sub-accounts  have been in existence but prior to the initial offering of the Annuities,  or periods during which the underlying  Portfolios  have been in existence,  but the  Sub-accounts  have not. Such hypothetical  historical  performance is calculated using the same assumptions  employed in calculating actual performance since inception of the  Sub-accounts.  Hypothetical  historical  performance of the underlying  Portfolios prior to the existence of the Sub-accounts may only be presented as Non-standard Total Returns.

We may advertise the  performance  of money  market-type  Sub-accounts  using a measure of the "current and  effective  yield".  The current yield of a money  market-type  Sub-account  is  calculated  based upon the previous  seven-day  period ending on the date of calculation.  The effective yield of a money  market-type  Sub-account  reflects the  reinvestment of net income earned daily on the assets of such a  Sub-account.  The current  and  effective  yields  reflect the  Insurance  Charge and the charge for any  optional benefits (if  applicable)  deducted  against the  Sub-account.  In a low interest  rate  environment,  yields for money  market-type
Sub-accounts,  after  deduction of the Insurance  Charge,  and the charge for any optional  benefits (if applicable) may be negative even though the yield (before  deducting for such charges) is positive.  Current and effective  yield  information  will  fluctuate.
This information may not provide a basis for comparisons with deposits in banks or other  institutions  which pay a fixed yield over a stated period of time, or with investment  companies which do not serve as underlying  mutual funds for variable  annuities and/or do not have additional asset-based charges deducted for the insurance protection provided by the Annuity.

Performance  information on the Sub-accounts is based on past performance only and is not an indication or  representation of future performance.  Performance of the Sub-accounts is not fixed.  Actual  performance  will depend on the type,  quality and, for some of the  Sub-accounts,  the maturities of the investments held by the underlying  mutual funds or portfolios and upon prevailing  market conditions and the response of the underlying  mutual funds to such  conditions.  Actual  performance will also depend on changes in the expenses of the underlying  mutual funds or portfolios.  Such changes are reflected,  in turn, in the Sub-accounts  which invest in such  underlying  mutual  fund or  portfolio.  In  addition,  the total  amount of  asset-based  charges  assessed  against  each
Sub-account will affect performance.

The information we may advertise  regarding the Fixed  Allocations  may include the then current  interest rates we are crediting to new Fixed  Allocations.  Information  on  current  rates  will be as of the date  specified  in such  advertisement.  Rates  will be included in  advertisements  to the extent  permitted by law. Given that the actual rates  applicable to any Fixed Allocation are as of the date of any such Fixed  Allocation's  Guarantee  Period begins,  the rate credited to a Fixed  Allocation may be more or less than those quoted in an advertisement.

Advertisements  we distribute may also compare the  performance of our  Sub-accounts  with: (a) certain  unmanaged  market  indices, including but not limited to the Dow Jones Industrial  Average,  the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond
Index,  the Frank Russell  non-U.S.  Universal Mean, the Morgan Stanley  Capital  International  Index of Europe,  Asia and Far East
Funds, and the Morgan Stanley Capital  International World Index; and/or (b) other management  investment  companies with investment objectives  similar to the mutual fund or portfolio  underlying the  Sub-accounts  being compared.  This may include the performance ranking assigned by various publications,  including but not limited to the Wall Street Journal,  Forbes,  Fortune, Money, Barron's,
Business Week, USA Today and  statistical  services,  including but not limited to Lipper  Analytical  Services Mutual Funds Survey,
Lipper Annuity and Closed End Survey,  the Variable  Annuity Research Data Survey,  SEI, the Morningstar  Mutual Fund Sourcebook and
the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance  Corporation may advertise its rankings and/or ratings by independent  financial  ratings  services.
Such rankings may help you in evaluating  our ability to meet our  obligations in relation to Fixed  Allocations,  pay minimum death benefits,  pay annuity  payments or administer  Annuities.  Such rankings and ratings do not reflect or relate to the performance of
Separate Account B.

AVAILABLE INFORMATION
A Statement of  Additional  Information  is available  from us without  charge upon your  request.  This  Prospectus  is part of the registration  statement we filed with the SEC regarding this offering.  Additional  information on us and this offering is available in those  registration  statements and the exhibits  thereto.  You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference  Section,  450 Fifth Street N.W.,  Washington,  D.C., 20549. You may inspect and copy those  registration statements  and  exhibits  thereto at the SEC's  public  reference  facilities  at the above  address,  Room 1024,  and at the SEC's
Regional Offices,  The Woolworth Building,  233 Broadway,  New York, NY and 175 W. Jackson Boulevard,  Suite 900, Chicago, IL. These
documents,   as  well  as  documents  incorporated  by  reference,   may  also  be  obtained  through  the  SEC's  Internet  Website
(http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the extent and only to the extent that any statement in a document  incorporated  by reference  into this  Prospectus is modified or  superseded  by a statement in this  Prospectus  or in a  later-filed  document,  such  statement is hereby deemed so modified or superseded and not part of this  Prospectus.  The Annual Report on Form 10-K for the year ended December 31, 2002  previously  filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents  incorporated  by reference in this  Prospectus,  including any exhibits to such documents which have been  specifically  incorporated by reference.  We will do so upon receipt of your written or oral request.

HOW TO CONTACT US
You can contact us by:
|X|      calling Skandia's Telephone Automated Response System (STARS) at 1-800-766-4530.
|X|      writing  to us via  regular  mail at  American  Skandia  -  Variable  Annuities,  P.O.  Box 7040,  Bridgeport,  Connecticut
       06601-7040 OR for express mail American  Skandia - Variable  Annuities,  One Corporate  Drive,  Shelton,  Connecticut  06484.
       NOTE: Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
|X|      sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com
|X|      accessing information about your Annuity through our Internet Website at www.americanskandia.com

You can obtain account information  through Skandia's  Telephone  Automated Response System (STARS) and at  www.americanskandia.com, our  Internet  Website.  Our  Customer  Service  representatives  are also  available  during  business  hours to  provide  you with information  about your account.  You can request certain  transactions  through our telephone voice response  system,  our Internet
Website  or  through  a  customer  service  representative.  You  can  provide  authorization  for a  third  party,  including  your attorney-in-fact  acting  pursuant to a power of attorney or an  investment  professional,  to access your account  information  and perform certain  transactions on your account.  You will need to complete a form provided by us which identifies those  transactions that you wish to authorize via telephonic  and electronic  means and whether you wish to authorize a third party to perform any such transactions.  We require that you or your  representative  provide proper  identification  before performing  transactions over the telephone  or through our Internet  Website.  This may include a Personal  Identification  Number (PIN) that will be provided to you upon issue of your  Annuity or you may  establish  or change your PIN through  STARS and at  www.americanskandia.com,  our  Internet
Website.  Any third party that you  authorize  to perform  financial  transactions  on your  account will be assigned a PIN for your account.

Transactions  requested  via  telephone are recorded.  To the extent  permitted by law, we will not be  responsible  for any claims, loss,  liability or expense in connection with a transaction  requested by telephone or other  electronic  means if we acted on such transaction  instructions  after following  reasonable  procedures to identify those persons  authorized to perform  transactions on your  Annuity  using  verification  methods  which may  include a request  for your  Social  Security  number,  PIN or other form of electronic  identification.  We may be liable for losses due to  unauthorized  or fraudulent  instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic,  facsimile,  Internet or any other electronic  information or that we will be able to accept  transaction  instructions  via such means at all times.  Regular  and/or  express  mail will be the only means by which we will accept  transaction  instructions when telephonic,  facsimile,  Internet or any other electronic means are unavailable or delayed.  American  Skandia  reserves the right to limit,  restrict or  terminate  telephonic,  facsimile,  Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION
Insofar as  indemnification  for  liabilities  arising under the Securities Act of 1933 (the  "Securities  Act") may be permitted to directors,  officers or persons  controlling the registrant pursuant to the foregoing  provisions,  the registrant has been informed that in the opinion of the SEC such  indemnification  is against  public policy as expressed in the  Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this  Prospectus,  American  Skandia and its affiliates are not involved in any legal  proceedings  outside of the ordinary course of business.  American  Skandia and its affiliates are involved in pending and threatened  legal  proceedings in the normal course of its business,  however,  we do not anticipate that the outcome of any such legal  proceedings  will have a material adverse  affect on the  Separate  Account,  or American  Skandia's  ability to meet its  obligations  under the  Annuity,  or on the distribution of the Annuity.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
|X|      American Skandia Life Assurance Corporation
|X|      American Skandia Life Assurance Corporation Variable Account B
|X|      American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
|X|      Current and Effective Yield
|X|      Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
|X|      How We Calculate the Market Value Adjustment

General Information
|X|      Voting Rights
|X|      Modification
|X|      Deferral of Transactions
|X|      Misstatement of Age or Sex
|X|      Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements
|X|      Appendix A - American Skandia Life Assurance Corporation Variable Account B

                                     APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA (dollars in thousands)

The following table summarizes information with respect to the operations of the Company:

                                                       For the Year Ended December 31,
                                      2002            2001            2000           1999           1998
                                      ----            ----            ----           ----           ----
STATEMENTS OF INCOME DATA
Revenues:
Annuity and life insurance       $    370,004     $    388,696   $    424,578    $    289,989   $    186,211
   charges and fees (a) (b)
Fee income (b)                         97,650          111,196        130,610          83,243         50,839
Net investment income                  19,632           20,126         18,595          11,477         11,130
Net realized capital (losses)
   gains and other revenues (e)        (7,438)           2,698          4,195           3,688          1,360
                                 -------------    ------------   ------------    ------------   ------------

Total revenues                   $    479,848     $    522,716   $    577,978    $    388,397   $    249,540
                                 ============     ============   ============    ============   ============

Benefits and Expenses:
Annuity and life insurance       $      3,391     $      1,955   $        751    $        612   $        558
benefits
Change in annuity and life
   insurance policy reserves            2,741          (39,898)        49,339            (671)         1,053
   (c)
Guaranteed minimum death
   benefit claims, net of              23,256           20,370          2,618           4,785              -
   hedge (b)
Return credited to contract             5,196            5,796          8,463          (1,639)        (8,930)
owners
Underwriting, acquisition and
   other insurance expenses           188,728          196,755        150,597         125,434         86,306
Amortization of deferred
   acquisition costs (b) (d)          510,059          224,047        184,616          83,861         86,628
Interest expense                       14,544           73,424         85,998          69,502         41,004
                                 ------------     ------------   ------------    ------------   ------------

Total benefits and expenses      $    747,915     $    482,449   $    482,382    $    281,884   $    206,619
                                 ============     ============   ============    ============   ============

Income tax (benefit) expense     $   (102,810)    $      7,168   $     30,779    $     30,344   $      8,154
                                 ============     ============   ============    ============   ============

Net (loss) income                $   (165,257)    $     33,099   $     64,817    $     76,169   $     34,767
                                 ============     ============   ============    ============   ============

STATEMENTS OF FINANCIAL
CONDITION DATA
Total assets (b)                 $ 23,708,585     $ 28,009,782   $ 31,702,705    $ 30,881,579   $ 18,848,273
                                 ============     ============   ============    ============   ============

Future fees payable to parent    $    708,249     $    799,472   $    934,410    $    576,034   $    368,978
                                 ============     ============   ============    ============   ============

Surplus notes                    $    110,000     $    144,000   $    159,000    $    179,000   $    193,000
                                 ============     ============   ============    ============   ============

Shareholder's equity             $    683,061     $    577,668   $    496,911    $    359,434   $    250,417
                                 ============     ============   ============    ============   ============

a.       On annuity and life insurance sales of $3,472,044, $3,834,167, $8,216,167, $6,862,968, and $4,159,662, during the years ended December 31, 2002, 2001, 2000, 1999, and 1998, respectively, with contract owner assets under management of $21,894,636,
     $26,017,847, $29,751,822, $29,396,693, and $17,854,761, as of December 31, 2002, 2001, 2000, 1999, and 1998, respectively.
b.       These items are significantly impacted by equity market volatility.
c.       For the year ended December 31, 2000, change in annuity and life insurance policy reserves reflected increases to those reserves for guaranteed minimum death benefit ("GMDB") exposure.  For the year ended December 31, 2001, the Company changed certain of its assumptions related to its GMDB exposure resulting in a benefit to operations.  See Results of Operations in
     Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") for a further discussion.
d.       During the year ended December 31, 2002, the Company recorded an acceleration of amortization of $206,000 against the deferred acquisition cost asset.  See the MD&A for a further discussion.
e.       Net realized capital (losses) gains and other revenues include $5,845 of net realized capital losses on sales of securities during 2002 and an other than temporary impairment charge of $3,769 recorded during 2002 on the Company's equity securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (dollars in thousands)

Management's  Discussion  and Analysis of Financial  Condition  and Results of  Operations  should be read in  conjunction  with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

 Results of Operations
 ---------------------

Annuity and life insurance sales were  $3,472,044,  $3,834,167 and $8,216,167,  in 2002, 2001 and 2000,  respectively.  The decrease in sales in 2002 and 2001 was  primarily  the result of the general  decline in sales in the  industry,  attributed in large part to the continued  uncertainty in the equity markets. In addition,  the Company believes uncertainty  regarding its future ownership has adversely  impacted  sales,  primarily  in the latter  part of 2002.  The  Company  announced,  in the first  quarter  of 2002,  its intention to focus on the growth of its core variable annuity business.

Average assets under management totaled  $23,637,559 in 2002,  $26,792,877 in 2001 and $31,581,902 in 2000,  representing a decrease of 12% and 15% in 2002 and 2001,  respectively,  due primarily to weak equity  markets.  The decrease in annuity and life  insurance charges and fees and fee income before  surrender  charge income and  reinsurance  was  consistent  with the decline in assets under management.  Surrender  charge income  increased in 2002 as compared to 2001.  This was caused by higher lapses when compared to the applicable  prior year periods,  and was primarily  attributable,  the Company  believes,  to concerns by contract  holders,  rating agencies and the Company's  distribution  channels,  surrounding  the  uncertainty  in the equity markets and its impact on variable annuity  companies  generally and, prior to the  announcement of the Acquisition,  uncertainty  concerning the Company's future (See
Liquidity and Capital Resources for rating agency actions).

Net realized  capital losses in 2002 were primarily  from $9,593 of losses on sales and $3,769 of  other-than-temporary  impairments of mutual fund  investments  that are held in support of a deferred  compensation  program for certain of the  Company's  employees.
The deferred  compensation  program losses were offset by net gains of $3,746 during 2002 on sales of fixed maturities.  Included in those net gains on sales of fixed maturities for 2002, was a realized loss of approximately  $1,236 on the sale of a WorldCom,  Inc.
bond. The net capital gains in 2001 related  primarily to sales of fixed maturity  investments,  were partially  offset by losses on securities in the fixed  maturity  portfolio.  The most  significant  loss was $2,636 related to Enron  securities.  In addition net realized  capital  losses  of $3,534 in 2001  were  incurred  due to sales of mutual  fund  holdings  in  support  of the  Company's non-qualified deferred compensation program.

The change in annuity and life insurance policy reserves  includes  changes in reserves related to annuity  contracts with mortality risks.  During 2001, the Company's  Guaranteed Minimum Death Benefit ("GMDB") reserve decreased $43,984,  as the result of an update of certain  reserve  assumptions as to risks inherent in the benefit.  Previous  assumptions  had been based on statutory  valuation principles as an approximation  for U.S. GAAP. In addition,  future  mortality rates were lowered in 2001 to reflect  favorable past experience.  However,  offsetting  the  resulting  increase in earnings  and equity as a result of changes in the GMDB  liability in
2001,  assumptions  related to GMDB claim  costs were also  updated in the  calculation  of the  deferred  acquisition  cost  asset, resulting in additional amortization of this asset.

The Company uses  derivative  instruments,  which  consist of equity  option  contracts for risk  management  purposes,  and not for trading or  speculation.  The Company hedges the economic GMDB exposure  associated  with equity market  fluctuations.  GMDB claims, net of hedge,  consist of GMDB claims offset by the mark to market and realized  capital  gain/loss  results of the Company's option contracts.  During 2002 and 2001,  the  fluctuations  in GMDB  claims,  net of hedge,  were  driven by an increase in hedge  related benefits of $19,776 and  $14,646,  respectively.  Hedge  related  benefits  were  partially  offset by  increases  in GMDB claims of
$22,662 and $32,398 during 2002 and 2001, respectively.

Return credited to contract owners consists  primarily of net investment  results from the Company's  fixed,  market value adjusted, separate account  investment  option and changes in the Company's  experience rated  reinsurance  receivables.  The decrease in 2002 was primarily due to increased net investment  results on the Company's fixed,  market value adjusted,  separate account  investment option.  As the equity markets decline,  movement from variable  investment  options to fixed investment  options,  primarily due to one of the  Company's  product  features,  has  increased  the assets  invested in the fixed  separate  account  investment  option.
Included in 2002 net investment results is $9,849 of realized and unrealized losses on certain  securities,  of which $5,427 related to  WorldCom,  Inc.  bonds.  The  increase  in net  investment  results  was  partially  offset by a decrease  in  experience  rated reinsurance  receivables  in 2002 due to unfavorable  experience on certain blocks of variable  annuity  business.  In 2001,  return credited to contract  owners  decreased  primarily  due to favorable  experience  on certain  blocks of variable  annuity  contracts increasing the experience rated reinsurance  receivable.  Partially  offsetting the 2001 decrease is net investment losses of $1,662 related to Enron securities.

Underwriting, acquisition and other insurance expenses for 2002, 2001 and 2000 were as follows:

                                                        2002              2001               2000
                                                        ----              ----               ----
Commissions and purchase credits                         $   287,612       $   248,187         $   430,743
General operating expenses                                   145,438           157,704             214,957
Acquisition costs deferred                                  (244,322)         (209,136)           (495,103)
                                                         -----------       -----------         -----------
Underwriting,   acquisition   and   other   insurance
     expenses                                            $   188,728       $   196,755         $   150,597
                                                         ===========       ===========         ===========

New products  launched,  as well as a larger  proportion of sales of products with higher  commissions as compared to 2001 led to an increase in  commissions  and purchase  credits  during  2002.  Lower sales and asset  levels led to a decrease in  commissions  and purchase credits during 2001.  Partially  offsetting this decline in 2001, the company launched a commission  promotion program that increased  commissions  as a percentage of new sales.  Commission  promotions in 2002 were  approximately  equivalent as compared to
2001.

General  operating  expenses  decreased  during  2002 and 2001 as a result of lower  sales-based  compensation,  as well as  expense reduction  programs  implemented during 2001 and continued strong expense  management in 2002.  Variable  compensation and long-term incentive plan expenses have decreased due to the slowdown in sales and the decline in the equity markets.

Amortization  of deferred  acquisition  costs  increased over the past two years, in general,  due to the further  depressed  equity markets in 2002 and 2001,  thereby  decreasing  expectations  of future gross profits and actual gross profits from asset based fees and  increased  expected and actual claim costs  associated  with minimum death benefit  guarantees.  During 2002,  the Company also performed a  recoverability  study and an analysis of its  short-term  assumptions  of future  gross  profits and  determined  those assumptions  of future  profits  to be  excessive.  This  analysis  resulted  in a current  year  acceleration  of  amortization  of
$206,000.  During 2002 and 2001,  the Company  also updated its future  estimated  gross  profits with respect to certain  mortality assumptions  reflecting  actual  experience and the decline in the equity markets  resulting in additional  increased  amortization.
See Note 2 of Notes to Consolidated Financial Statements for a further discussion on amortization of deferred acquisition costs.

Interest  expense  decreased during 2002 primarily due to lower interest expense related to the future fees payable to ASI liability
(See Note 8). Interest  expense on these  obligations is driven by the cash flows from the underlying  annuity  contracts  acting as collateral.  Due to the depressed  asset values of those annuity  contracts  driven by the decline in the equity  markets,  the cash flows, and therefore the interest  expense,  decreased from prior year levels.  Interest expense  decreased in 2001 as a result of a reduction in borrowing.

The Company's  income tax  (benefit)  expense  varies  directly with  increases or decreases in (loss) income from  operations.  The effective income tax rate varied from the corporate rate of 35% due primarily to the deduction for dividends received.

Total assets and  liabilities  decreased  $4,301,197 and  $4,406,590,  respectively,  from December 31, 2001.  This change  resulted primarily from the declining equity markets.

 Significant Accounting Policies
 -------------------------------

 Deferred Acquisition Costs

The costs of acquiring  new business,  which vary with and are primarily  related to new business  generated,  are deferred,  net of reinsurance.  These costs include  commissions,  purchase  credits,  costs of contract  issuance,  and certain selling expenses that vary with production.

The Company uses the  retrospective  deposit  method for  amortizing  deferred  acquisition  costs.  This method results in deferred acquisition  costs being  amortized in proportion to expected gross profits from surrender  charges and policy and asset based fees, net of  operating  and claim  costs.  The  deferred  acquisition  cost asset is  adjusted  retrospectively  and  prospectively  when estimates  of current and future  gross  profits to be realized  from a group of  products  are  revised.  Critical  assumptions  in estimating  gross profits  include those for  surrenders,  long-term fund growth rate,  expenses and death  benefits.  The long-term fund growth rate, in large part,  determines  the estimated  future asset levels on which the most  significant  revenues are based.
The Company's  long-term fund growth rate assumption is 8% (net of charges assessed  against the underlying  mutual fund, but before charges assessed at the separate  account and contract  level).  When current period actual asset growth is greater or less than the
Company's  long-term  expectation,  the Company adjusts the short-term asset growth rate to a level that will allow the Company,  in the short-term,  to resume the long-term asset growth rate  expectation.  The short-term asset growth rate is subject to constraints surrounding  actual market  conditions.  If the Company's  long-term fund growth rate assumption was 7% instead of 8%, the Company's deferred acquisition cost asset at December 31, 2002 would be reduced by $26,273.

 Future Fees Payable to ASI

In a series of  transactions  with ASI,  the Company  transferred  certain  rights to receive a portion of future fees and  contract charges expected to be realized on designated blocks of deferred annuity contracts.

The proceeds  from the  transfers  have been recorded as a liability and are being  amortized  over the remaining  surrender  charge period of the  designated  contracts  using the interest  method.  The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

In connection with these  transactions,  ASI, through special purpose trusts,  issued  collateralized  notes in private  placements, which are secured by the rights to receive future fees and charges purchased from the Company.

Under the terms of the securitization  purchase  agreements,  the rights  transferred  provide for ASI to receive a percentage (60%,
80% or 100% depending on the underlying  commission  option) of future  mortality and expense charges and contingent  deferred sales charges,  after  reinsurance,  expected to be realized  over the  remaining  surrender  charge  period of the  designated  contracts
(generally  6 to 8 years).  The  liability  for future fees payable to ASI at the balance  sheet date is based on the  consideration received less principal  repayments  according to amortization  schedules that were developed at the inception of the  transactions.
If actual  mortality  and expense  charges and  contingent  deferred  sales  charges are less than those  projected  in the original amortization  schedules,  calculated on a transaction  by transaction  basis,  ASI has no recourse  against the Company.  As account values  associated  with the  designated  contracts  have  declined,  consistent  with the  overall  decline in the equity  markets, historical  mortality  and  expense  charges  have been lower than  expected  on certain  transactions  and it is likely that future mortality and expense  charges,  on those same  transactions,  will be lower than originally  projected.  As a result,  the ultimate cash flows  associated  with these  transactions  that will  transfer  to ASI may be lower than the current  carrying  amount of the liability.

The Company has determined,  using  assumptions for lapses,  mortality,  free  withdrawals and a long-term fund growth rate of 8% on the Company's assets under management, that the present value of future payments to ASI would be $429,773.

 Deferred Taxes

The Company  evaluates the necessity of recording a valuation  allowance against its deferred tax asset in accordance with Statement of Financial  Accounting  Standards No. 109,  Income Taxes ("SFAS 109"). In performing this  evaluation,  the Company  considers all available  evidence  in making  the  determination  as to  whether  it is more  likely  than not that  deferred  tax  assets are not realizable.  For the Company,  that evidence  includes:  cumulative  U.S. GAAP pre-tax  income in recent years past,  whether or not operating  losses have expired  unused in the past,  the length of  remaining  carryback or  carryforward  periods,  and net taxable income or loss  expectations  in early future years.  The net taxable  income or loss  projections  are based on profit  assumptions consistent with those used to amortize deferred acquisition costs (see above discussion on deferred acquisition costs).

As of December 31, 2002, the Company has  approximately  $361,000  gross  deferred tax assets  related  principally to net operating loss  carryforwards  that  expire  in 2016 and 2017 and  insurance  reserve  differences.  After  considering  the  impact  of gross reversing  temporary  liabilities of $323,000,  the Company  estimates that the Company will generate  sufficient  taxable income to fully utilize gross deferred tax assets within 2 years (prior to the expiration of the net operating losses).

 Liquidity and Capital Resources
 -------------------------------

The Company's liquidity requirements have generally been met by cash from insurance operations,  investment  activities,  borrowings from ASI, reinsurance, capital contributions and securitization transactions with ASI (see Note 8).

The  Company's  cash from  insurance  operations  is primarily  comprised of fees  generated  off of assets under  management,  less commission  expense on sales,  sales and marketing  expenses and other operating  expenses.  Fund  performance  driven by the equity markets  directly impact assets under management and therefore,  the fees the Company can generate off of those assets.  During 2002 and 2001, assets under management  declined  consistent with the equity market declines resulting in reductions in fee revenues.  In addition,  the  equity  markets  impact  sales  of  variable  annuities.  As sales  have  declined  in a  declining  equity  market, non-promotional  commission  expense  declined,  however,  in order to boost sales  levels,  the Company has offered  various  sales promotions increasing the use of cash for commission expense.

In order to fund the cash strain  generated from  acquisition  costs on current sales, the Company has relied on cash generated from its direct insurance  operations as well as reinsurance and securitization  transactions.  The Company has used modified coinsurance reinsurance  arrangements  whereby the  reinsurer  shares in the  experience  of a specified  book of  business.  These  reinsurance transactions  result in the Company  receiving  from the reinsurer an upfront  ceding  commission  on the book of business  ceded in exchange for the reinsurer  receiving , the future fees  generated from that book of business.  These  reinsurance  agreements  also mitigate the recoverability  risk associated with the payment of up-front  commissions and other acquisition costs.  Similarly,  the
Company has entered into securitization  transactions  whereby the Company issues to ASI, in exchange for cash, the right to receive future fees  generated  off of a specific  book of  business.  On April 12,  2002,  the Company  entered  into a new  securitization transaction  with ASI. This  transaction  covers  designated  blocks of business  issued from November 1, 2000 through  December 31,
2001.  The  estimated  present  value of the  transaction  at April 12,  2002,  using a discount  rate of 6.00%,  was  approximately
$101,713.

As of December 31, 2002, 2001 and 2000, the Company had short-term  borrowings of $10,000,  $10,000 and $10,000,  respectively,  and had  long-term  surplus notes  liabilities  of $110,000,  $144,000 and $159,000,  respectively.  During 2002,  the Company  borrowed
$263,091 and paid back $263,091  related to short-term  borrowing.  During 2002 and 2001, the Company  received  permission from the
State of Connecticut  Insurance Department to pay down surplus notes in the amount of $34,000 and $15,000,  respectively.  See Notes
14 and 15 of Notes  to  Consolidated  Financial  Statements  for  more  information  on  surplus  notes  and  short-term  borrowing, respectively.

As of December 31, 2002, 2001 and 2000,  shareholder's  equity totaled $683,061,  $577,668 and $496,911,  respectively.  The Company received capital  contributions  of $259,720 and $48,000 from ASI during 2002 and 2001,  respectively.  Of this,  $4,520 and $2,500, respectively,  was used to support its  investment in Skandia  Vida.  Net (loss)  income of  ($165,257)  and $33,099,  for the years ended December 31, 2002 and 2001, respectively, contributed to the respective changes in shareholder's equity in 2002 and 2001.

The National Association of Insurance  Commissioners  ("NAIC") requires insurance companies to report information  regarding minimum
Risk Based Capital ("RBC")  requirements.  These requirements are intended to allow insurance  regulators to identify companies that may need regulatory  attention.  The RBC model law requires that insurance  companies  apply various  factors to asset,  premium and reserve items,  all of which have inherent risks.  The formula  includes  components for asset risk,  insurance risk,  interest rate risk and business risk.  The Company has complied with the NAIC's RBC reporting  requirements  and has total  adjusted  capital well above required capital.

During 2002,  all of the major rating  agencies  reviewed the U.S. life  insurance  sector,  including  the Company.  Based on these reviews the rating  agencies  have  evolving  concerns  surrounding  the risk  profile of variable  annuity  companies  due to their significant  exposure  to equity  market  performance.  This  exposure  has  resulted,  and may  continue  to  result,  in  earnings volatility.  Based on the reviews made during 2002, the following ratings actions took place:

On May 8,  2002,  Fitch  Ratings  downgraded  the  Company's  "insurer  financial  strength"  rating to A+ from AA- with a  "stable"
outlook.

On September 19, 2002,  Fitch Ratings lowered the Company's  "insurer  financial  strength"  rating to A- from A+ with an "evolving"
outlook.

On September 27, 2002, A.M. Best Co. lowered the Company's "financial strength" rating to A- from A with negative implications.

On October 16, 2002,  Standard and Poor's lowered the Company's  "counter party credit" and "financial  strength" ratings to A- from
A+ with a negative outlook and removed the Company from Credit Watch.

Subsequent  to the  announcement  of the  Acquisition,  Standard  and  Poor's  placed  the  Company  on  CreditWatch  with  positive implications.

 Effects of Inflation
 --------------------

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook
-------

The Company believes that it is well positioned to retain and enhance its position as a leading  provider of financial  products for long-term  savings and retirement  purposes as well as to address the economic impact of premature death,  estate planning  concerns and supplemental  retirement  needs. The Company has renewed its focus on its core variable annuity  business,  offering  innovative long-term  savings and income products,  strengthening its wholesaling  efforts and providing  consistently good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The  Gramm-Leach-Bliley  Act of 1999 (the Financial Services  Modernization Act) permits  affiliation among banks,  securities firms and insurance  companies.  This legislative change has created  opportunities for continued  consolidation in the financial services industry and increased competition as large companies offer a wide array of financial products and services.

Various  other  legislative  initiatives  could impact the Company such as pension  reform and capital gains and estate tax changes.
These  include the  proposed  exclusion  from tax for  corporate  dividends,  potential  changes to the  deductibility  of dividends received from the Company's  separate accounts and newly proposed  tax-advantaged  savings programs.  Additional  pension reform may change current tax deferral rules and allow increased  contributions to retirement  plans,  which may lead to higher  investments in tax-deferred  products and create  growth  opportunities  for the Company.  A capital  gains tax  reduction  may cause  tax-deferred products to be less attractive to consumers, which could adversely impact the Company.

In addition,  NAIC  statutory  reserving  guidelines  and/or  interpretations  of those  guidelines  may change in the future.  Such changes may require the Company to modify, perhaps materially, its statutory-based reserves for variable annuity contracts.

 Forward Looking Information
 ---------------------------

The Private Securities  Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking  statements,  so long as those statements are identified as forward-looking,  and the statements are accompanied by meaningful  cautionary statements that identify  important  factors that could cause actual results to differ  materially  from those  discussed in the statement.  We want to take advantage of these safe harbor provisions.

Certain  information  contained in the  Management's  Discussion  and Analysis of Financial  Condition  and Results of Operations is
forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.

These  forward-looking  statements  rely on a number  of  assumptions  concerning  future  events,  and are  subject  to a number of significant  uncertainties  and results may differ  materially  from these  statements.  You should not put undue  reliance on these forward-looking  statements.  We disclaim any intention or obligation to update or revise forward-looking  statements,  whether as a result of new information, future events or otherwise.

 QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential  fluctuations in earnings and the fair value of certain of its assets and  liabilities,  as well as variations in expected cash flows due to changes in market  interest rates and equity prices.  The following  discussion  focuses on specific  exposures the Company has to interest rate and equity price risk and describes  strategies  used to manage these risks, and includes  "forward-looking  statements" that involve risk and uncertainties.  The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

 Interest Rate Risk
 ------------------

Fluctuations  in interest rates can  potentially  impact the Company's  profitability  and cash flows.  At December 31, 2002, 91% of assets held under  management  by the Company are in  non-guaranteed  Separate  Accounts for which the  Company's  interest rate and equity  market  exposure is not  significant,  as the contract  owner  assumes  substantially  all of the  investment  risk.  Of the remaining  9% of  assets,  the  interest  rate risk from  contracts  that  carry  interest  rate  exposure  is  managed  through  an asset/liability matching program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2002, the Company held fixed maturity  investments in its general  account that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate  annuities,  fixed supplementary  contracts,  the fixed investment option offered in its variable life insurance  contracts,  and in support of the Company's target solvency  capital.  The
Company has a conservative  investment  philosophy with regard to these investments.  All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's  deferred  annuity  products  offer a fixed  investment  option which  subjects the Company to interest rate risk. The fixed option  guarantees a fixed rate of interest for a period of time  selected by the contract  owner.  Guarantee  period  options available range from one to ten years.  Withdrawal of funds,  or transfer of funds to variable  investment  options,  before the end of the guarantee  period subjects the contract owner to a market value  adjustment  ("MVA").  In the event of rising interest rates, which make the fixed  maturity  securities  underlying  the  guarantee  less  valuable,  the MVA could be negative.  In the event of declining  interest  rates,  which make the fixed maturity  securities  underlying  the guarantee  more  valuable,  the MVA could be positive.  The resulting  increase or decrease in the value of the fixed option,  from calculation of the MVA, should  substantially offset the increase or decrease in the market  value of the  securities  underlying  the  guarantee.  The Company  maintains  strict asset/liability  matching  to  enable  this  offset.  However,  the  Company  still  takes on the  default  risk for the  underlying securities,  the interest rate risk of  reinvestment  of interest  payments and the risk of failing to maintain the  asset/liability matching program with respect to duration and convexity.

Liabilities held in the Company's  guaranteed separate account as of December 31, 2002 totaled $1,828,048.  Assets,  primarily fixed income  investments,  supporting those liabilities had a fair value of $1,828,048.  The Company performed a sensitivity  analysis on these  interest-sensitive  liabilities and assets at December 31, 2002. The analysis showed that an immediate  decrease of 100 basis points in interest rates would result in a net increase in liabilities and the  corresponding  assets of  approximately  $69,150 and
$68,500,  respectively.  An analysis of a 100 basis point decline in interest  rates at December 31, 2001,  showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800 and $39,900, respectively.

 Equity Market Exposure
 ----------------------

The primary  equity market risk to the Company comes from the nature of the variable  annuity and variable life products sold by the
Company.  Various  fees and  charges  earned  are  substantially  derived  as a  percentage  of the  market  value of  assets  under management.  In a market decline,  this income will be reduced.  This could be further  compounded by customer  withdrawals,  net of applicable  surrender  charge  revenues,  partially  offset by transfers to the fixed option  discussed  above. A 10% decline in the market value of the assets under  management at December 31, 2002,  sustained  throughout  2003, would result in an approximate drop in related mortality and expense charges and annual fee income of $36,350.

Another  equity  market risk  exposure of the Company  relates to guaranteed  minimum  death  benefit  payments.  Declines in equity markets and,  correspondingly,  the  performance of the funds  underlying the Company's  products,  increase  exposure to guaranteed minimum death benefit  payments.  As discussed in Note 2D of the  consolidated  financial  statements,  the Company uses  derivative instruments to hedge against the risk of  significant  decreases in equity  markets.  Prior to the  implementation  of this program, the Company used reinsurance to mitigate this risk.

The Company has a portfolio of equity investments  consisting of mutual funds, which are held in support of a deferred  compensation program.  In the event of a decline in market values of underlying  securities,  the value of the portfolio  would decline;  however the accrued benefits payable under the related deferred compensation program would decline by a corresponding amount.

Estimates of interest rate risk and equity price risk were  obtained  using  computer  models that take into  consideration  various assumptions  about the future.  Given the  uncertainty  of future  interest rate  movements,  volatility  in the equity  markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                                            AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                                                   Report of Independent Auditors

To the Board of Directors and Shareholder of
    American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the consolidated  statements of financial  condition of American  Skandia Life Assurance  Corporation (the "Company"
which is an indirect  wholly-owned  subsidiary of Skandia  Insurance Company Ltd.) as of December 31, 2002 and 2001, and the related consolidated  statements  of income,  shareholder's  equity and cash flows for each of the three years in the period ended  December
31, 2002. These  consolidated  financial  statements are the  responsibility of the Company's  management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing  standards  generally  accepted in the United States.  Those  standards  require that we plan and perform the audit to obtain  reasonable  assurance  about  whether the  financial  statements  are free of material misstatement.  An audit  includes  examining,  on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates made by management,  as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects,  the consolidated  financial position of American  Skandia Life  Assurance  Corporation  at December  31, 2002 and 2001,  and the  consolidated  results of their operations  and their cash flows for each of the three years in the period ended  December 31, 2002, in conformity  with  accounting principles generally accepted in the United States.

As discussed in Note 2, in 2002 the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other
Intangible Assets.

As discussed in Note 2, effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133,
Accounting for Derivative Instruments and Hedging Activities.

/s/ Ernst & Young LLP

Hartford, Connecticut
February 3, 2003

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Financial Condition
                                                 (in thousands, except share data)

                                                                           As of December 31,
                                                                          2002            2001
                                                                          ----            ----
ASSETS
------
Investments:
   Fixed maturities - at fair value (amortized cost of $379,422
     and $356,882, respectively)                                     $       398,601 $       362,831
   Equity securities - at fair value (amortized cost of $52,017
     and $49,886, respectively)                                               51,769          45,083
   Derivative instruments - at fair value                                     10,370           5,525
   Policy loans                                                                7,559           6,559
                                                                     --------------- ---------------

     Total investments                                                       468,299         419,998

Cash and cash equivalents                                                     51,339               -
Accrued investment income                                                      4,196           4,737
Deferred acquisition costs                                                 1,117,544       1,383,281
Reinsurance receivable                                                         5,447           7,733
Receivable from affiliates                                                     3,961           3,283
Income tax receivable                                                              -          30,537
Deferred income taxes                                                         38,206               -
Fixed assets, at depreciated cost (accumulated depreciation of
$7,555 and $4,266, respectively)                                              12,132          17,752
Other assets                                                                 101,848         103,912
Separate account assets                                                   21,905,613      26,038,549
                                                                     --------------- ---------------

     Total assets                                                    $    23,708,585 $    28,009,782
                                                                     =============== ===============

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
Liabilities:
Reserves for future policy and contract benefits                     $       149,349 $        91,126
Accounts payable and accrued expenses                                        133,543         192,952
Income tax payable                                                             6,547               -
Deferred income taxes                                                              -          54,980
Payable to affiliates                                                          2,223         101,035
Future fees payable to American Skandia, Inc. ("ASI")                        708,249         799,472
Short-term borrowing                                                          10,000          10,000
Surplus notes                                                                110,000         144,000
Separate account liabilities                                              21,905,613      26,038,549
                                                                     --------------- ---------------

     Total liabilities                                                    23,025,524      27,432,114
                                                                     --------------- ---------------

Commitments and contingent liabilities (Note 18)

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                                      2,500           2,500
Additional paid-in capital                                                   595,049         335,329
Retained earnings                                                             73,821         239,078
Accumulated other comprehensive income                                        11,691             761
                                                                     --------------- ---------------

     Total shareholder's equity                                              683,061         577,668
                                                                     --------------- ---------------

     Total liabilities and shareholder's equity                      $    23,708,585 $    28,009,782
                                                                     =============== ===============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                                 Consolidated Statements of Income
                                                           (in thousands)

                                                                       For the Years Ended December 31,
                                                                      2002          2001           2000
                                                                      ----          ----           ----

REVENUES
--------

Annuity and life insurance charges and fees                       $    370,004  $    388,696  $    424,578
Fee income                                                              97,650       111,196       130,610
Net investment income                                                   19,632        20,126        18,595
Net realized capital (losses) gains                                     (9,614)          928          (688)
Other                                                                    2,176         1,770         4,883
                                                                  ------------  ------------  ------------

   Total revenues                                                      479,848       522,716       577,978
                                                                  ------------  ------------  ------------

EXPENSES
--------

Benefits:
   Annuity and life insurance benefits                                   3,391         1,955           751
   Change in annuity and life insurance policy reserves                  2,741       (39,898)       49,339
   Guaranteed minimum death benefit claims, net of hedge                23,256        20,370         2,618
   Return credited to contract owners                                    5,196         5,796         8,463
                                                                  ------------  ------------  ------------

     Total benefits                                                     34,584       (11,777)       61,171

Other:
   Underwriting, acquisition and other insurance
     expenses                                                          188,728       196,755       150,597
   Amortization of deferred acquisition costs                          510,059       224,047       184,616
   Interest expense                                                     14,544        73,424        85,998
                                                                  ------------  ------------  ------------

                                                                       713,331       494,226       421,211
                                                                  ------------  ------------  ------------

   Total benefits and expenses                                         747,915       482,449       482,382
                                                                  ------------  ------------  ------------

     (Loss) income from operations before income tax
(benefit) expense                                                     (268,067)       40,267        95,596

       Income tax (benefit) expense                                   (102,810)        7,168        30,779
                                                                  ------------  ------------  ------------

         Net (loss) income                                        $   (165,257) $     33,099  $     64,817
                                                                  ============  ============  ============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                          Consolidated Statements of Shareholder's Equity
                                                           (in thousands)

                                                                                    Accumulated Other
                                                                                  Comprehensive Income
                                                                               ----------------------------
                                                                               -------------- -------------
                                                      Additional                  Foreign      Unrealized
                                          Common        Paid in    Retained      Currency        Gains
                                            Stock       Capital     Earnings    Translation     (Losses)       Total
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
 As of December 31, 1999                      $2,500     $215,879    $141,162        $148          ($255)      $359,434
Net income                                                             64,817                                    64,817
Other comprehensive income:
   Unrealized capital gains                                                                          843            843
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                                      433            433
   Foreign currency translation                                                       (66)                          (66)
                                                                                                            ------------
                                                                                                            ------------
Other comprehensive income                                                                                        1,210
                                                                                                            ------------
                                                                                                            ------------
Comprehensive income                                                                                             66,027
Capital contributions                                      71,450                                                71,450
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
As of December 31, 2000                        2,500      287,329     205,979          82          1,021        496,911
Net income                                                             33,099                                    33,099
Other comprehensive loss:
   Unrealized capital losses                                                                        (261)          (261)
   Reclassification adjustment for
realized gains included in net
realized capital (losses) gains                                                                      (14)           (14)
   Foreign currency translation                                                       (67)                          (67)
                                                                                                            ------------
                                                                                                            ------------
Other comprehensive loss                                                                                           (342)
                                                                                                            ------------
                                                                                                            ------------
Comprehensive income                                                                                             32,757
Capital contributions                                      48,000                                                48,000
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
As of December 31, 2001                        2,500      335,329     239,078          15            746        577,668
Net loss                                                             (165,257)                                 (165,257)
Other comprehensive income:
   Unrealized capital gains                                                                       10,434         10,434
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                                    1,126          1,126
   Foreign currency translation                                                      (630)                         (630)
                                                                                                            ------------
                                                                                                            ------------
Other comprehensive income                                                                                       10,930
                                                                                                            ------------
                                                                                                            ------------
Comprehensive loss                                                                                             (154,327)
Capital contributions                                     259,720                                               259,720
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
As of December 31, 2002                       $2,500     $595,049     $73,821       $(615)       $12,306       $683,061

Unrealized  capital  gains  (losses)  is shown net of tax  expense  (benefit)  of $5,618,  ($140) and $454 for 2002,  2001 and 2000,
respectively.  Reclassification  adjustment for realized  losses (gains)  included in net realized  capital  (losses) gains is shown net of tax expense  (benefit) of $606, ($8) and $233 for 2002, 2001 and 2000,  respectively.  Foreign currency  translation is shown net of tax benefit of $339, $36 and $36 for 2002, 2001 and 2000, respectively.

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                               Consolidated Statements of Cash Flows
                                                           (in thousands)

                                                                         For the Years Ended December 31,
                                                                           2002        2001        2000
                                                                           ----        ----        ----
Cash flow from operating activities:
   Net (loss) income                                                    $ (165,257) $   33,099  $   64,817
   Adjustments to reconcile net (loss) income to net
     cash (used in) provided by operating activities:
     Amortization and depreciation                                          21,649      13,374       5,758
     Deferral of acquisition costs                                        (244,322)   (209,136)   (495,103)
     Amortization of deferred acquisition costs                            510,059     224,047     184,616
     Deferred tax (benefit) expense                                        (99,071)     46,215      60,023
     Change in unrealized (gains) losses on derivatives                     (5,149)      2,902      (2,936)
     Increase (decrease) in policy reserves                                  3,293     (38,742)     50,892
     (Decrease) increase in net receivable/payable to affiliates           (99,490)    103,496     (72,063)
     Change in net income tax receivable/payable                            37,084       4,083     (58,888)
     Increase in other assets                                               (9,546)    (12,105)    (65,119)
     Decrease (increase) in accrued investment income                          541         472      (1,155)
     Decrease (increase) in reinsurance receivable                           2,286      (1,849)        420
     (Decrease) increase in accounts payable and accrued
expenses                                                                   (59,409)     55,912     (21,550)
     Net realized capital (gains) losses on derivatives                    (26,654)    (14,929)      5,554
     Net realized capital losses (gains) on investments                      9,616        (928)        688
                                                                        ----------  ----------  ----------
       Net cash (used in) provided by operating activities                (124,370)    205,911    (344,046)
                                                                        ----------  ----------  ----------

Cash flow from investing activities:
     Purchase of fixed maturity investments                               (388,053)   (462,820)   (380,737)
     Proceeds from sale and maturity of fixed
       maturity investments                                                367,263     390,816     303,736
     Purchase of derivatives                                               (61,998)   (103,533)    (14,781)
     Proceeds from exercise or sale of derivative instruments               88,956     113,051       5,936
     Purchase of shares in equity securities and dividend
reinvestments                                                              (49,713)    (55,430)    (18,136)
     Proceeds from sale of shares in equity securities                      34,220      25,228       8,345
     Purchase of fixed assets                                               (2,423)    (10,773)     (7,348)
     Increase in policy loans                                               (1,000)     (2,813)     (2,476)
                                                                        ----------  ----------  ----------
       Net cash used in investing activities                               (12,748)   (106,274)   (105,461)
                                                                        ----------  ----------  ----------

Cash flow from financing activities:
     Capital contribution                                                  259,720      48,000      71,450
     Pay down of surplus notes                                             (34,000)    (15,000)    (20,000)
     (Decrease) increase in future fees payable to ASI, net                (91,223)   (137,355)    358,376
     Deposits to contract owner accounts                                   808,209      59,681     172,441
     Withdrawals from contract owner accounts                             (164,964)   (130,476)   (102,603)
     Change in contract owner accounts, net of investment earnings        (588,315)     62,875     (55,468)
                                                                        ----------  ----------  ----------
       Net cash provided by (used in) financing activities                 189,427    (112,275)    424,196
                                                                        ----------  ----------  ----------

       Net increase (decrease) in cash and cash equivalents                 52,309     (12,638)    (25,311)
       Change in foreign currency translation                                 (970)       (103)       (101)
       Cash and cash equivalents at beginning of period                          -      12,741      38,153
       Cash and cash equivalents at end of period                       $   51,339  $        -  $   12,741
                                                                        ==========  ==========  ==========
     Income taxes (received) paid                                       $  (40,823) $  (43,130) $   29,644
                                                                        ==========  ==========  ==========
     Interest paid                                                      $   23,967  $   56,831  $  114,394
                                                                        ==========  ==========   =========
                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                             Notes to Consolidated Financial Statements
                                                         December 31, 2002
                                                       (dollars in thousands)

1.       ORGANIZATION AND OPERATION

         American  Skandia  Life  Assurance  Corporation  ("ASLAC"  or the  "Company"),  with  its  principal  offices  in  Shelton,
         Connecticut,  is a wholly-owned  subsidiary of American  Skandia,  Inc.  ("ASI").  On December 19, 2002,  Skandia Insurance
         Company Ltd. (publ)  ("SICL"),  an insurance  company  organized under the laws of the Kingdom of Sweden,  and the ultimate parent company of the Company,  entered into a definitive purchase agreement with Prudential Financial,  Inc., a New Jersey corporation ("Prudential  Financial"),  whereby Prudential Financial will acquire the Company and certain of its affiliates
         (the  "Acquisition").  Consummation  of the  transaction is subject to various  closing  conditions,  including  regulatory approvals  and  approval of certain  matters by the board of directors  and  shareholders  of the mutual  funds  advised by
         American Skandia  Investment  Services,  Inc.  ("ASISI"),  a subsidiary of ASI. The transaction is expected to close during the second quarter of 2003.

         The  Company  develops  long-term  savings  and  retirement   products,   which  are  distributed  through  its  affiliated
         broker/dealer  company,  American Skandia Marketing,  Incorporated  ("ASM"). The Company currently issues term and variable universal life insurance and variable  deferred and immediate  annuities for individuals and groups in the United States of
         America and its territories.

         The Company has 99.9%  ownership  in Skandia  Vida,  S.A.  de C.V.  ("Skandia  Vida"),  which is a life  insurance  company domiciled in Mexico.  Skandia Vida had total  shareholder's  equity of $5,023 and $4,179 as of December 31, 2002, and 2001,
         respectively.  Skandia Vida has generated  net losses of $2,706,  $2,619 and $2,540 in 2002,  2001 and 2000,  respectively.
         As part of the  Acquisition,  it is expected  that the Company  will sell its  ownership  interest in Skandia Vida to SICL.
         The Company has filed for required  regulatory  approvals from the State of  Connecticut  and Mexico related to the sale of
         Skandia Vida.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       Basis of Reporting
                  ------------------

                  The accompanying  consolidated  financial  statements have been prepared in conformity with accounting  principles generally  accepted in the United States ("U.S.  GAAP").  Skandia Vida has been  consolidated  in these  financial statements.  Intercompany  transactions  and balances between the Company and Skandia Vida have been eliminated in consolidation.

                  Certain reclassifications have been made to prior year amounts to conform with the current year presentation.

         B.       New Accounting Standard
                  -----------------------

                  Effective January 1, 2001, the Company adopted Statement of Financial  Accounting  Standards No. 133,  "Accounting
                  for  Derivative  Instruments  and Hedging  Activities,"  as amended by SFAS 137 and SFAS 138  (collectively  "SFAS
                  133").  Derivative instruments held by the Company consist of equity put option contracts utilized to

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  manage  the  economic  risks  associated  with  guaranteed  minimum  death  benefits  ("GMDB").  These  derivative instruments are carried at fair value.  Realized and unrealized  gains and losses are reported in the Consolidated
                  Statements  of Income,  together  with GMDB claims  expense,  as a component of  Guaranteed  Minimum Death Benefit
                  Claims,  Net of Hedge.  The  adoption of SFAS No. 133 did not have a material  effect on the  Company's  financial statements.

                  Effective April 1, 2001, the Company adopted the Emerging Issues Task Force ("EITF") Issue 99-20,  "Recognition of
                  Interest Income and Impairment on Purchased and Retained  Beneficial  Interests in Securitized  Financial Assets."
                  Under the  consensus,  investors  in certain  asset-backed  securities  are  required  to record  changes in their estimated  yield on a prospective  basis and to evaluate these  securities for an other than temporary  decline in value.  If the fair value of the  asset-backed  security has declined below its carrying amount and the decline is determined  to be other than  temporary,  the security is written  down to fair value.  The adoption of EITF Issue
                  99-20 did not have a significant effect on the Company's financial statements.

                  In July 2001,  the  Financial  Accounting  Standards  Board  ("FASB")  issued  Statement of  Financial  Accounting
                  Standards.  No. 142  "Accounting  for  Goodwill and  Intangible  Assets"  ("SFAS  142").  Under the new  standard, goodwill and intangible  assets deemed to have indefinite lives will no longer be amortized but will be subject to annual  impairment  tests in  accordance  with the new  standard.  Other  intangible  assets  will  continue to be amortized over their useful lives.

                  The Company applied the new rules on the accounting for goodwill and other intangible  assets in the first quarter of 2002.  The adoption of SFAS 142 did not have a significant impact on the Company's financial statements.

C.       Investments
         -----------

                  The Company has classified its fixed maturity investments as available-for-sale  and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

                  The Company has classified its equity securities held in support of a deferred  compensation plan (see Note 12) as available-for-sale.  Such  investments  are  carried  at fair value with  changes in  unrealized  gains and losses reported as a component of other comprehensive income.

                  Policy loans are carried at their unpaid principal balances.

                  Realized capital gains and losses on disposal of investments are determined by the specific identification method.

                  Other than temporary  impairment  charges are  determined  based on an analysis that is performed on a security by security basis and includes quantitative and qualitative factors.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

D.       Derivative Instruments
         ----------------------

                  The Company  uses  derivative  instruments,  which  consist of equity put option  contracts,  for risk  management purposes,  and not for trading or  speculation.  The Company  hedges the economic  GMDB exposure  associated  with equity  market  fluctuations.  As the equity  markets  decline,  the  Company's  exposure  to future  GMDB  claims increases.  Conversely,  as the equity markets  increase the Company's  exposure to future GMDB claims  decreases.
                  The claims exposure is reduced by the market value effect of the option contracts purchased.

                  Based on criteria  described in SFAS 133, the  Company's  fair value hedges do not qualify as  "effective"  hedges and, therefore, hedge accounting may not be applied.  Accordingly,  the derivative investments are carried at fair value with changes in unrealized  gains and losses being recorded in income as those changes occur.  As such, both realized and  unrealized  gains and losses are reported in the  Consolidated  Statements of Income,  together with
                  GMDB claims expense, as a component of Guaranteed Minimum Death Benefit Claims, Net of Hedge.

                  As of December 31, 2002 and 2001,  the  accumulated  difference  between  cost and market  value on the  Company's derivatives  was an  unrealized  gain of $1,434  and an  unrealized  loss of $3,715,  respectively.  The amount of realized and unrealized gains (losses) on the Company's  derivatives  recorded during the years ended December 31,
                  2002, 2001 and 2000 was $31,803, $12,027 and ($2,619), respectively.

E.       Cash Equivalents
         ----------------

                  The Company  considers all highly liquid time deposits,  commercial  paper and money market mutual funds purchased with a maturity date, at acquisition, of three months or less to be cash equivalents.

                  As of December 31, 2002, $50 of cash reflected on the Company's financial  statements was restricted in compliance with regulatory requirements.

         F.       State Insurance Licenses
                  ------------------------

                  Licenses to do business in all states have been  capitalized  and  reflected at the purchase  price of $6,000 less accumulated  amortization  of $2,038 at  December  31,  2002.  Due to the  adoption  of SFAS 142,  the cost of the licenses is no longer being  amortized  but is subjected to an annual  impairment  test.  As of December 31, 2002, the  Company  estimated  the fair  value of the  state  insurance  licenses  to be in excess  of book  value  and, therefore, no impairment charge was required.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         G.       Income Taxes
                  ------------

                  The Company is included in the  consolidated  federal  income tax return filed by Skandia  U.S.  Inc. and its U.S.
                  subsidiaries.  In accordance  with the tax sharing  agreement,  the federal  income tax provision is computed on a separate return basis as adjusted for  consolidated  items.  Pursuant to the terms of this agreement,  the Company has the right to recover the value of losses utilized by the  consolidated  group in the year of  utilization.  To the extent the Company  generates  income in future years,  the Company is entitled to offset future taxes on that income through the application of its loss carry forward generated in the current year.

                  Deferred income taxes reflect the net tax effects of temporary  differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

         H.       Recognition of Revenue and Contract Benefits
                  --------------------------------------------

                  Revenues for variable  deferred  annuity  contracts  consist of charges  against  contract owner account values or separate  accounts  for  mortality  and  expense  risks,  administration  fees,  surrender  charges  and an annual maintenance  fee per  contract.  Revenues  for  mortality  and expense risk  charges and  administration  fees are recognized as assessed  against the contract  holder.  Surrender  charge revenue is recognized  when the surrender charge is assessed  against the  contract  holder at the time of  surrender.  Annual  maintenance  fees are earned ratably throughout the year.

                  Benefit  reserves for the variable  investment  options on annuity  contracts  represent  the account value of the contracts and are included in the separate account liabilities.

                  Fee income from mutual fund organizations is recognized when assessed against assets under management.

                  Revenues for variable  immediate annuity and supplementary  contracts with life  contingencies  consist of certain charges  against  contract owner account values  including  mortality and expense risks and  administration  fees.
                  These charges and fees are recognized as revenue as assessed  against the contract  holder.  Benefit  reserves for variable  immediate  annuity  contracts  represent  the account  value of the  contracts  and are  included in the separate account liabilities.

                  Revenues for the market value adjusted fixed investment  option on annuity  contracts  consist of separate account investment  income reduced by amounts  credited to the contract  holder for interest.  This net spread is included in return  credited to contract  owners on the  consolidated  statements  of income.  Benefit  reserves  for these contracts represent the account value of the contracts plus a

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  market value  adjustment,  and are included in the general account reserve for future policy and contract benefits to the  extent in excess of the  separate  account  assets,  typically  for the  market  value  adjustment  at the reporting date.

                  Revenues for fixed immediate annuity and fixed supplementary  contracts without life contingencies  consist of net investment  income,  reported as a component of return credited to contract  owners.  Revenues for fixed immediate annuity contracts with life contingencies consist of single premium payments recognized as annuity  considerations when  received.  Benefit  reserves for these  contracts are based on applicable  actuarial  standards with assumed interest  rates that vary by issue year and are  included in the  general  account  reserve for future  policy and contract benefits.  Assumed interest rates ranged from 6.25% to 8.25% at December 31, 2002 and 2001.

                  Revenues for variable life  insurance  contracts  consist of charges  against  contract  owner  account  values or separate  accounts for mortality and expense risk fees,  administration  fees, cost of insurance  fees,  taxes and surrender  charges.  Certain  contracts also include charges  against  premium to pay state premium taxes.  All of these charges are recognized as revenue when assessed against the contract  holder.  Benefit reserves for variable life  insurance  contracts  represent the account value of the contracts and are included in the separate  account liabilities.

         I.       Deferred Acquisition Costs
                  --------------------------

                  The costs of acquiring new  business,  which vary with and are primarily  related to new business  generated,  are being  deferred,  net of  reinsurance.  These  costs  include  commissions,  purchase  credits,  costs of contract issuance, and certain selling expenses that vary with production.

                  The Company uses the retrospective  deposit method for amortizing deferred  acquisition costs. This method results in deferred acquisition costs being amortized in proportion to expected gross profits,  from surrender charges and policy and asset based fees,  net of operating and claim costs.  The deferred  acquisition  cost asset is adjusted retrospectively  and prospectively  when estimates of current and future gross profits to be realized from a group of products  are  revised.  Critical  assumptions  in  estimating  gross  profits  include  those for  surrenders, long-term  fund  growth  rate,  expenses  and death  benefits.  The  long-term  fund growth  rate,  in large part, determines  the  estimated  future asset levels on which the most  significant  revenues are based.  The Company's long-term  fund growth rate  assumption is 8% (net of charges  assessed  against the  underlying  mutual fund, but before charges assessed at the separate  account and contract  level).  When current period actual asset growth is greater or less than the Company's long-term expectation,  the Company adjusts the short-term asset growth rate to a level that will allow the Company,  in the short-term,  to resume the long-term  asset growth rate  expectation.
                  The short-term asset growth rate is subject to constraints surrounding actual market conditions.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Details of deferred acquisition costs and related amortization for the years ended December 31, are as follows:

                                                                 2002            2001            2000
                                                                 ----            ----            ----
                  Balance at beginning of year              $   1,383,281   $   1,398,192   $   1,087,705
                  Acquisition costs deferred during the
                       year                                       244,322         209,136         495,103
                  Acquisition costs amortized during the
                       year                                      (510,059)       (224,047)       (184,616)
                                                            -------------   -------------   -------------
                  Balance at end of year                    $   1,117,544   $   1,383,281   $   1,398,192
                                                            =============   =============   =============

                  As asset  growth  rates,  during  2002 and  2001,  have been far below the  Company's  long-term  assumption,  the adjustment to the short-term  asset growth rate had risen to a level,  before being capped,  that in  management's opinion was excessive in the current  market  environment.  Based on an analysis of those  short-term  rates,  the related estimates of future gross profits and an impairment study,  management of the Company  determined that the short-term  asset  growth  rate  should be reset to the  level of the  long-term  growth  rate  expectation  as of
                  September 30, 2002.  This resulted in an acceleration of amortization of approximately $206,000.

                  Throughout  the year,  the Company  also  updated  its future  estimated  gross  profits  with  respect to certain mortality  assumptions  reflecting actual experience and the decline in the equity markets resulting in additional increased amortization of approximately $72,000.

         J.       Reinsurance
                  -----------

                  The Company cedes reinsurance under modified  co-insurance  arrangements.  These reinsurance  arrangements provide additional  capacity  for growth in  supporting  the cash flow  strain  from the  Company's  variable  annuity and variable life insurance business.  The reinsurance is effected under quota share contracts.

                  At December 31, 2002 and 2001,  in accordance  with the  provisions of the modified  coinsurance  agreements,  the
                  Company accrued approximately $5,447 and $7,733,  respectively,  for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

         K.       Translation of Foreign Currency
                  -------------------------------

                  The  financial  position  and results of  operations  of Skandia  Vida are  measured  using local  currency as the functional  currency.  Assets and  liabilities  are  translated at the exchange  rate in effect at each  year-end.
                  Statements of income and changes in  shareholder's  equity  accounts are translated at the average rate prevailing during the year.  Translation  adjustments  arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         L.       Separate Accounts
                  -----------------

                  Assets and liabilities in separate  accounts are included as separate  captions in the consolidated  statements of financial  condition.  Separate  account  assets  consist  principally  of long term bonds,  investments in mutual funds,  short-term  securities  and  cash and cash  equivalents,  all of which  are  carried  at fair  value.  The investments  are managed  predominately  through  ASISI,  utilizing  various fund  managers as  sub-advisors.  The remaining  investments  are  managed  by  independent  investment  firms.  The  contract  holder has the option of directing  funds to a wide variety of investment  options,  most of which invest in mutual funds.  The  investment risk on the  variable  portion  of a  contract  is  borne by the  contract  holder.  Fixed  options  with  minimum guaranteed  interest rates are also  available.  The Company bears the credit risk associated with the investments that support these fixed options.

                  Included in Separate Account  liabilities are reserves of $1,828,048 and $1,092,944 at December 31, 2002 and 2001,
                  respectively,  relating to deferred annuity investment options for which the contract holder is guaranteed a fixed rate of  return.  These  reserves  are  calculated  using the  Commissioners  Annuity  Reserve  Valuation  Method.
                  Separate  Account assets of $1,828,048 and $1,092,944 at December 31, 2002 and 2001,  respectively,  consisting of fixed maturities, equity securities,  short-term securities, cash and cash equivalents, accrued investment income, accrued liabilities and amounts due to/from the General Account are held in support of these annuity  obligations, pursuant to state regulation.

                  Included in the general  account,  within  Reserves for Future Policy and Contract  Benefits,  is the market value adjustment associated with the guaranteed,  fixed rate investment options, assuming the market value adjustment at the reporting date.

                  Net investment  income (including net realized capital gains and losses) and interest credited to contract holders on separate account assets are not separately reflected in the Consolidated Statements of Income.

M.       Unearned Performance Credits
         ----------------------------

                  The Company  defers  certain  bonus  credits  applied to  contract  holder  deposits.  The credit is reported as a contract holder liability within separate account  liabilities and the deferred expense is reported as a component of other  assets.  As the contract  holder must keep the contract  in-force for 10 years to earn the bonus credit, the Company  amortizes  the  deferred  expense on a  straight-line  basis over 10 years.  If the  contract  holder surrenders the contract or the contract holder dies prior to the end of 10 years,  the bonus credit is returned to the  Company.  This  component  of the bonus  credit  is  amortized  in  proportion  to  expected  surrenders  and mortality.  As of December  31, 2002 and 2001,  the  unearned  performance  credit  asset was $83,288 and $89,234, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         N.       Estimates
                  ---------

                  The  preparation of financial  statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial  statements and the reported  amounts of revenues and expenses during the reporting  period.  The more  significant  estimates and assumptions are related to deferred  acquisition costs and involve  estimates of future policy lapses,  investment returns and maintenance expenses.  Actual results could differ from those estimates.

3.       INVESTMENTS

         The  amortized  cost,  gross  unrealized  gains and losses and fair value of fixed  maturities  and  investments  in equity securities  as of December  31,  2002 and 2001 are shown  below.  All  securities  held at December  31, 2002 and 2001 were publicly traded.

         Investments in fixed maturities as of December 31, 2002 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized
                                                      Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations              $    270,969   $    15,658       $    (78)   $    286,549
         Obligations of state and political
           subdivisions                                    253             9             (1)            261
         Corporate securities                          108,200         3,631            (40)        111,791
                                                  ------------   -----------       --------    ------------
              Totals                              $    379,422   $    19,298       $   (119)   $    398,601
                                                  ============   ===========       ========    ============

         The amortized  cost and fair value of fixed  maturities,  by  contractual  maturity,  at December 31, 2002 are shown below.
         Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                                       Amortized
                                                          Cost        Fair Value
                                                          ----        ----------
         Due in one year or less                      $    12,793   $    12,884
         Due after one through five years                 165,574       171,830
         Due after five through ten years                 186,609       198,913
         Due after ten years                               14,446        14,974
                                                      -----------   -----------
           Total                                      $   379,422   $   398,601
                                                      ===========   ===========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

3.       INVESTMENTS (continued)

         Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized
                                                      Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations                 $198,136         $2,869          $(413)      $200,592
         Obligations of state and political
           subdivisions                                   252              8              -            260
         Corporate securities                         158,494          4,051           (566)       161,979
                                                   ----------        -------         ------     ----------
              Totals                                 $356,882         $6,928          $(979)      $362,831
                                                     ========         ======          =====       ========

         Proceeds from sales of fixed  maturities  during 2002,  2001 and 2000 were $367,213,  $386,816 and $302,632,  respectively.
         Proceeds from maturities during 2002, 2001 and 2000 were $50, $4,000 and $1,104, respectively.

         The cost, gross unrealized gains/losses and fair value of investments in equity securities at December 31 are shown below:

                                                           Gross          Gross
                                                        Unrealized     Unrealized        Fair
                                            Cost           Gains         Losses          Value
                                            ----           -----         ------          -----
         2002                             $ 52,017         $ 136        $    (384)     $ 51,769
         2001                             $  49,886        $ 122        $ (4,925)      $ 45,083

         Net realized  investment  gains  (losses),  determined on a specific  identification  basis,  were as follows for the years ended December 31:

                                                          2002          2001           2000
                                                          ----          ----           ----
         Fixed maturities:
           Gross gains                                $    8,213      $  8,849       $  1,002
           Gross losses                                   (4,468)       (4,387)        (3,450)

         Investment in equity securities:
           Gross gains                                        90           658          1,913
           Gross losses                                  (13,451)       (4,192)          (153)
                                                      ----------      --------       --------

              Totals                                  $   (9,616)     $    928       $   (688)
                                                      ==========      ========       ========

         During  2002,  the  Company  determined  that  certain  amounts  of its  investment  in equity  securities  were other than temporarily impaired and, accordingly, recorded a loss of $3,769.

         As of December  31, 2002,  the Company did not own any  investments  in fixed  maturity  securities  whose  carrying  value exceeded 10% of the Company's equity.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

3.       INVESTMENTS (continued)

         As of December 31, 2002, the following fixed maturities were restricted in compliance with regulatory requirements:

         Security                                                      Fair Value
         --------                                                      ----------
         U.S. Treasury Note, 6.25%, February 2003                           $4,345
         U.S. Treasury Note, 3.00%, November 2003                              183
         Puerto Rico Commonwealth, 4.60%, July 2004                            210
         Puerto Rico Commonwealth, 4.875%, July 2023                            52

4.       FAIR VALUES OF FINANCIAL INSTRUMENTS

         The methods and assumptions used to determine the fair value of financial instruments are as follows:

         Fair values of fixed  maturities  with active markets are based on quoted market prices.  For fixed  maturities  that trade in less active markets, fair values are obtained from an independent pricing service.

         Fair values of equity securities are based on quoted market prices.

         The fair value of derivative instruments is determined based on the current value of the underlying index.

         The carrying  value of cash and cash  equivalents  (cost)  approximates  fair value due to the  short-term  nature of these investments.

         The carrying value of policy loans approximates fair value.

         Fair value of future fees payable to ASI are determined on a discounted  cash flow basis,  using best estimate  assumptions of lapses, mortality, free withdrawals and a long-term fund growth rate of 8% on the Company's assets under management.

         The  carrying  value of  short-term  borrowings  (cost)  approximates  fair  value  due to the  short-term  nature of these liabilities.

         Fair value of surplus  notes are  determined  based on a discounted  cash flow basis with a projected  payment of principal and all accrued interest at the maturity date (see Note 14 for payment restrictions).

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

4.       FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

         The fair values and carrying values of financial instruments at December 31, 2002 and 2001 are as follows:

                                                   December 31, 2002                December 31, 2001
                                                   -----------------                -----------------
                                             Fair Value     Carrying Value    Fair Value     Carrying Value
                                           -------------- ------------------ ------------- ------------------
                                           -------------- ------------------ ------------- ------------------
        Assets
        ------
        Fixed Maturities                         $398,601           $398,601      $362,831           $362,831
        Equity Securities                          51,769             51,769        45,083             45,083
        Derivative Instruments                     10,370             10,370         5,525              5,525
        Policy Loans                                7,559              7,559         6,559              6,559

        Liabilities
        -----------
        Future Fees Payable to ASI                429,773            708,249       546,357            799,472
        Short-term Borrowing                       10,000             10,000        10,000             10,000
        Surplus Notes and accrued
           interest of $29,230 and
           $25,829 in 2002 and 2001,
           respectively                           140,777            139,230       174,454            169,829

5.       NET INVESTMENT INCOME

         The sources of net investment income for the years ended December 31 were as follows:

                                                          2002          2001           2000
                                                          ----          ----           ----
         Fixed maturities                              $  18,015     $  18,788      $  13,502
         Cash and cash equivalents                         1,116           909          5,209
         Equity securities                                   809           622             99
         Policy loans                                        403           244             97
                                                      ----------    ----------     ----------
         Total investment income                          20,343        20,563         18,907
         Investment expenses                                (711)         (437)          (312)
                                                      ----------    ----------     ----------
         Net investment income                         $19,632       $  20,126      $  18,595
                                                       ========      ========= ==   =========

6.       INCOME TAXES

         The significant components of income tax expense for the years ended December 31 were as follows:

                                                            2002          2001         2000
                                                            ----          ----         ----
         Current tax benefit                            $    (3,739)   $  (39,047)  $   (29,244)
         Deferred tax expense, excluding operating
           loss carryforwards                                35,915        60,587        60,023
         Deferred tax benefit for operating and
           capital loss carryforwards                      (134,986)      (14,372)            -
                                                        -----------    ----------   -----------
              Total income tax (benefit) expense        $  (102,810)   $    7,168   $    30,779
                                                        ===========    ==========   ===========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES (continued)

         Deferred tax assets (liabilities) include the following at December 31:

                                                           2002          2001
                                                           ----          ----
         Deferred tax assets:
           GAAP to tax reserve differences             $   165,348   $   241,503
           Future fees payable to ASI                       21,475        63,240
           Deferred compensation                            20,603        20,520
           Net operating loss carry forward                147,360        14,372
           Other                                             6,530        17,276
                                                       -----------   -----------
              Total deferred tax assets                    361,316       356,911
                                                       -----------   -----------

         Deferred tax liabilities:
           Deferred acquisition costs, net                (312,933)     (404,758)
           Net unrealized gains on fixed
              maturity securities                           (6,713)       (2,082)
           Other                                            (3,464)       (5,051)
                                                       -----------   -----------
              Total deferred tax liabilities              (323,110)     (411,891)
                                                       -----------   -----------
                Net deferred tax asset (liability)     $    38,206   $   (54,980)
                                                       ===========   ===========

         In  accordance  with SFAS 109, the Company has  performed an analysis of its deferred tax assets to assess  recoverability.
         Looking at a variety of items,  most  notably,  the timing of the reversal of  temporary  items and future  taxable  income projections, the Company determined that no valuation allowance is needed.

         The income tax (benefit)  expense was different from the amount computed by applying the federal  statutory tax rate of 35%
         to pre-tax income from continuing operations as follows:

                                                                   2002            2001           2000
                                                                   ----            ----           ----
         (Loss) income before taxes
           Domestic                                           $   (265,361)   $   42,886      $   98,136
           Foreign                                                  (2,706)       (2,619)         (2,540)
                                                              ------------    ----------      ----------
           Total                                                  (268,067)       40,267          95,596
           Income tax rate                                              35%           35%             35%
                                                              -------------   -----------     -----------
         Tax (benefit) expense at federal statutory income
           tax rate                                                (93,823)       14,093          33,459

         Tax effect of:
           Dividend received deduction                             (12,250)       (8,400)         (7,350)
           Losses of foreign subsidiary                                947           917             889
           Meals and entertainment                                     603           603             841
           State income taxes                                            -           (62)           (524)
           Federal provision to return differences                     709          (177)          3,235
           Other                                                     1,004           194             229
                                                              ------------    ----------      ----------
              Income tax (benefit) expense                    $   (102,810)   $    7,168      $   30,779
                                                              ============    ==========      ==========

         The Company's net operating loss carry  forwards,  totaling  approximately  $421,029  (pre-tax) at December 31, 2002,  will expire in 2016 and 2017.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

7.       COST ALLOCATION AGREEMENTS WITH AFFILIATES

         Certain  operating costs (including rental of office space,  furniture,  and equipment) have been charged to the Company at cost by American Skandia Information Services and Technology  Corporation  ("ASIST"),  an affiliated company.  ASLAC signed a written service  agreement with ASIST for these services  executed and approved by the Connecticut  Insurance  Department in 1995.  This  agreement  automatically  continues in effect from year to year and may be  terminated by either party upon
         30 days written  notice.  The Company has also paid and charged  operating  costs to several of its  affiliates.  The total cost to the Company for these items was $8,177,  $6,179 and $13,974 in 2002, 2001 and 2000,  respectively.  Income received for these items was approximately $13,052, $13,166 and $11,186 in 2002, 2001 and 2000, respectively.

         Allocated  depreciation  expense  was  $7,440,  $8,764 and $9,073 in 2002,  2001 and 2000,  respectively.  Allocated  lease expense was $5,808,  $6,517 and $5,606 in 2002, 2001 and 2000,  respectively.  Allocated sub-lease rental income,  recorded as a reduction to lease  expense,  was $738,  $30 and $0 in 2002,  2001 and 2000,  respectively.  Assuming that the written service  agreement  between ASLAC and ASIST continues  indefinitely,  ASLAC's  allocated  future minimum lease payments and sub-lease receipts per year and in aggregate as of December 31, 2002 are as follows:

                                                                       Lease         Sub-Lease
                                                                       -----         ---------
                                  2003                            $     4,847      $     1,616
                                  2004                                  5,275            1,773
                                  2005                                  5,351            1,864
                                  2006                                  5,328            1,940
                                  2007                                  5,215            1,788
                                  2008 and thereafter                  19,629            7,380
                                                                  -----------      -----------
                                  Total                           $    45,645      $    16,361
                                                                  ===========      ===========

         Beginning in 1999, the Company was reimbursed by ASM for certain  distribution  related costs  associated with the sales of business through an investment firm where ASM serves as an introducing  broker dealer.  Under this agreement,  the expenses reimbursed  were  $8,255,  $6,610  and $6,064 in 2002,  2001 and 2000,  respectively.  As of  December  31,  2002 and 2001, amounts receivable under this agreement were approximately $458 and $639, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI

         In a series of  transactions  with ASI,  the  Company  transferred  certain  rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

         The proceeds from the transfers  have been recorded as a liability  and are being  amortized  over the remaining  surrender charge period of the  designated  contracts  using the interest  method.  The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

         In connection  with these  transactions,  ASI,  through  special purpose  trusts,  issued  collateralized  notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

         Under the terms of the securitization  purchase agreements,  the rights transferred provide for ASI to receive a percentage
         (60%, 80% or 100% depending on the underlying  commission  option) of future  mortality and expense  charges and contingent deferred  sales  charges,  after  reinsurance,  expected to be realized over the remaining  surrender  charge period of the designated  contracts  (generally 6 to 8 years).  The liability for future fees payable to ASI at the balance sheet date is based on the consideration  received less principal repayments  according to amortization  schedules that were developed at the inception of the  transactions.  If actual  mortality and expense  charges and  contingent  deferred  sales charges are less than those projected in the original  amortization  schedules,  calculated on a transaction by transaction  basis, ASI has no  recourse  against  the  Company.  As  account  values  associated  with the  designated  contracts  have  declined, consistent  with the overall  decline in the equity  markets,  current  mortality and expense  charges have been lower than expected on certain  transactions and it is likely that future mortality and expense charges,  on those same  transactions, will be lower than originally  projected.  As a result,  the ultimate cash flows  associated with these  transactions  that will transfer to ASI may be lower than the current carrying amount of the liability (see Note 4).

         On April 12, 2002, the Company  entered into a new  securitization  purchase  agreement with ASI. This  transaction  covers designated  blocks of business issued from November 1, 2000 through  December 31, 2001. The estimated  present value of the transaction at April 12, 2002, using a discount rate of 6.00%, was $101,713.

         Payments,  representing  fees and charges in the  aggregate  amount,  of $186,810,  $207,731 and $219,523  were made by the
         Company to ASI in 2002,  2001 and 2000,  respectively.  Related  interest  expense of $828,  $59,873  and  $70,667 has been included in the consolidated statements of income for 2002, 2001 and 2000, respectively.

         The  Commissioner of the State of Connecticut has approved the transfer of future fees and charges;  however,  in the event that the  Company  becomes  subject to an order of  liquidation  or  rehabilitation,  the  Commissioner  has the ability to restrict the payments due to ASI,  into a restricted  account,  under the Purchase  Agreement  subject to certain terms and conditions.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI (continued)

         The present values of the transactions as of the respective effective date were as follows:

                              Closing      Effective        Contract Issue        Discount       Present
           Transaction         Date          Date               Period              Rate          Value
           -----------         ----          ----               ------              ----          -----

             1996-1           12/17/96        9/1/96        1/1/94 - 6/30/96        7.5%          $50,221
             1997-1            7/23/97        6/1/97        3/1/96 - 4/30/97        7.5%           58,767
             1997-2           12/30/97       12/1/97        5/1/95 - 12/31/96       7.5%           77,552
             1997-3           12/30/97       12/1/97        5/1/96 - 10/31/97       7.5%           58,193
             1998-1            6/30/98        6/1/98        1/1/97 - 5/31/98        7.5%           61,180
             1998-2           11/10/98       10/1/98        5/1/97 - 8/31/98        7.0%           68,573
             1998-3           12/30/98       12/1/98        7/1/96 - 10/31/98       7.0%           40,128
             1999-1            6/23/99        6/1/99        4/1/94 - 4/30/99        7.5%          120,632
             1999-2           12/14/99       10/1/99       11/1/98 - 7/31/99        7.5%          145,078
             2000-1            3/22/00        2/1/00        8/1/99 - 1/31/00        7.5%          169,459
             2000-2            7/18/00        6/1/00        2/1/00 - 4/30/00        7.25%          92,399
             2000-3           12/28/00       12/1/00        5/1/00 - 10/31/00       7.25%         107,291
             2000-4           12/28/00       12/1/00        1/1/98 - 10/31/00       7.25%         107,139
             2002-1            4/12/02        3/1/02       11/1/00 - 12/31/01       6.00%         101,713

         Payments of future fees  payable to ASI,  according  to original  amortization  schedules,  as of December  31, 2002 are as follows:

                                          Year         Amount
                                          ----         ------

                                          2003      $   186,854
                                          2004          171,093
                                          2005          147,902
                                          2006          117,761
                                          2007           66,270
                                          2008           18,369
                                                    -----------
                                          Total     $   708,249
                                                    ===========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

9.       LEASES

         The Company  entered into an eleven year lease agreement for office space in Westminster,  Colorado,  effective  January 1,
         2001.  Lease expense for 2002 and 2001 was $2,583 and $1,602,  respectively.  Sub-lease  rental income was $227 in 2002 and
         $0 in 2001.  Future  minimum lease  payments and  sub-lease  receipts per year and in aggregate as of December 31, 2002 are as follows:

                                                                       Lease           Sub-Lease
                                                                       -----           ---------
                                   2003                          $    1,913         $      426
                                   2004                               1,982                455
                                   2005                               2,050                500
                                   2006                               2,050                533
                                   2007                               2,050                222
                                   2008 and thereafter                8,789                  0
                                                                 ----------         ----------
                                   Total                         $   18,834         $    2,136
                                                                 ==========         ==========

10.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Statutory basis shareholder's equity was $279,957 and $226,780 at December 31, 2002 and 2001, respectively.

         The Company  incurred  statutory  basis net losses in 2002 of $192,474 due primarily to significant  declines in the equity markets,  increasing GMDB reserves calculated on a statutory basis.  Statutory basis net losses for 2001 were $121,957,  as compared to income of $11,550 in 2000.

         Under  various  state  insurance  laws,  the maximum  amount of dividends  that can be paid to  shareholders  without prior approval of the state  insurance  department  is subject to  restrictions  relating to statutory  surplus and net gain from operations.  For 2003, no amounts may be distributed without prior approval.

11.      STATUTORY ACCOUNTING PRACTICES

         The Company  prepares its statutory basis financial  statements in accordance with accounting  practices  prescribed by the
         State  of  Connecticut  Insurance  Department.  Prescribed  statutory  accounting  practices  include  publications  of the
         National  Association of Insurance  Commissioners  (NAIC),  as well as state laws,  regulations and general  administrative rules.

         The NAIC adopted the  Codification  of Statutory  Accounting  Principles  (Codification)  in March 1998. The effective date for  codification  was January 1, 2001. The Company's  state of domicile,  Connecticut,  has adopted  codification  and the
         Company has made the  necessary  changes in its  statutory  accounting  and  reporting  required  for  implementation.  The overall impact of adopting  codification in 2001 was a one-time,  cumulative change in accounting benefit recorded directly in statutory surplus of $12,047.

         In addition,  during 2001,  based on a  recommendation  from the State of  Connecticut  Insurance  Department,  the Company
         changed its statutory method of accounting for its

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

11.      STATUTORY ACCOUNTING PRACTICES (continued)

         liability  associated  with  securitized  variable  annuity  fees.  Under the new method of  accounting,  the liability for securitized  fees is  established  consistent  with the method of  accounting  for the liability  associated  with variable annuity fees ceded under  reinsurance  contracts.  This equates to the  statutory  liability  at any  valuation  date being equal to the  Commissioners  Annuity  Reserve  Valuation  Method (CARVM) offset related to the securitized  contracts.  The impact of this change in accounting,  representing  the difference in the liability  calculated under the old method versus the new  method as of January 1, 2001,  was  reported  as a  cumulative  effect of change in  accounting  benefit  recorded directly in statutory surplus of approximately $20,215.

         In 2001,  the Company,  in agreement  with the  Connecticut  Insurance  Department,  changed its reserving  methodology  to recognize free partial  withdrawals  and to reserve on a  "continuous"  rather than  "curtate"  basis.  The impact of these changes,  representing  the difference in reserves  calculated  under the new methods versus the old methods,  was recorded directly to surplus as changes in reserves on account of valuation  basis.  This resulted in an increase to the  unassigned deficit of approximately $40,511.

         Effective January 1, 2002, the Company adopted  Statement of Statutory  Accounting  Principles No. 82,  "Accounting for the
         Costs of Computer  Software  Developed or Obtained for Internal Use and Web Site  Development  Costs" ("SSAP 82").  SSAP 82
         requires the  capitalization  of certain costs incurred in connection with  developing or obtaining  internal use software.
         Prior to the adoption of SSAP 82, the Company  expensed all internal use software  related  costs as incurred.  The Company has  identified  and  capitalized  $5,935 of costs  associated  with  internal  use  software  as of January 1, 2002 and is amortizing the applicable  costs on a  straight-line  basis over a three year period.  The costs  capitalized as of January
         1, 2002 resulted in a direct increase to surplus.  Amortization expense for the year ended December 31, 2002 was $757.

12.      EMPLOYEE BENEFITS

         The Company has a 401(k) plan for which  substantially  all employees are eligible.  Under this plan, the Company  provides a 50% match on  employees'  contributions  up to 6% of an  employee's  salary  (for an  aggregate  match of up to 3% of the employee's  salary).  Additionally,  the Company may contribute  additional  amounts based on  profitability of the Company and  certain of its  affiliates.  Expenses  related to this  program in 2002,  2001 and 2000 were $719,  $2,738 and $3,734, respectively.  Company  contributions  to this plan on behalf of the  participants  were  $921,  $2,549 and $4,255 in 2002,
         2001 and 2000, respectively.

         The  Company  has a  deferred  compensation  plan,  which is  available  to the field  marketing  staff and  certain  other employees.  Expenses  related  to this  program  in 2002,  2001 and 2000 were  $3,522,  $1,615  and  $1,030,  respectively.
         Company  contributions  to this plan on behalf of the participants  were $5,271,  $1,678 and $2,134 in 2002, 2001 and 2000, respectively.

         The Company and certain  affiliates  cooperatively  have a  long-term  incentive  program  under which units are awarded to executive  officers and other  personnel.  The Company and certain  affiliates  also have a profit sharing  program,  which benefits all employees

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

12.      EMPLOYEE BENEFITS (continued)

         below the  officer  level.  These  programs  consist of  multiple  plans with new plans  instituted  each year.  Generally, participants  must remain  employed by the Company or its affiliates at the time such units are payable in order to receive any payments  under the programs.  The accrued  liability  representing  the value of these units was $7,083 and $13,645 as of December 31, 2002 and 2001,  respectively.  Expenses  (income)  related to these programs in 2002,  2001 and 2000,  were
         $1,471,  ($9,842) and $2,692,  respectively.  Payments under these programs were $8,033,  $8,377 and $13,697 in 2002,  2001 and 2000, respectively.

13.      FINANCIAL REINSURANCE

         The Company cedes insurance to other insurers in order to fund the cash strain  generated from commission  costs on current sales  and to limit its risk  exposure.  The  Company  uses  modified  coinsurance  reinsurance  arrangements  whereby  the reinsurer shares in the experience of a specified book of business.  These reinsurance  transactions  result in the Company receiving  from the  reinsurer an upfront  ceding  commission  on the book of business  ceded in exchange for the reinsurer receiving  in the  future,  the future  fees  generated  from that book of  business.  Such  transfer  does not relieve the
         Company of its primary  liability and, as such,  failure of reinsurers to honor their  obligation could result in losses to the Company.  The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

         The effect of reinsurance for the 2002, 2001 and 2000 was as follows:

        2002                                                            Gross          Ceded           Net
        ----                                                            -----          -----           ---
        Annuity and life insurance charges and fees                 $   406,272     $   (36,268)  $   370,004
        Return credited to contract owners                          $     5,221     $       (25)  $     5,196
        Underwriting, acquisition and other insurance
        expenses (deferal of acquisition costs)                     $   154,588     $    34,140   $   188,728
        Amortization of deferred acquisition costs                  $   542,945     $   (32,886)  $   510,059

        2001
        ----
        Annuity and life insurance charges and fees                 $   430,914     $   (42,218)  $   388,696
        Return credited to contract owners                          $     5,704     $        92   $     5,796
        Underwriting, acquisition and other insurance
        expenses (deferral of acquisition costs)                    $   163,677     $    33,078   $   196,755
        Amortization of deferred acquisition costs                  $   231,290     $    (7,243)  $   224,047

        2000
        ----
        Annuity and life insurance charges and fees                 $   473,318     $   (48,740)  $   424,578
        Return credited to contract owners                          $     8,540     $       (77)  $     8,463
        Underwriting, acquisition and other insurance
        expenses (deferral of acquisition costs)                    $   108,399     $    42,198   $   150,597
        Amortization of deferred acquisition costs                  $   205,174     $   (20,558)  $   184,616

         In December 2000, the Company entered into a modified  coinsurance  agreement with SICL covering  certain  contracts issued since January 1996.  The impact of this treaty to the

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

13.      FINANCIAL REINSURANCE (continued)

         Company was pre-tax (loss) income of ($4,137),  $8,394 and $23,341 in 2002,  2001 and 2000,  respectively.  At December 31,
         2002 and 2001, $675 and $1,137, respectively, was receivable from SICL under this agreement.

14.      SURPLUS NOTES

         The Company has issued  surplus notes to ASI in exchange for cash.  Surplus notes  outstanding  as of December 31, 2002 and
         2001, and interest expense for 2002, 2001 and 2000 were as follows:

                                                     Liability as of
                                                      December 31,                    Interest Expense
                                   Interest                                            For the Years
            Note Issue Date          Rate          2002          2001          2002         2001         2000
         ----------------------    ---------     ----------    ----------    ---------    ---------    ---------
         ----------------------    ---------     ----------

         February 18, 1994           7.28%               -             -             -            -          732
         March 28, 1994              7.90%               -             -             -            -          794
         September 30, 1994          9.13%               -             -             -        1,282        1,392
         December 19, 1995           7.52%               -        10,000           520          763          765
         December 20, 1995           7.49%               -        15,000           777        1,139        1,142
         December 22, 1995           7.47%               -         9,000           465          682          684
         June 28, 1996               8.41%          40,000        40,000         3,411        3,411        3,420
         December 30, 1996           8.03%          70,000        70,000         5,699        5,699        5,715
                                                 ----------    ----------    ---------    ---------    ---------
                                                 ----------    ----------    ---------    ---------    ---------

         Total                                    $110,000      $144,000       $10,872      $12,976      $14,644
                                                 ==========    ==========    =========    =========    =========

         On September 6, 2002,  surplus notes for $10,000,  dated December 19, 1995,  $15,000,  dated December 20, 1995, and $9,000, dated  December 22, 1995,  were repaid.  On December 3, 2001, a surplus note,  dated  September  30, 1994,  for $15,000 was repaid.  On December 27, 2000,  surplus  notes for $10,000,  dated  February 18, 1994,  and $10,000,  dated March 28, 1994, were repaid.  All surplus notes mature seven years from the issue date.

         Payment of interest and repayment of principal  for these notes is subject to certain  conditions  and require  approval by the  Insurance  Commissioner  of  the  State  of  Connecticut.  At  December  31,  2002  and  2001,  $29,230  and  $25,829,
         respectively, of accrued interest on surplus notes was not permitted for payment under these criteria.

15.      SHORT-TERM BORROWING

         The Company  had a $10,000  short-term  loan  payable to ASI at  December  31,  2002 and 2001 as part of a  revolving  loan agreement.  The loan had an interest  rate of 1.97% and  matured on January  13,  2003.  The loan was  subsequently  rolled over with a new interest  rate of 1.82% and a new maturity date of March 13, 2003.  The loan was further  extended to April
         30, 2003 and a new interest rate of 1.71%.  The total related  interest  expense to the Company was $271,  $522 and $687 in
         2002,  2001  and  2000,  respectively.  Accrued  interest  payable  was $10 and $113 as of  December  31,  2002  and  2001,
         respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

15.      SHORT-TERM BORROWING (continued)

         On January 3, 2002,  the Company  entered into a $150,000  credit  facility  with ASI. This credit  facility  terminates on
         December  31, 2005 and bears  interest at the offered  rate in the London  interbank  market  (LIBOR) plus 0.35 percent per annum for the  relevant  interest  period.  Interest  expense  related  to these  borrowings  was $2,243 for the year ended
         December 31, 2002.  As of December 31, 2002, no amount was outstanding under this credit facility.

16.      CONTRACT WITHDRAWAL PROVISIONS

         Approximately  99% of the  Company's  separate  account  liabilities  are subject to  discretionary  withdrawal by contract owners at market value or with market value  adjustment.  Separate  account  assets,  which are carried at fair value,  are adequate to pay such  withdrawals,  which are generally  subject to surrender  charges ranging from 10% to 1% for contracts held less than 10 years.

17.      RESTRUCTURING CHARGES

         On March 22, 2001 and  December 3, 2001,  the  Company  announced  separate  plans to reduce  expenses to better  align its operating  infrastructure  with  the  current  investment  market  environment.  As part of the two  plans,  the  Company's workforce was reduced by approximately  140 positions and 115 positions,  respectively,  affecting  substantially all areas of the Company.  Estimated  pre-tax  severance  benefits of $8,500 have been charged  against  2001  operations  related to these  reductions.  These  charges  have  been  reported  in the  Consolidated  Statements  of  Income  as a  component  of
         Underwriting,  Acquisition  and Other  Insurance  Expenses.  As of December 31, 2002 and 2001, the remaining  restructuring liability, relating primarily to the December 3, 2001 plan, was $12 and $4,104, respectively.

18.      COMMITMENTS AND CONTINGENT LIABILITIES

         In recent years, a number of annuity  companies have been named as defendants in class action lawsuits  relating to the use of variable  annuities as funding  vehicles for tax- qualified  retirement  accounts.  The Company is currently a defendant in one such lawsuit.  A purported  class action  complaint was filed in the United States  District  Court for the Southern
         District of New York on December  12,  2002,  by Diane C. Donovan  against the Company and certain of its  affiliates  (the
         "Donovan  Complaint").  The  Donovan  Complaint  seeks  unspecified  compensatory  damages and  injunctive  relief from the
         Company  and  certain of its  affiliates.  The Donovan  Complaint  claims  that the  Company and certain of its  affiliates violated  federal  securities laws in marketing  variable  annuities.  This litigation is in the  preliminary  stages.  The
         Company believes this action is without merit, and intends to vigorously defend against this action.

         The  Company is also  involved  in other  lawsuits  arising,  for the most part,  in the  ordinary  course of its  business operations.  While the outcome of these other  lawsuits  cannot be  determined  at this time,  after  consideration  of the defenses  available  to the  Company,  applicable  insurance  coverage and any related  reserves  established,  these other lawsuits are not expected to result in liability for amounts material to the financial  condition of the Company,  although it may adversely affect results of operations in future periods.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

18.      COMMITMENTS AND CONTINGENT LIABILITIES (continued)

         As  discussed  previously,  on December  19,  2002,  SICL entered  into a  definitive  purchase  agreement  (the  "Purchase
         Agreement") to sell its ownership interest in the Company and certain affiliates to Prudential  Financial for approximately
         $1.265  billion.  The closing of this  transaction,  which is  conditioned  upon  certain  customary  regulatory  and other approvals and conditions, is expected in the second quarter of 2003.

         The purchase  price that was agreed to between SICL and  Prudential  Financial was based on a September 30, 2002  valuation of the Company and certain  affiliates.  As a result,  assuming the  transaction  closes,  the  economics of the  Company's business from  September 30, 2002 forward will inure to the benefit or detriment of Prudential  Financial.  Included in the
         Purchase Agreement,  SICL has agreed to indemnify  Prudential  Financial for certain liabilities that may arise relating to periods prior to September 30, 2002. These  liabilities  generally include market conduct  activities,  as well as contract and regulatory compliance (referred to as "Covered Liabilities").

         Related to the  indemnification  provisions  contained in the Purchase  Agreement,  SICL has signed, for the benefit of the
         Company,  an indemnity letter,  effective December 19, 2002, to make the Company whole for certain Covered Liabilities that come to  fruition  during  the period  beginning  December  19,  2002 and ending  with the close of the  transaction.  This indemnification  effectively  transfers  the risk  associated  with  those  Covered  Liabilities  from the  Company to SICL concurrent with the signing of the definitive purchase agreement rather than waiting until the transaction closes.

19.      SEGMENT REPORTING

         Assets under management and sales for products other than variable  annuities have not been  significant  enough to warrant full segment  disclosures as required by SFAS 131,  "Disclosures about Segments of an Enterprise and Related  Information,"
         and the Company does not  anticipate  that they will be so in the future due to changes in the Company's  strategy to focus on its core variable annuity business.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

20.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                                                                      Three Months Ended
                                                  ----------------------------------------------------------
                          2002                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance revenues*    $   118,797   $    126,614   $    115,931   $    108,488
        Net investment income                           4,965          4,714          5,128          4,825
        Net realized capital losses                    (1,840)        (1,584)        (2,327)        (3,863)
                                                  -----------   ------------   ------------   ------------
        Total revenues                                121,922        129,744        118,732        109,450
        Benefits and expenses*                        112,759        160,721        323,529        150,906
                                                  -----------   ------------   ------------   ------------
        Pre-tax net income (loss)                       9,163        (30,977)      (204,797)       (41,456)
        Income tax expense (benefit)                    1,703        (11,746)       (72,754)       (20,013)
                                                  -----------   ------------   ------------   ------------
        Net income (loss)                         $     7,460   $    (19,231)  $   (132,043)  $    (21,443)
                                                  ===========   ============   ============   ============

         *        For the quarters ended March 31, 2002 and June 30, 2002,  the Company had  overstated  premiums ceded in revenues.
                  The above  presentation  reflects  an equal and  offsetting  reclassification  of these  amounts to  benefits  and expenses with no net income impact.

                                                                      Three Months Ended
                                                  ----------------------------------------------------------
                          2001                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance revenues***  $   130,885   $    128,465   $    122,708   $    119,604
        Net investment income**                         5,381          4,997          5,006          4,742
        Net realized capital gains (losses)             1,902            373            376         (1,723)
                                                  -----------   ------------   ------------   ------------
        Total revenues                                138,168        133,835        128,090        122,623
        Benefits and expenses**  ***                  122,729        110,444        123,307        125,969
                                                  -----------   ------------   ------------   ------------
        Pre-tax net income (loss)                      15,439         23,391          4,783         (3,346)
        Income tax expense (benefit)                    4,034          7,451           (480)        (3,837)
                                                  -----------   ------------   -------------  ------------
        Net income                                $    11,405   $     15,940   $      5,263   $        491
                                                  ===========   ============   ============   ============

         **       For the quarters ended March 31, 2001,  June 30, 2001 and September 30, 2001, the Company had reported  investment performance  associated  with its  derivatives  as net  investment  income.  The  above  presentation  reflects  a reclassification of these amounts to benefits and expenses.
         ***      For the quarters  ended  September 30, 2001 and December 31, 2001,  the Company had  overstated  premiums ceded in revenues.  The above presentation  reflects an equal and offsetting  reclassification of these amounts to benefits and expenses with no net income impact.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

20.      QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                                                                      Three Months Ended
                                                  ----------------------------------------------------------
                          2000                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance revenues     $    137,040  $    139,346   $   147,819    $    135,866
        Net investment income****                        4,343         4,625         4,619           5,008
        Net realized capital gains (losses)                729        (1,436)         (858)            877
        Total revenues                                 142,112       142,535       151,580         141,751
        Benefits and expenses****                      107,893       122,382       137,843         114,264
        Pre-tax net income                              34,219        20,153        13,737          27,487
        Income tax expense                              10,038         5,225         3,167          12,349
        Net income                                $     24,181  $     14,928   $    10,570    $     15,138
                                                  ============  ============   ===========    ============

         ****     For the quarters  ended March 31, 2000,  June 30, 2000,  September 30, 2000 and December 31, 2000, the Company had
                  reported investment  performance  associated with its derivatives as net investment income. The above presentation reflects a reclassification of these amounts to benefits and expenses.

                               APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

Separate  Account B consists  of  multiple  Sub-accounts.  Each  Sub-account  invests  only in a single  mutual  fund or mutual fund portfolio.  All or some of these  Sub-accounts  are available as investment  options for other variable  annuities we offer pursuant to different prospectuses.

Unit Prices And Numbers Of Units:  The following table shows:  (a) the Unit Price,  as of the dates shown,  for Units in each of the
Sub-accounts of Separate Account B that are being offered pursuant to this Prospectus;  and (b) the number of Units  outstanding for each  such  Sub-account  as of the  dates  shown.  The year in which  operations  commenced  in each  such  Sub-account  is noted in parentheses.  To the extent a Sub-account  commenced  operations during a particular  calendar year, the Unit Price as of the end of the period reflects only the partial year results from the  commencement of operations  until December 31st of the applicable  year.
The  portfolios  in  which a  particular  Sub-account  invests  may or may not have  commenced  operations  prior  to the date  such
Sub-account  commenced  operations.  The initial offering price for each Sub-account was $10.00.  Unit Prices and Units are provided for Sub-accounts that commenced operations prior to January 1, 2003.

Total  annual  expenses  under the Annuity  between  July 1, 1994 and May 1, 1998 were 0.90%.  Prior to July 1, 1994,  total  annual expenses  included an investment  allocation  services  charge of 1.00%;  total annual  expenses were 1.90%.  Effective May 1, 1998, total annual  expenses were further reduced to 0.65%.  Therefore,  Unit Prices as of the dates shown reflect the actual total annual expenses assessed for the periods shown.

Beginning  November 18, 2002,  multiple Unit Prices will be calculated  for each  Sub-account  of Separate  Account B to reflect the daily charge  deducted for each  combination of the applicable  Insurance  Charge,  Distribution  Charge (when  applicable)  and the charge for each  optional  benefit  offered  under this  Annuity.  The Unit Prices below reflect the daily charges for each optional benefit offered between November 18, 2002 and December 31, 2002 only.

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Strong International Equity 1 (1993)
     With No Optional Benefits
     Unit Price                                          $12.71        15.68         20.44        27.98        17.16        14.38        12.27        11.29       10.36       10.23
     Number of Units                                    254,902      332,333       481,172      425,100      485,513      477,264      408,066      452,589     199,313      12,521
     With One Optional Benefit
     Unit Price                                           $9.96            -             -            -            -            -            -            -           -           -
     Number of Units                                         10            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Value                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $19.53            -             -            -            -            -            -            -           -           -
     Number of Units                                 14,140,023            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST William Blair International Growth 2 (1997)
     With No Optional Benefits
     Unit Price                                          $10.37        14.04         18.48        24.68        13.60        11.78            -            -           -           -
     Number of Units                                    371,174      539,241       792,703      962,018      729,573      235,801            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.92            -             -            -            -            -            -            -           -           -
     Number of Units                                 29,062,215            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST American Century International Growth 3
(1997)
     With No Optional Benefits
     Unit Price                                          $10.66        13.33         18.44        22.13        13.48        11.42            -            -           -           -
     Number of Units                                    730,397      810,030       475,460      108,115      105,857       43,776            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $9.70            -             -            -            -            -            -            -           -           -
     Number of Units                                      3,471            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $10.20            -             -            -            -            -            -            -           -           -
     Number of Units                                 31,813,722            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST DeAM International Equity 4 (1995)
     With No Optional Benefits
     Unit Price                                           $9.29        11.27         16.73        24.16        12.82        11.63        11.49        10.27           -           -
     Number of Units                                    200,531      232,142       344,664      274,671      230,548      203,237      278,460      137,991           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $8.81            -             -            -            -            -            -            -           -           -
     Number of Units                                 10,185,535            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST MFS Global Equity (1999)
     With No Optional Benefits
     Unit Price                                           $7.93         9.09         10.17        11.03            -            -            -            -           -           -
     Number of Units                                    114,507       47,989        11,623          213            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $7.74            -             -            -            -            -            -            -           -           -
     Number of Units                                  5,878,055            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST PBHG Small-Cap Growth 5 (1994)
     With No Optional Benefits
     Unit Price                                          $13.55       $20.79         22.37        43.43        18.07        17.57        16.71        14.04       10.69           -
     Number of Units                                    242,006      337,538       369,812      690,331      506,384      399,262      271,845      221,840      96,278           -
     With One Optional Benefit
     Unit Price                                           $9.49            -             -            -            -            -            -            -           -           -
     Number of Units                                          5            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $12.83            -             -            -            -            -            -            -           -           -
     Number of Units                                 17,093,250            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST DeAM Small-Cap Growth 6 (1999)
     With No Optional Benefits
     Unit Price                                           $6.32         8.65         12.16        15.49            -            -            -            -           -           -
     Number of Units                                    493,736      711,997       727,887      608,042            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $9.73            -             -            -            -            -            -            -           -           -
     Number of Units                                      1,705            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $6.13            -             -            -            -            -            -            -           -           -
     Number of Units                                 44,042,514            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Federated Aggressive Growth (2000)
     With No Optional Benefits
     Unit Price                                           $5.04         7.17          9.09            -            -            -            -            -           -           -
     Number of Units                                    276,968      212,523         8,370            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $4.96            -             -            -            -            -            -            -           -           -
     Number of Units                                  5,188,521            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Goldman Sachs Small-Cap Value 7 (1998)
     With No Optional Benefits
     Unit Price                                          $14.25        15.58         14.27        10.73         9.93            -            -            -           -           -
     Number of Units                                    572,355      943,242       362,487      133,145       65,255            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $13.72            -             -            -            -            -            -            -           -           -
     Number of Units                                 20,004,839            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Gabelli Small-Cap Value 8 (1997)
     With No Optional Benefits
     Unit Price                                          $13.15        14.61         13.74        11.35        11.36        12.78            -            -           -           -
     Number of Units                                    680,968      979,765       594,074      570,268      895,422      771,770            -            -           -           -
     With One Optional Benefit
     Unit Price                                          $10.09            -             -            -            -            -            -            -           -           -
     Number of Units                                      1,652            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $12.58            -             -            -            -            -            -            -           -           -
     Number of Units                                 32,549,396            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST DeAM Small-Cap Value 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.72            -             -            -            -            -            -            -           -           -
     Number of Units                                     22,404            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $7.68            -             -            -            -            -            -            -           -           -
     Number of Units                                    581,833            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Goldman Sachs Mid-Cap Growth 10 (2000)
     With No Optional Benefits
     Unit Price                                           $2.83         3.93          6.61            -            -            -            -            -           -           -
     Number of Units                                    162,029      373,853       159,879            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $2.78            -             -            -            -            -            -            -           -           -
     Number of Units                                 16,748,577            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Neuberger Berman Mid-Cap Growth 11 (1994)
     With No Optional Benefits
     Unit Price                                          $13.59        19.88         26.97        29.53        19.63        16.38        14.15        12.27        9.95           -
     Number of Units                                    323,369      477,410       301,210       91,314       94,905      104,340      100,758       89,474       3,419           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $12.86            -             -            -            -            -            -            -           -           -
     Number of Units                                 19,674,777            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Neuberger Berman Mid-Cap Value 12 (1993)
     With No Optional Benefits
     Unit Price                                          $17.75        19.97         20.73        16.37        15.59        16.07        12.81        11.59        9.27       10.10
     Number of Units                                    765,716      778,257       619,565      385,591      218,024      260,929      103,416      164,976      86,555         467
     With One Optional Benefit
     Unit Price                                           $9.99            -             -            -            -            -            -            -           -           -
     Number of Units                                          5            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $17.78            -             -            -            -            -            -            -           -           -
     Number of Units                                 37,524,187            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Alger All-Cap Growth (2000)
     With No Optional Benefits
     Unit Price                                           $3.59         5.63          6.80            -            -            -            -            -           -           -
     Number of Units                                    624,243    1,351,204       168,813            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $3.51            -             -            -            -            -            -            -           -           -
     Number of Units                                 85,441,507            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Gabelli All-Cap Value (2000)
     With No Optional Benefits
     Unit Price                                           $7.71         9.79         10.08            -            -            -            -            -           -           -
     Number of Units                                    201,049      267,724        54,033            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $7.59            -             -            -            -            -            -            -           -           -
     Number of Units                                 11,924,124            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST T. Rowe Price Natural Resources (1995)
     With No Optional Benefits
     Unit Price                                          $19.36        20.62         20.61        16.37        12.86        14.68        14.31        11.04           -           -
     Number of Units                                    108,448      113,440       108,081      106,822      109,887      114,880      140,275       27,379           -           -
     With One Optional Benefit
     Unit Price                                          $10.45            -             -            -            -            -            -            -           -           -
     Number of Units                                      2,880            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $18.36            -             -            -            -            -            -            -           -           -
     Number of Units                                  5,891,582            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Alliance Growth 13 (1996)
     With No Optional Benefits
     Unit Price                                          $10.43        15.21         17.95        20.95        15.75        12.45        10.92            -           -           -
     Number of Units                                    210,924      300,536       218,749      183,376      193,822      199,511      119,830            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.94            -             -            -            -            -            -            -           -           -
     Number of Units                                 21,295,907            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST MFS Growth (1999)
     With No Optional Benefits
     Unit Price                                           $5.82         8.15         10.48        11.29            -            -            -            -           -           -
     Number of Units                                    643,644      892,954        93,890       10,558            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $5.68            -             -            -            -            -            -            -           -           -
     Number of Units                                 85,193,279            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Marsico Capital Growth (1997)
     With No Optional Benefits
     Unit Price                                          $11.89        14.17         18.22        21.39        14.11        10.03            -            -           -           -
     Number of Units                                  1,177,309    1,151,083     1,258,964      935,502      739,559       12,993            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $9.53            -             -            -            -            -            -            -           -           -
     Number of Units                                      6,555            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $11.44            -             -            -            -            -            -            -           -           -
     Number of Units                                 81,046,482            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Goldman Sachs Concentrated Growth 14 (1993)
     With No Optional Benefits
     Unit Price                                          $17.69        25.38         37.39        54.52        35.40        21.18        16.59        13.04        9.54       10.13
     Number of Units                                    397,460      760,500       853,950      853,471      823,116      666,835      574,520      384,701     187,924      17,956
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $19.17            -             -            -            -            -            -            -           -           -
     Number of Units                                 56,016,467            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST DeAm Large-Cap Growth 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.71            -             -            -            -            -            -            -           -           -
     Number of Units                                     14,243            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $7.67            -             -            -            -            -            -            -           -           -
     Number of Units                                    986,566            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST DeAm Large-Cap Value 15 (2000)
     With No Optional Benefits
     Unit Price                                           $7.77         9.23          9.84            -            -            -            -            -           -           -
     Number of Units                                     80,618       63,553        50,761            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $7.64            -             -            -            -            -            -            -           -           -
     Number of Units                                  4,621,831            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Alliance/Bernstein Growth + Value (2001)
     With No Optional Benefits
     Unit Price                                           $7.21         9.68             -            -            -            -            -            -           -           -
     Number of Units                                     24,048       24,134             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $7.12            -             -            -            -            -            -            -           -           -
     Number of Units                                  3,031,899            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST AST Sanford Bernstein Core Value (2001)
     With No Optional Benefits
     Unit Price                                           $8.70        10.10             -            -            -            -            -            -           -           -
     Number of Units                                    305,648       54,784             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $8.59            -             -            -            -            -            -            -           -           -
     Number of Units                                 15,239,844            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Cohen & Steers Realty (1998)
     With No Optional Benefits
     Unit Price                                          $11.08        10.86         10.63         8.48         8.35            -            -            -           -           -
     Number of Units                                    317,670      345,833       335,316      232,305       91,685            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                          $10.34            -             -            -            -            -            -            -           -           -
     Number of Units                                      4,595            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $10.67            -             -            -            -            -            -            -           -           -
     Number of Units                                 14,017,528            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Sanford Bernstein Managed Index 500 16 (1998)
     With No Optional Benefits
     Unit Price                                           $9.77        12.40         13.86        15.31        12.71            -            -            -           -           -
     Number of Units                                    711,077      691,458       523,132      262,088      222,115            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.41            -             -            -            -            -            -            -           -           -
     Number of Units                                 39,938,791            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST American Century Income & Growth 17 (1997)
     With No Optional Benefits
     Unit Price                                          $10.62        13.34         14.66        16.54        13.54        12.14            -            -           -           -
     Number of Units                                    278,381      361,018       386,882      212,826      158,481      104,567            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $10.16            -             -            -            -            -            -            -           -           -
     Number of Units                                 22,410,834            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Alliance Growth and Income 18 (1993)
     With No Optional Benefits
     Unit Price                                          $19.18        25.17         25.45        24.28        21.05        18.84        15.32        13.04       10.21       10.13
     Number of Units                                    781,774    1,063,471       824,148      771,705      666,925      700,150      671,510      498,080     238,128       9,793
     With One Optional Benefit
     Unit Price                                           $9.84            -             -            -            -            -            -            -           -           -
     Number of Units                                      6,376            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $21.31            -             -            -            -            -            -            -           -           -
     Number of Units                                 49,030,576            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST MFS Growth with Income (1999)
     With No Optional Benefits
     Unit Price                                           $6.84         8.78         10.46        10.51            -            -            -            -           -           -
     Number of Units                                     97,144       79,553        76,365          383            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $6.68            -             -            -            -            -            -            -           -           -
     Number of Units                                 11,173,177            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST INVESCO Capital Income 19 (1994)
     With No Optional Benefits
     Unit Price                                          $17.04        20.79         22.89        22.00        19.82        17.60        14.38        12.39        9.62           -
     Number of Units                                    274,957      421,855       458,422      291,589      317,432      287,286      283,889      293,340     150,719           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $16.14            -             -            -            -            -            -            -           -           -
     Number of Units                                 37,055,825            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST DeAM Global Allocation 20 (1993)
     With No Optional Benefits
     Unit Price                                          $14.68        17.47         19.92        20.97        17.46        15.57        13.27        12.04        9.91       10.04
     Number of Units                                    100,537      149,042       172,245      203,969      223,039      211,541      186,453      239,737     114,927       6,185
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $14.50            -             -            -            -            -            -            -           -           -
     Number of Units                                 18,212,529            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST American Century Strategic Balanced (1997)
     With No Optional Benefits
     Unit Price                                          $12.56        14.00         14.65        15.22        13.56        11.25            -            -           -           -
     Number of Units                                    128,128      182,487       106,849       52,889       22,252        3,720            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $12.01            -             -            -            -            -            -            -           -           -
     Number of Units                                 12,683,097            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST T. Rowe Price Asset Allocation (1994)
     With No Optional Benefits
     Unit Price                                          $17.03        19.02         20.11        20.34        18.56        15.78        13.44        11.98        9.80           -
     Number of Units                                    155,933      109,469       114,244      134,685      136,200       99,319       82,655       89,787      74,058           -
     With One Optional Benefit
     Unit Price                                           $9.97            -             -            -            -            -            -            -           -           -
     Number of Units                                      8,031            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $16.13            -             -            -            -            -            -            -           -           -
     Number of Units                                 15,466,227            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST T. Rowe Price Global Bond 21 (1994)
     With No Optional Benefits
     Unit Price                                          $12.74        11.15         10.93        11.05        12.13        10.65        11.11        10.58        9.61           -
     Number of Units                                    585,072      192,368       211,010      222,268      335,544      266,136      213,216      127,373      25,171           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $12.04            -             -            -            -            -            -            -           -           -
     Number of Units                                 14,576,376            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Federated High Yield (1994)
     With No Optional Benefits
     Unit Price                                          $13.17        13.25         13.31        14.84        14.64        14.37        12.75        11,32        9.56           -
     Number of Units                                  1,347,832      786,689       652,586      557,915      626,368      595,692      433,739      300,107     122,508           -
     With One Optional Benefit
     Unit Price                                          $10.28            -             -            -            -            -            -            -           -           -
     Number of Units                                      3,156            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $12.47            -             -            -            -            -            -            -           -           -
     Number of Units                                 38,477,793            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Lord Abbett Bond-Debenture (2000)
     With No Optional Benefits
     Unit Price                                          $10.35        10.38         10.14            -            -            -            -            -           -           -
     Number of Units                                    590,060      149,890         1,858            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                          $10.24            -             -            -            -            -            -            -           -           -
     Number of Units                                         10            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $10.18            -             -            -            -            -            -            -           -           -
     Number of Units                                 10,468,962            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST DeAM Bond 9 (2002)
     With No Optional Benefits
     Unit Price                                          $10.72            -             -            -            -            -            -            -           -           -
     Number of Units                                     16,060            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $10.67            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,487,730            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST PIMCO Total Return Bond (1994)
     With No Optional Benefits
     Unit Price                                          $17.58        16.20         14.98        13.51        13.75        12.65        11.60        11.32        9.62           -
     Number of Units                                  2,496,607    2,171,814     2,219,006    1,509,966    1,703,920    1,523,587    1,203,159      846,356     256,950           -
     With One Optional Benefit
     Unit Price                                          $10.18            -             -            -            -            -            -            -           -           -
     Number of Units                                      7,823            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $16.65            -             -            -            -            -            -            -           -           -
     Number of Units                                113,007,310            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST PIMCO Limited Maturity Bond (1995)
     With No Optional Benefits
     Unit Price                                          $15.03        14.24         13.28        12.32        12.00        11.42        10.71        10.41           -           -
     Number of Units                                  1,605,101    1,002,458       862,868      807,789      593,352      469,686      424,713      399,158           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $14.26            -             -            -            -            -            -            -           -           -
     Number of Units                                 61,707,894            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Money Market (1993)
     With No Optional Benefits
     Unit Price                                          $13.81        13.72         13.31        12.63        12.15        11.63        11.14        10.70       10.23       10.00
     Number of Units                                  8,322,994    7,694,667     7,219,151    3,950,988    1,757,232    1,518,310    1,292,931      968,666     880,903      36,093
     With One Optional Benefit
     Unit Price                                          $10.00            -             -            -            -            -            -            -           -           -
     Number of Units                                     15,100            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $13.23            -             -            -            -            -            -            -           -           -
     Number of Units                                163,759,511            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
The Montgomery Variable Series - MV Emerging
Markets (1996)
     With No Optional Benefits
     Unit Price                                           $6.07         6.77          7.32        10.31         6.30        10.15        10.29            -           -           -
     Number of Units                                    337,154      235,357       220,596      210,007      250,465      305,775       39,355            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $5.79            -             -            -            -            -            -            -           -           -
     Number of Units                                 10,957,884            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Wells Fargo Variable Trust - Equity Value (1998)
     With No Optional Benefits
     Unit Price                                           $6.84         9.07          9.76         9.28         9.58            -            -            -           -           -
     Number of Units                                    109,227      131,195       131,343       22,874        1,943            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $6.61            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,835,243            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Wells Fargo Variable Trust - Equity Income (2000)
     With No Optional Benefits
     Unit Price                                          $12.84        16.01         17.03            -            -            -            -            -           -           -
     Number of Units                                     15,148       14,888         7,400            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $7.46            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,361,988            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Rydex Variable Trust - Nova (1999)
     With No Optional Benefits
     Unit Price                                           $4.18         6.54          8.61        10.88            -            -            -            -           -           -
     Number of Units                                     53,740       96,678       160,940      170,171            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $4.06            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,629,551            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Rydex Variable Trust - Ursa (1999)
     With No Optional Benefits
     Unit Price                                          $14.85        12.29         10.76         9.33            -            -            -            -           -           -
     Number of Units                                        875        1,421        58,713       39,869            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $14.45            -             -            -            -            -            -            -           -           -
     Number of Units                                    234,642            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Rydex Variable Trust - OTC (1999)
     With No Optional Benefits
     Unit Price                                           $4.12         6.78         10.53        17.15            -            -            -            -           -           -
     Number of Units                                    105,261      185,653       502,685      156,294            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $4.01            -             -            -            -            -            -            -           -           -
     Number of Units                                 10,686,757            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Dynamics (1999)
     With No Optional Benefits
     Unit Price                                           $6.18         9.13         13.35        13.93            -            -            -            -           -           -
     Number of Units                                    135,486      267,417       210,494        9,545            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $6.03            -             -            -            -            -            -            -           -           -
     Number of Units                                  9,117,894            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Technology (1999)
     With No Optional Benefits
     Unit Price                                           $3.58         6.78         12.59        16.55            -            -            -            -           -           -
     Number of Units                                    265,726      409,546       381,493      127,037            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $3.49            -             -            -            -            -            -            -           -           -
     Number of Units                                 18,830,138            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Health Sciences (1999)
     With No Optional Benefits
     Unit Price                                           $9.60        12.79         14.73        11.36            -            -            -            -           -           -
     Number of Units                                    238,488      322,329       386,673        4,966            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.37            -             -            -            -            -            -            -           -           -
     Number of Units                                 11,475,199            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Financial Services (1999)
     With No Optional Benefits
     Unit Price                                          $10.73        12.69         14.17        11.43            -            -            -            -           -           -
     Number of Units                                    137,142      282,129       414,091        3,896            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $10.47            -             -            -            -            -            -            -           -           -
     Number of Units                                  7,556,596            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Telecommunications (1999)
     With No Optional Benefits
     Unit Price                                           $2.49         5.09         11.15        15.20            -            -            -            -           -           -
     Number of Units                                    192,391      242,965       280,967      136,110            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $2.43            -             -            -            -            -            -            -           -           -
     Number of Units                                  9,354,303            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Evergreen VA - Global Leaders (1999)
     With No Optional Benefits
     Unit Price                                           $7.25         9.16         10.64            -            -            -            -            -           -           -
     Number of Units                                     15,780       28,265        18,481            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $7.08            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,442,329            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Evergreen VA - Special Equity (1999)
     With No Optional Benefits
     Unit Price                                           $7.34        10.14         11.11            -            -            -            -            -           -           -
     Number of Units                                     86,011      114,085        33,699            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $7.16            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,205,267            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Evergreen VA - Omega (2001)
     With No Optional Benefits
     Unit Price                                           $6.73         9.08             -            -            -            -            -            -           -           -
     Number of Units                                      1,695       28,442             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $4.93            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,594,817            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Europe 30 (1999)
     With No Optional Benefits
     Unit Price                                           $5.91         8.01         10.62        12.26            -            -            -            -           -           -
     Number of Units                                     26,656       74,072        33,488          134            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $5.76            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,550,567            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Asia 30 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.80            -             -            -            -            -            -            -           -           -
     Number of Units                                     18,518            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $7.76            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,060,741            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Japan 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.29            -             -            -            -            -            -            -           -           -
     Number of Units                                      3,411            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $7.25            -             -            -            -            -            -            -           -           -
     Number of Units                                    338,472            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Banks 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.62            -             -            -            -            -            -            -           -           -
     Number of Units                                      6,455            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $8.58            -             -            -            -            -            -            -           -           -
     Number of Units                                    555,999            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Basic Materials 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.52            -             -            -            -            -            -            -           -           -
     Number of Units                                     11,440            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $8.47            -             -            -            -            -            -            -           -           -
     Number of Units                                    361,568            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Biotechnology (2001)
     With No Optional Benefits
     Unit Price                                           $5.23         8.43             -            -            -            -            -            -           -           -
     Number of Units                                    111,468       47,974             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $5.16            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,412,670            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Consumer Cyclical 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.29            -             -            -            -            -            -            -           -           -
     Number of Units                                     14,792            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $7.26            -             -            -            -            -            -            -           -           -
     Number of Units                                    319,201            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Consumer Non-Cyclical 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.33            -             -            -            -            -            -            -           -           -
     Number of Units                                      9,203            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $8.29            -             -            -            -            -            -            -           -           -
     Number of Units                                    406,966            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Energy (2001)
     With No Optional Benefits
     Unit Price                                           $7.63         9.25             -            -            -            -            -            -           -           -
     Number of Units                                    148,807      262,999             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $7.51            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,985,954            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Financial (2001)
     With No Optional Benefits
     Unit Price                                           $7.85         9.28             -            -            -            -            -            -           -           -
     Number of Units                                     31,033       12,893             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $7.74            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,086,464            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Healthcare (2001)
     With No Optional Benefits
     Unit Price                                           $7.23         9.42             -            -            -            -            -            -           -           -
     Number of Units                                     76,140       38,320             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $7.13            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,313,814            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Industrial 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $7.93            -             -            -            -            -            -            -           -           -
     Number of Units                                     12,642            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Internet 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.63            -             -            -            -            -            -            -           -           -
     Number of Units                                     53,814            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $8.58            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,982,656            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Pharmaceuticals 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.62            -             -            -            -            -            -            -           -           -
     Number of Units                                      9,411            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $8.57            -             -            -            -            -            -            -           -           -
     Number of Units                                    241,916            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Precious Metals 9 (2002)
     With No Optional Benefits
     Unit Price                                           $9.77            -             -            -            -            -            -            -           -           -
     Number of Units                                    395,037            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.72            -             -            -            -            -            -            -           -           -
     Number of Units                                  3,992,389            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Real Estate (2001)
     With No Optional Benefits
     Unit Price                                          $10.77        10.84             -            -            -            -            -            -           -           -
     Number of Units                                     32,985       35,747             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $10.61            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,489,153            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP -Semiconductor 9 (2002)
     With No Optional Benefits
     Unit Price                                           $5.17            -             -            -            -            -            -            -           -           -
     Number of Units                                     33,410            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $5.14            -             -            -            -            -            -            -           -           -
     Number of Units                                    608,142            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Technology (2001)
     With No Optional Benefits
     Unit Price                                           $3.51         5.95             -            -            -            -            -            -           -           -
     Number of Units                                     48,717       53,955             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $3.46            -             -            -            -            -            -            -           -           -
     Number of Units                                  3,290,202            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Telecommunications (2001)
     With No Optional Benefits
     Unit Price                                           $4.41         7.15             -            -            -            -            -            -           -           -
     Number of Units                                     65,796        1,696             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $4.35            -             -            -            -            -            -            -           -           -
     Number of Units                                  3,082,428            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Utilities (2001)
     With No Optional Benefits
     Unit Price                                           $6.18         8.18             -            -            -            -            -            -           -           -
     Number of Units                                    127,336       48,251             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $6.09            -             -            -            -            -            -            -           -           -
     Number of Units                                  3,391,766            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Bull 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.02            -             -            -            -            -            -            -           -           -
     Number of Units                                    153,898            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $7.98            -             -            -            -            -            -            -           -           -
     Number of Units                                  6,296,621            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Bear (2001)
     With No Optional Benefits
     Unit Price                                          $13.95        11.62             -            -            -            -            -            -           -           -
     Number of Units                                    217,878      104,865             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $13.74            -             -            -            -            -            -            -           -           -
     Number of Units                                  4,011,499            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - UltraBull 22 (2001)
     With No Optional Benefits
     Unit Price                                           $4.78         7.52             -            -            -            -            -            -           -           -
     Number of Units                                    108,279       80,778             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $4.71            -             -            -            -            -            -            -           -           -
     Number of Units                                  6,435,217            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - OTC (2001)
     With No Optional Benefits
     Unit Price                                           $3.54         5.81             -            -            -            -            -            -           -           -
     Number of Units                                    520,310      163,539             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $3.49            -             -            -            -            -            -            -           -           -
     Number of Units                                 18,242,013            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Short OTC 9 (2002)
     With No Optional Benefits
     Unit Price                                          $11.07            -             -            -            -            -            -            -           -           -
     Number of Units                                    119,355            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $11.02            -             -            -            -            -            -            -           -           -
     Number of Units                                    682,058            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - UltraOTC (1999)
     With No Optional Benefits
     Unit Price                                           $0.60         1.94          6.25        23.61            -            -            -            -           -           -
     Number of Units                                  1,188,414    1,166,884       473,337      189,497            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $0.58            -             -            -            -            -            -            -           -           -
     Number of Units                                 70,200,723            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Mid-Cap Value 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.72            -             -            -            -            -            -            -           -           -
     Number of Units                                     28,913            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $7.68            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,089,843            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Mid-Cap Growth 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.75            -             -            -            -            -            -            -           -           -
     Number of Units                                     21,813            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $7.71            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,444,783            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - UltraMid-Cap 9 (2002)
     With No Optional Benefits
     Unit Price                                           $5.75            -             -            -            -            -            -            -           -           -
     Number of Units                                     34,937            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $5.72            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,276,660            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Small-Cap Value 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.14            -             -            -            -            -            -            -           -           -
     Number of Units                                     99,422            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $7.10            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,908,617            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Small-Cap Growth 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.75            -             -            -            -            -            -            -           -           -
     Number of Units                                     89,346            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $7.71            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,138,861            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - UltraSmall-Cap 23 (1999)
     With No Optional Benefits
     Unit Price                                           $4.85         8.51          9.27        11.98            -            -            -            -           -           -
     Number of Units                                    147,185      221,152       233,113            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $4.73            -             -            -            -            -            -            -           -           -
     Number of Units                                  5,664,617            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - U.S. Government Plus 9 (2002)
     With No Optional Benefits
     Unit Price                                          $11.64            -             -            -            -            -            -            -           -           -
     Number of Units                                    206,704            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $11.58            -             -            -            -            -            -            -           -           -
     Number of Units                                  7,945,270            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Rising Rates Opportunity 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.07            -             -            -            -            -            -            -           -           -
     Number of Units                                    126,238            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $8.03            -             -            -            -            -            -            -           -           -
     Number of Units                                    583,657            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
First Trust(R)10 Uncommon Values (2000)
     With No Optional Benefits
     Unit Price                                           $2.99         4.77          7.46            -            -            -            -            -           -           -
     Number of Units                                     42,562       44,306        37,575            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $2.94            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,716,102            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Prudential - SP Jennison International Growth
(2001)
     With No Optional Benefits
     Unit Price                                           $5.69         7.43             -            -            -            -            -            -           -           -
     Number of Units                                      1,663          -0-             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $5.62            -             -            -            -            -            -            -           -           -
     Number of Units                                    550,334            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

1.       Effective December 10, 2001, Strong Capital  Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to December 10,
     2001, A I M Capital  Management,  Inc.  served as  Sub-advisor  of the Portfolio,  then named "AST AIM  International  Equity."
     Between October 15, 1996 and May 3, 1999,  Putnam  Investment  Management,  Inc.  served as Sub-advisor of the Portfolio,  then named "AST Putnam  International  Equity."  Prior to October 15, 1996,  Seligman  Henderson  Co. served as  Sub-advisor  of the
     Portfolio, then named "Seligman Henderson International Equity Portfolio."
2.       Effective November 11, 2002,  William Blair & Company,  L.L.C.  became Sub-advisor of the Portfolio.  Prior to November 11,
     2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then anmed "AST Janus Overseas Growth."
3.       This  Portfolio  reflects the  addition of the net assets of the AST American  Century  International  Growth  Portfolio II
     ("Portfolio II") as a result of the merger between the Portfolio and Portfolio II.
4.       Effective  May 1, 2002,  Deutsche  Asset  Management,  Inc.  became  Sub-advisor  of the  Portfolio.  Prior to May 1, 2002,
     Founders Asset Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Founders  Passport." Prior to October
     15, 1996,  Seligman Henderson Co. served as Sub-advisor of the Portfolio,  then named "Seligman  Henderson  International Small
     Cap Portfolio."
5.       Effective  September 17, 2001, Pilgrim Baxter & Associates,  Ltd. became  Sub-advisor of the Portfolio.  Prior to September
     17, 2001, Janus Capital  Corporation served as Sub-advisor of the Portfolio,  then named "AST Janus Small-Cap Growth." Prior to
     December 31, 1998,  Founders  Asset  Management,  LLC served as  Sub-advisor of the  Portfolio,  then named  "Founders  Capital
     Appreciation Portfolio."
6.       Effective December 10, 2001,  Deutsche Asset Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to December 10,
     2001,  Zurich Scudder  Investments,  Inc.  served as Sub-advisor of the  Portfolio,  then named "AST Scudder  Small-Cap  Growth
     Portfolio".  Prior to May 1, 2001 the Portfolio was named "AST Kemper Small-Cap Growth Portfolio."
7.       Effective May 1, 2001,  Goldman Sachs Asset  Management  became  Sub-advisor of the Portfolio.  Prior to May 1, 2001, Lord,
     Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Small Cap Value."
8.       Effective  October 23, 2000,  GAMCO  Investors,  Inc.  became  Sub-advisor of the Portfolio.  Prior to October 23, 2000, T.
     Rowe Price  Associates,  Inc.  served as  Sub-advisor  of the  Portfolio,  then named "AST T. Rowe Price  Small  Company  Value
     Portfolio."
9.       These portfolios were first offered as Sub-accounts on May 1, 2002.
10.      Effective  November 11, 2002,  Goldman Sachs Asset Management  became  Sub-advisor of the Portfolio.  Prior to November 11,
     2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Mid-Cap Growth."
11.      Effective May 1, 1998,  Neuberger  Berman  Management,  Inc.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 1998,
     Berger Associates, Inc. served as Sub-advisor of the Portfolio, then named "Berger Capital Growth Portfolio."
12.      Effective May 1, 1998,  Neuberger  Berman  Management,  Inc.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 1998,
     Federated Investment Counseling served as Sub-advisor of the Portfolio, then named "Federated Utility Income Portfolio."
13.      Effective May 1, 2000,  Alliance Capital  Management,  L.P. became Sub-advisor of the Portfolio.  Between December 31, 1998 and May 1, 2000,  OppenheimerFunds,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Oppenheimer Large-Cap Growth
     Portfolio." Prior to December 31, 1998,  Robertson,  Stephens & Company  Investment  Management,  L.P. served as Sub-advisor of the Portfolio, then named "Robertson Stephens Value + Growth Portfolio."
14.      Effective  November 11, 2002,  Goldman Sachs Asset Management  became  Sub-advisor of the Portfolio.  Prior to November 11,
     2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST JanCap Growth."
15.      Effective May 1, 2002,  Deutsche Asset Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to May 1, 2002, Janus
     Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Strategic Value."
16.      Effective  May 1, 2000,  Sanford C.  Bernstein & Co.,  Inc.  became  Sub-advisor  of the  Portfolio.  Prior to May 1, 2000,
     Bankers Trust Company served as Sub-advisor of the Portfolio, then named "AST Bankers Trust Managed Index 500 Portfolio."
17.      Effective May 3, 1999, American Century Investment  Management,  Inc. became Sub-advisor of the Portfolio.  Between October
     15, 1996 and May 3, 1999, Putnam  Investment  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Putnam
     Value Growth & Income."
18.      Effective May 1, 2000,  Alliance  Capital  Management,  L.P.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 2000,
     Lord, Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Growth and Income Portfolio."
19.      Effective July 1, 2002, the AST INVESCO Equity Income portfolio changed its name to AST INVESCO Capital Income.
20.      Effective May 1, 2002,  Deutsche Asset Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to May 1, 2002, A I M
     Capital  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST AIM Balanced." Between October 15, 1996 and
     May 3, 1999,  Putnam  Investment  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Putnam  Balanced."
     Prior to October 15, 1996, Phoenix  Investment  Counsel,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Phoenix
     Balanced Asset Portfolio."
21.      Effective August 8, 2000, T. Rowe Price  International,  Inc. became  Sub-advisor of the Portfolio.  Effective May 1, 2000, the name of the  Portfolio  was changed to the "AST T. Rowe Price  Global  Bond".  Effective  May 1, 1996,  Rowe  Price-Fleming
     International,  Inc.  became  Sub-advisor of the Portfolio.  Prior to May 1, 1996,  Scudder,  Stevens & Clark,  Inc.  served as
     Sub-advisor of the Portfolio, then named "AST Scudder International Bond Portfolio."
22.      Effective  May 1, 2003,  the ProFunds VP Bull Plus  portfolio  changed its name to ProFund VP UltraBull to reflect a change in its investment objective.
23.      Prior to May 1, 2000,  ProFund VP UltraSmall-Cap  was named "ProFund VP Small Cap" and sought daily investment results that corresponded to the performance of the Russell 2000(R)Index.

                                        APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced  Beneficiary  Protection  Optional Death Benefit is calculated.  Each example assumes that a $50,000  initial  Purchase  Payment is made. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account  Value is maintained in the variable  investment  options.  The formula for  determining  the Enhanced  Beneficiary
Protection Optional Death Benefit is as follows:

           Growth =               Account Value of variable             minus         Purchase Payments - proportional
                               investment options plus Interim
                                Value of Fixed Allocations (no
                                         MVA applies)                                           withdrawals

Example with market increase
Assume that the Owner has made no withdrawals  and that the Account Value has been  increasing due to positive  market  performance.
On the date we receive  due proof of death,  the  Account  Value is  $75,000.  The basic  Death  Benefit is  calculated  as Purchase
Payments minus proportional  withdrawals,  or Account Value, which ever is greater.  Therefore,  the basic Death Benefit is equal to
$75,000.  The Enhanced  Beneficiary  Protection  Optional Death Benefit is equal to the amount payable under the basic Death Benefit
($75,000) PLUS 40% of the "Growth" under the Annuity.

         Growth   =        $75,000 - [$50,000 - $0]
                  =        $25,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  =        $25,000 * 0.40
                  =        $10,000

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $85,000

Examples with market decline
Assume  that the  Owner  has made no  withdrawals  and that  the  Account  Value  has been  decreasing  due to  declines  in  market performance.  On the date we receive due proof of death,  the Account  Value is $45,000.  The basic Death  Benefit is  calculated as
Purchase Payments minus proportional  withdrawals,  or Account Value, which ever is greater.  Therefore,  the basic Death Benefit is equal to $50,000.  The Enhanced  Beneficiary  Protection Optional Death Benefit is equal to the amount payable under the basic Death
Benefit ($50,000) PLUS the "Growth" under the Annuity.

         Growth   =        $45,000 - [$50,000 - $0]
                  =        $-5,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  NO BENEFIT IS PAYABLE

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $50,000

In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

Example with market increase and withdrawals
Assume that the Account Value has been increasing due to positive  market  performance and the Owner made a withdrawal of $15,000 in
Annuity Year 5 when the Account  Value was $75,000.  On the date we receive due proof of death,  the Account  Value is $90,000.  The basic Death Benefit is calculated as Purchase  Payments minus  proportional  withdrawals,  or Account Value,  which ever is greater.
Therefore,  the basic Death Benefit is equal to $90,000.  The Enhanced  Beneficiary  Protection  Optional  Death Benefit is equal to the amount payable under the basic Death Benefit ($90,000) PLUS 40% of the "Growth" under the Annuity.

         Growth   =        $90,000 - [$50,000 - ($50,000 * $15,000/$75,000)]
                  =        $90,000 - [$50,000 - $10,000]
                  =        $90,000 - $40,000
                  =        $50,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  =        $50,000 * 0.40
                  =        $20,000

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $110,000

Examples of Highest Anniversary Value Death Benefit Calculation
The  following  are examples of how the Highest  Anniversary  Value Death  Benefit is  calculated.  Each example  assumes an initial
Purchase  Payment of  $50,000.  Each  example  assumes  that there is one Owner who is age 70 on the Issue Date and that all Account
Value is maintained in the variable investment options.

Example with market increase and death before Death Benefit Target Date
Assume that the Owner's  Account Value has generally been  increasing  due to positive  market  performance  and that no withdrawals have been made.  On the date we receive due proof of death,  the Account Value is $75,000;  however,  the  Anniversary  Value on the
5th  anniversary  of the Issue Date was $90,000.  Assume as well that the Owner has died before the Death Benefit  Target Date.  The
Death Benefit is equal to the greater of the Highest  Anniversary  Value or the basic Death Benefit.  The Death Benefit would be the
Highest  Anniversary  Value  ($90,000)  because it is greater  than the amount  that would have been  payable  under the basic Death
Benefit ($75,000).

Example with withdrawals
Assume that the Account Value has been increasing due to positive  market  performance and the Owner made a withdrawal of $15,000 in
Annuity  Year 7 when the  Account  Value was  $75,000.  On the date we receive  due proof of death,  the  Account  Value is $80,000;
however,  the  Anniversary  Value on the 5th  anniversary  of the  Issue  Date was  $90,000.  Assume as well that the Owner has died before the Death  Benefit  Target  Date.  The Death  Benefit is equal to the greater of the Highest  Anniversary  Value or the basic
Death Benefit.

Highest Anniversary Value  = $90,000 - [$90,000 * $15,000/$75,000]
                                    = $90,000 - $18,000
                                    = $72,000

Basic Death Benefit                 = $80,000 - [$80,000 * $15,000/$75,000]
                                    = $80,000 - $16,000
                                    = $64,000

Example with death after Death Benefit Target Date
Assume that the Owner's Account Value has generally been  increasing due to positive market  performance and that no withdrawals had been made prior to the Death  Benefit  Target Date.  Further  assume that the Owner dies after the Death Benefit  Target Date,  when the Account Value is $75,000.  The Highest  Anniversary Value on the Death Benefit Target Date was $80,000;  however,  following the
Death  Benefit  Target  Date,  the Owner made a Purchase  Payment of $15,000 and had taken a  withdrawal  of $5,000 when the Account
Value was  $70,000.  The Death  Benefit is equal to the  greater of the  Highest  Anniversary  Value plus  Purchase  Payments  minus proportional withdrawals after the Death Benefit Target Date or the basic Death Benefit.

Highest Anniversary Value  = $80,000 + $15,000 - [$80,000 * $5,000/$70,000]
                                    = $80,000 + $15,000 - $5,714
                                    = $100,714

Basic Death Benefit                 = $75,000

                                           APPENDIX D-1 -ADVISOR'S CHOICE PRIOR CONTRACT

Between  November 1993 and July 31, 1997, the American  Skandia offered a variable annuity under the marketing name Advisors Choice(R)
which is no  longer  being  offered  ("Choice"  or  "Prior  Contract").  Purchase  Payments  may  continue  to be made to the  Prior
Contract.  Assets supporting the Prior Contracts are maintained in Sub-account of Separate Account B.

The principle  differences  between the contracts offered by this Prospectus under the marketing name Advisors Choice(R)2000 ("Choice
2" or "Current  Contract")  and the Prior  Contract  relate to the  availability  of fixed  investment  options  under the contract, charges made by the Company, and death benefit provisions.

GLOSSARY OF TERMS

Some of the definitions used in the Choice contract are different from the definitions used in Choice 2 contract.

The  definition  of "Account  Value" in the Choice 2  prospectus  is the same as the  definition  of  "Account  Value" in the Choice prospectus,  except  for the  inclusion  of  disclosure  related to fixed  investment  options.  Fixed  investment  options  are not available in the Prior Contract.

The following  defined terms in the Choice 2 prospectus  relating to the fixed  investment  options are not  applicable to the Prior
Contracts: "Current Rates," "Fixed Allocation," "Guarantee Period," "Interim Value," "MVA," and "Maturity Date."

The  definition of "Net Purchase  Payment" in the CHC2  prospectus  is the same as the  definition of "Net Purchase  Payment" in the
Choice prospectus,  except for the inclusion of any applicable sales charge,  initial maintenance fee and/or charge for taxes in the
Choice contracts.

WHAT ARE THE FIXED INVESTMENT OPTIONS?
The Prior Contracts do not offer a fixed investment option.  Therefore, any provisions in this Prospectus that relate to the Fixed
Allocations are not applicable to the Prior Contract.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Annual  Maintenance  Fee: A maintenance  fee for the Prior Contract  equaling the lesser of $35 or 2% may be assessed  against:  (a)
the initial  Purchase  Payment;  and (b) each Annuity Year after the first,  the Account Value.  It applies to the initial  Purchase
Payment only if less than $50,000.  It is assessed,  as of the first Valuation  Period of each Annuity Year after the first only if, at that time, the Account Value of the Annuity is less than $50,000.

MANAGING YOUR ACCOUNT VALUE

DO YOU OFFER DOLLAR COST AVERAGING?
Your  Choice  annuity  must have an Account  Value of not less than  $20,000 at the time we accept  your  request  for a dollar cost averaging program.

DO YOU OFFER A PROGRAM TO BALANCED FIXED AND VARIABLE INVESTMENTS?
The "Balanced Investment Program" is not available under the Prior Contract.

Guaranteed Return OptionSM: This benefit is not available in a Choice contract.

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE
This benefit is not available under the Prior Contract.

ACCESS TO ACCOUNT VALUE

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?
Your Choice  annuity must have an Account  Value of at least  $25,000 at the time we accept your request for a program of Systematic
Withdrawals.

WHAT TYPES OF ANNUITY PAYMENT OPTIONS ARE AVAILABLE UPON ANNUITIZATION?
The minimum monthly annuity payment for the Choice contract is $50.00, except where a lower amount is required by law.

DEATH BENEFIT
The minimum  death  benefit for the Choice  contract is the total of each  Purchase  Payment  growing  daily at the  equivalent of a specified  interest rate per year starting as to each Purchase  Payment on the date it is allocated to the Account  Value,  less the total of each withdrawal,  of any type,  growing daily at the equivalent of the same specified interest rate per year starting as of the date of each such  withdrawal.  However,  this  minimum  death  benefit may not exceed  200% of (A) minus (B),  where (A) is the total of all Purchase Payment received; and (B) is the total of all withdrawals of any type.

Currently, the specified rate at which the minimum death benefit increases is 5% per year, compounded yearly.

Optional Death Benefits
The Optional Death Benefits are not available under the Prior Contract.

Plus40(TM)OPTIONAL LIFE INSURANCE RIDER
The Plus40(TM)Optional Life Insurance Rider is not available under the Prior Contract.

Performance Information

The  calculation  of  performance  information  and the  Standard  Total  Return and the  Non-standard  Total  Return for the Choice
Sub-accounts are set forth in the Choice 2 Statement of Additional Information.

                                           APPENDIX D-2 -ADVISOR'S DESIGN PRIOR CONTRACT

EXPENSE EXAMPLES

The Expense Examples for the Prior Contract are as follows:

Whether or not you surrender your contract at the end of the applicable time period:

            ----------------------------- --------------------------- --------------------------- --------------------------
                       1 year                      3 years                     5 years                    10 years
            ----------------------------- --------------------------- --------------------------- --------------------------
            ----------------------------- --------------------------- --------------------------- --------------------------
                        548                          1353                        2172                       4279
            ----------------------------- --------------------------- --------------------------- --------------------------

If you annuitize at the end of the applicable time period:

            ----------------------------- --------------------------- --------------------------- --------------------------
                       1 year                      3 years                     5 years                    10 years
            ----------------------------- --------------------------- --------------------------- --------------------------
            ----------------------------- --------------------------- --------------------------- --------------------------
                        548                          1353                        2172                       4279
            ----------------------------- --------------------------- --------------------------- --------------------------

------------------------------------------------------------------------------------------------------------------------------------
The Expense Examples shown above assume your Account Value is less than $50,000 so that the Annual Maintenance Fee applies.  If your Account Value is greater than $50,000 such that the Annual Maintenance Fee does not apply, the amounts indicated in the
Expense Examples shown above would be reduced.
------------------------------------------------------------------------------------------------------------------------------------

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Sales  Charge:  The Prior  Contract  provides  for a sales charge in the amount of 1.5% of each  Purchase  Payment.  Any  applicable sales charge is deducted from each Purchase Payment.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate  certain  fees and charges or alter the manner in which the  particular  fee or charge is  deducted.  For example,  we may  reduce  the  amount of the CDSC or the length of time it  applies,  reduce or  eliminate  the amount of the Annual
Maintenance Fee or reduce the portion of the Insurance Charge for administrative  costs.  Generally,  these types of changes will be based on a reduction to our sales,  maintenance or  administrative  expenses due to the nature of the individual or group purchasing the Annuity.  Some of the factors we might  consider in making such a decision  are: (a) the size and type of group;  (b) the number of Annuities  purchased by an Owner; (c) the amount of Purchase Payments or likelihood of additional  Purchase Payments;  and/or (d)
other  transactions  where  sales,  maintenance  or  administrative  expenses  are likely to be  reduced.  We will not  discriminate unfairly  between  Annuity  purchasers if and when we reduce the portion of the Insurance  Charge  attributed to the charge covering administrative costs.

No sales charge is imposed when any group annuity  contract or any Annuity issued  pursuant to this Prospectus is owned on its Issue
Date  by:  (a)  any  parent  company,  affiliate  or  subsidiary  of  ours;  (b) an  officer,  director,  employee,  retiree,  sales representative,  or in the case of an affiliated broker-dealer,  registered representative of such company; (c) a director,  officer or trustee of any underlying  mutual fund;  (d) a director,  officer or employee of any investment  manager,  sub-advisor,  transfer agent, custodian,  auditing, legal or administrative services provider that is providing investment management,  advisory,  transfer agency,  custodianship,  auditing,  legal and/or administrative services to an underlying mutual fund or any affiliate of such firm;
(e) a director,  officer,  employee or registered  representative  of a  broker-dealer  or insurance  agency that has a then current selling agreement with us and/or with American Skandia  Marketing,  Incorporated;  (f) a director,  officer,  employee or authorized representative  of any  firm  providing  us or our  affiliates  with  regular  legal,  actuarial,  auditing,  underwriting,  claims, administrative,  computer support,  marketing, office or other services; (g) the then current spouse of any such person noted in (b)
through  (f),  above;  (h) the parents of any such  person  noted in (b)  through  (g),  above;  (i) the  child(ren)  or other legal dependent  under the age of 21 of any such person noted in (b) through (h) above;  and (j) the siblings of any such persons noted in
(b) through (h) above.

Any elimination of the sales charge or any reduction to the amount of such charges will not  discriminate  unfairly  between Annuity purchasers.  We will not make any changes to this charge where prohibited by law.

MANAGING YOUR ACCOUNT VALUE

Guaranteed Return OptionSM: This benefit is not available in the Prior Contract.

DEATH BENEFIT

Optional Death Benefits
The Optional Death Benefits are not available under the Prior Contract.

Plus40(TM)OPTIONAL LIFE INSURANCE RIDER
The Plus40(TM)Optional Life Insurance Rider was never available under the Prior Contract.

                              APPENDIX E - SALE OF THE CONTRACTS TO RESIDENTS OF THE STATE OF NEW YORK

Some of the provisions of the Annuity are different for contracts offered to residents of the State of New York.  These provisions are noted below.

GLOSSARY OF TERMS

MVA: A market  value  adjustment  used in the  determination  of Account  Value of each Fixed  Allocation  on any day other than the
Maturity  Date of such Fixed  Allocation.  You may  transfer or withdraw  all or part of the Account  Value from a Fixed  Allocation during the 30 days prior to the Maturity Date of such Fixed Allocation without application of a market value adjustment.

INVESTMENT OPTIONS

WHAT ARE THE FIXED INVESTMENT OPTIONS?
The State of New York does not allow a Guarantee Period to exceed ten years in duration.  Additionally, the interest rate we credit to the Fixed Allocation is subject to a minimum.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Annual  Maintenance Fee: For contracts  offered to residents of the State of New York the Annual  Maintenance Fee is $30.00 or 2% of
your Account Value invested in the variable investment options, whichever is less.

PURCHASING YOUR ANNUITY

Age Restrictions: The following condition has been added: The Annuitant may not be older than age 85.

MANAGING YOUR ANNUITY

"May I Change the Owner, Annuitant and Beneficiary Designations?":  The following condition has been removed:
                                                                                                     -------
|X|      A new Annuitant subsequent to the Annuity Date.

"May I Return the Annuity if I Change My Mind?":  The  "free-look"  period is within 21 days of receipt of the Annuity and within 10 days of receipt for IRAs.  The amount to be refunded is the Account  Value in the  Sub-accounts  plus the Interim Value of the Fixed
Allocations  and for IRAs the  amount to be  refunded  is the  greater  of Premium or  Account  Value.  Notice  received  by mail is effective as of the date of the postmark.

MANAGING YOUR ACCOUNT VALUE

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?
 The minimum amount allowed in an investment  option is $500.  Your transfer  request must be In Writing.  A specific  authorization form MUST be completed which authorizes us to accept transfers via phone or through means such as electronic mail.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?
The Guaranteed Return OptionSM will be available to residents of the State of New York upon approval by New York.

MVA Formula:  We apply certain formulas to determine "I" and "J" when we do not offer Guarantee Periods with a duration equal to the remaining period.  These formulas are as follows:

(a)      If we offer Guarantee Periods to your class of Annuities with durations that are both shorter and longer than the remaining period, we interpolate a rate for "J" between our then current interest rates for Guarantee Periods with the next shortest or longest durations then available for new Fixed Allocations for your class of Annuities.

(b)      If we no longer offer Guarantee Periods to your class of Annuities with durations that are both longer and shorter than the remaining period, we determine rates for "J" and, for purposes of determining the MVA only, for "I" based on the Moody's Corporate Bond Yield Average - Monthly average Corporates (the "Average"), as published by Moody's
                  Investor Services, Inc., its successor, or an equivalent service should such Average no longer be published by
                  Moody's.  For determining "I", we will use the Average published on or immediately prior to the state of the applicable Guarantee Period.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
We will notify you of the  Guarantee  Periods  available as of the date of such  notice,  at least 45 days and not more than 60 days prior to the Maturity  Date. No MVA applies to any amounts  allocated to a particular  Fixed  Allocation if you withdraw all or part of the  Account  Value in such Fixed  Allocation  within 30 days of  maturity.  If you are age 55 or older you may invest in a Fixed
Allocation with a Guarantee Period of five years or less.

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

This benefit was never available to residents of the State of New York.

ACCESS TO ACCOUNT VALUE

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
The Minimum  Distribution  provision is only available for annuities  issued under Section 403(b) of the IRS Code or for IRA's where
Minimum Distributions are required.  Minimum Distributions are not available for any other contracts.

"What is a Medically-Related Surrender and How Do I Qualify?":  This section is deleted in its entirety.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
The Annuity Date may not be later than the first day of the calendar month  following the  Annuitant's  90th  birthday.  The Annuity
Date must be the first or the fifteenth days of a calendar  month.  However,  if the contract's  accumulated  value,  at the time of annuitization,  is less than $2,000,  or would provide an income,  the initial  payment of which is less than $20 per month, in lieu of  commencing  annuity  payments,  we reserve the right to cancel the  annuity  and pay you the total of the  Account  Value in any
Sub-account plus the Interim value of any Fixed Allocation.

DEATH BENEFIT

Basic Death Benefit
The basic Death Benefit depends on the decedent's age on the date of death:

         If death occurs before the decedent's age 85:  The Death Benefit is the greater of:

|X|      The sum of all Purchase Payments less the sum of all withdrawals; and
|X|      The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

         If death occurs when the decedent is age 85 or older:  The Death  Benefit is the sum of your Account  Value in the variable investment options and your Interim Value in the Fixed Allocations.

Optional Death Benefits

====================================================================================================================================
The Optional  Death  Benefits  described in the  Prospectus  are not offered to  residents  of the State of New York.  However,  the
Highest  Anniversary  Value Optional Death Benefit  described  below is available to new purchasers of the Annuity who are residents of the State of New York.
====================================================================================================================================

If the Annuity has one Owner, the Owner must be age 80 or less at the time the Highest  Anniversary  Value Optional Death Benefit is
purchased.  If the Annuity has joint  Owners,  the oldest  Owner must be age 80 or less.  If the Annuity is owned by an entity,  the
Annuitant must be age 80 or less.

Key Terms Used with the Highest Anniversary Value Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest  Anniversary  Value  equals the highest of all  previous  "Anniversary  Values" on or before the earlier of the
             ---------------------------
     Owner's date of death and the "Death Benefit Target Date".

|X|      The Anniversary  Value is the Account Value as each anniversary of the Issue Date plus the sum of all Purchase  Payments on
             ------------------
     or after such anniversary less the sum of all "Proportional  Reductions"  since such anniversary.  The Anniversary Value on the
     Issue Date is equal to your Purchase Payment.

|X|      A  Proportional  Reduction is a reduction to the value being  measured  caused by a withdrawal,  equaling the percentage of
            -----------------------
     the  withdrawal  as compared to the Account  Value as of the date of the  withdrawal.  For example,  if your  Account  Value is
     $10,000 and you withdraw  $2,000 (a 20% reduction),  we will reduce both your  Anniversary  Value and the amount  determined by
     Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Highest Anniversary Value Death Benefit
The Highest Anniversary Value Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1.       the Account Value in the  Sub-accounts  plus the Interim Value of any Fixed  Allocations (no MVA) as of the date we receive in writing "due proof of death"; and
2.       the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

         The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the Account  Value as of the date we receive in writing  "due proof of death" (an MVA may be  applicable  to amounts in any
              Fixed Allocations); and
2.       the Highest  Anniversary  Value on the Death Benefit Target Date plus the sum of all Purchase  Payments less the sum of all
              Proportional Reductions since the Death Benefit Target Date.

Charges for Highest Anniversary Value Death Benefit
If you purchase the Highest  Anniversary  Value Optional  Death  Benefit,  an annual charge of 0.20% is deducted from your Annuity's
Account  Value.  The charge will be based on the current Death Benefit under the Highest  Anniversary  Value  Optional Death Benefit
as of the date the charge is deducted  minus the Interim Value of any Fixed  Allocations.  The charge is deducted in addition to the
Insurance  Charge.  The charge is deducted in arrears on each  anniversary of the Issue Date of the Annuity or, if you terminate the
Optional Death Benefit or surrender your Annuity, on the date the termination or surrender is effective.

AMERICAN SKANDIA'S ANNUITY REWARDS
This benefit is not available to residents of the State of New York.

Plus40(TM)OPTIONAL LIFE INSURANCE RIDER
This optional life insurance rider was never available to residents of the State of New York.

GENERAL INFORMATION

Separate Account B: We reserve the right to add Sub-accounts,  eliminate  Sub-accounts,  to combine  Sub-accounts,  or to substitute underlying  mutual funds or portfolios  of  underlying  mutual  funds.  In addition to obtaining  prior  approval from the insurance department of our state of domicile  before making such a  substitution,  deletion or addition,  any such changes are subject to the approval of the Superintendent of Insurance for the State of New York.

STATEMENT OF ADDITIONAL INFORMATION

Deferral of  Transactions:  We may defer any  distribution or transfer from a Fixed Allocation or an annuity payout for a period not to exceed 6 months.  If we defer a distribution  or transfer from any Fixed  Allocation or any fixed  annnuity  payout for more than ten (10) days, we pay interest  using our then current  crediting  rate for this purpose,  which is not less than 3% per year on the amount deferred.

Modification:  In addition to obtaining  prior approval from the insurance  department of our state of domicile,  before making such a substitution, deletion or addition, we will also obtain prior approval from the Superintendent of Insurance for New York.

Misstatement of Age or Sex:  The following provision (c) is added:
(c)      as to any annuity  payments,  we shall credit or charge  interest  using our then current  crediting rate for this purpose, which is not greater than 6% interest per year,  calculated  from the date of any  underpayment  or overpayment to the date actual payment is made.

                                                 APPENDIX F - PERFORMANCE ADVANTAGE

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

====================================================================================================================================
American Skandia's  Performance  Advantage was offered,  in those states where approved,  between May 15, 1999 and October 22, 2000.
The  description  below of the Performance  Advantage  benefit applies to those Contract Owners who purchased an Annuity during that time period when the Performance Advantage feature was offered.
====================================================================================================================================

GLOSSARY OF TERMS
When  determining  the Account  Value and  Surrender  Value of the Annuity,  both amounts will not include any Target Value  Credits
                       --------------      ----------------
(described below) that we are entitled to recover upon Surrender of your Annuity.

Do you provide any guarantees on my investment?
The Annuity  provides  variable  investment  options and fixed  investment  options.  Only the fixed  investment  options  provide a guaranteed  return on your  investment,  subject to certain terms and  conditions.  However,  your Annuity  includes a feature at no additional  cost that  provides  certain  benefits if your  Account  Value has not reached or exceeded a "target  value" on its 10th anniversary.  If, on the 10th  anniversary  of your  Annuity's  Issue Date,  your Account Value has not reached the target value (as defined below) you can choose either of the following benefits:

|X|      You may continue your Annuity  without  electing to receive  Annuity  payments and receive an annual credit to your Account
                                                                                                       ------
     Value  payable  until you begin  receiving  Annuity  payments.  The credit is equal to 0.25% of the  average of your  Annuity's
     Account Value for the preceding four complete  calendar  quarters.  This credit is applied to your investment  options pro-rata based on the allocation of your then current Account Value.

                                                                 OR

|X|      You may begin receiving  Annuity  payments within one year and accept a one-time credit to your Annuity equal to 10% of the net of the Account  Value on the 10th  anniversary  of its Issue Date minus the sum of all Purchase  Payments  allocated in the prior five years.  The annuity option you select must initially guarantee payments for not less than seven years.

Following the 10th  anniversary  of your  Annuity's  Issue Date, we will inform you if your Account Value did not meet or exceed the
Target  Value.  We will assume that you have elected to receive the annual  credit to your Account  Value  unless,  not less than 30 days  prior to the next  anniversary  of the  Annuity,  we receive at our home  office  your  election  to begin  receiving  Annuity payments.

Certain  provisions of this benefit and of the Target Value Credits  described below may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.

What is the "Target Value" and how is it calculated?
The Target Value is a tool used to determine  whether you are eligible to elect either of the benefits  described  above. The Target
Value does not impact the Account Value  available if you surrender  your Annuity or make a partial  withdrawal  and does not impact the Death  Benefit  available to your  Beneficiary(ies).  The Target Value assumes a rate of return over ten (10) Annuity Years that will allow your initial  investment to double in value,  adjusted for any withdrawals  and/or additional  Purchase Payments you make during the 10 year period.  We calculate the "Target Value" as follows:

1.       Accumulate  the initial  Purchase  Payment at an annual  interest rate of 7.2% until the 10th  anniversary of the Annuity's
     Issue Date; plus
                 ----
2.       Accumulate  any  additional  Purchase  Payments at an annual  interest  rate of 7.2% from the date  applied  until the 10th anniversary of the Annuity's Issue Date; minus
                                              -----
3.       Each  "proportional  reduction"  resulting from any  withdrawal,  accumulating  at an annual interest rate of 7.2% from the date the  withdrawal is processed  until the 10th  anniversary  of the Annuity's  Issue Date. We determine  each  "proportional reduction"  by  determining  the  percentage  of your Account  Value then  withdrawn and reducing the Target Value by that same percentage.  We include  any  withdrawals  under  your  Annuity  in this  calculation,  as well as the charge we deduct for any optional benefits you elect under the Annuity, but not the charge we deduct for the Annual Maintenance Fee or the Transfer Fee.

Examples
1.       Assume you make an initial  Purchase  Payment of $10,000 and make no further  Purchase  Payments.  The Target  Value on the
     10th  anniversary of your Annuity's  Issue Date would be $20,042,  assuming no withdrawals  are made.  This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period.

2.       Assume you make an initial  Purchase Payment of $10,000 and make no further  Purchase  Payments.  Assume at the end of Year
     6, your  Account  Value has  increased  to $15,000 and you make a  withdrawal  of 10% or $1,500.  The Target  Value on the 10th anniversary  would be $18,722.  This is equal to $10,000  accumulating at an annual rate of 7.2% for the 10-year period,  minus the proportional reduction accumulating at an annual interest rate of 7.2%.

Can I restart the 10-year Target Value calculation?
Yes, you can elect to lock in the growth in your Annuity by  "restarting"  the 10-year period on any  anniversary of the Issue Date.
If you elect to restart the  calculation  period,  we will treat your Account  Value on the restart date as if it was your  Purchase
Payment  when  determining  if your  Annuity's  Account  Value meets or exceeds the Target  Value on the  appropriate  tenth  (10th)
anniversary.  You may elect to restart the calculation more than once, in which case, the 10-year  calculation  period will begin on the date of the last restart  date. We must receive your  election to restart the  calculation  at our home office not later than 30 days after each anniversary of the Issue Date.

What are Target Value Credits?
Target Value Credits are additional  amounts that we apply to your Account Value to increase the likelihood  that your Account Value will meet or exceed the Target Value.  We add Target Value  Credits to your Account Value at the time a Purchase  Payment is applied to your Annuity.  Only those Purchase  Payments made before the first  anniversary of the Issue Date of your Annuity are eligible to receive Target Value Credits.

The amount of the Target Value Credit is equal to 1.0% of each qualifying  Purchase  Payment.  Target Value Credits are only payable on  qualifying  Purchase  Payments  if the  Owner(s) of the Annuity  is(are)  less than age 81 on its Issue Date.  If the Annuity is owned by an entity,  the age  restriction  applies to the age of the Annuitant on the Issue Date. The Target Value Credit is payable from our general  account and is allocated  to the  investment  options in the same ratio that the  qualifying  Purchase  Payment is allocated.

Target Value Credits will not be available if you purchase your Annuity as part of an exchange,  replacement  or transfer,  in whole or in part, of an Annuity we issued that has the same or a similar benefit.

 ====================================================================================================================================
 The amount of any Target Value Credits are not immediately  vested and can be recovered by American Skandia under the circumstances and for the time periods  shown below.  If American  Skandia  exercises its right to recover the amount of any Target Value Credit, any investment gain on the Target Value Credit will not be taken back.
 1.       If you surrender your Annuity before the 10th anniversary of the Issue Date of the Annuity.
 2.       If you elect to begin receiving Annuity payments before the first anniversary of the Issue Date.
 3.       If a  person  on  whose  life we pay the  Death  Benefit  dies,  or if a  "contingency  event"  occurs  which  triggers  a medically-related surrender:
 |X|      within 12 months after the date a Target Value Credit was allocated to your Account Value; or
 |X|      within 10 years after the date a Target Value Credit was allocated to your Account Value if any owner was over age 70 on the Issue Date, or, if the Annuity was then owned by an entity, the Annuitant was over age 70 on the Issue Date.
 Following completion of the above time periods, the amount of any Target Value Credits are vested in the Owner.
 ====================================================================================================================================

                                         APPENDIX G - PLUS40(TM)OPTIONAL LIFE INSURANCE RIDER

====================================================================================================================================
American Skandia's Plus40(TM)Optional Life Insurance Rider was offered, in those states where approved, between September 17, 2001 and May 1, 2003.  The description below of the Plus40(TM)benefit applies to those Contract Owners who purchased an Annuity during that time period and elected the Plus40(TM)benefit.
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
The life insurance  coverage  provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American  Skandia's  general account and is not subject to, or registered as a security under,  either the Securities Act of 1933 or the Investment  Company Act of 1940.  Information  about the Plus40(TM)rider is included as an Appendix to this  Prospectus to help you  understand  the Rider and the  relationship  between the Rider and the value of your Annuity.  It is also included  because you can elect to pay for the Rider with taxable  withdrawals  from your Annuity.  The staff of the  Securities  and Exchange  Commission has not reviewed this  information.  However,  the  information  may be subject to certain  generally  applicable  provisions of the
Federal securities laws regarding accuracy and completeness.
------------------------------------------------------------------------------------------------------------------------------------

The income  tax-free life insurance  payable to your  Beneficiary(ies)  under the Plus40(TM)rider is equal to 40% of the Account Value of your  Annuity  as of the date we  receive  due proof of death,  subject  to certain  adjustments,  restrictions  and  limitations described below.

ELIGIBILITY
The Plus40(TM)rider may be purchased as a rider on your  Annuity.  The Rider must cover those  persons upon whose death the Annuity's death benefit  becomes payable - the Annuity's  owner or owners,  or the Annuitant (in the case of an entity owned Annuity).  If the
Annuity has two Owners,  the Rider's death  benefit is payable upon the first death of such  persons.  If the Annuity is owned by an entity, the Rider's death benefit is payable upon the death of the Annuitant, even if a Contingent Annuitant is named.

The minimum  allowable  age to purchase the Plus40(TM)rider is 40; the maximum  allowable age is 75. If the Rider is purchased on two lives,  both persons must meet the age  eligibility  requirements.  The Plus40(TM)rider is not  available to purchasers  who use their
Annuity as a funding  vehicle for a Tax  Sheltered  Annuity (or 403(b)) or as a funding  vehicle for a qualified  plan under Section
401 of the Internal Revenue Code ("Code").

ADJUSTMENTS, RESTRICTIONS & LIMITATIONS
|X|      If you die during the first 24 months  following the  effective  date of the Plus40(TM)rider  (generally,  the Issue Date of your  Annuity),  the death  benefit will be limited to the amount of any charges paid for the Rider while it was in effect.
         While we will return the charges you have paid during the  applicable  period as the death benefit,  your  Beneficiary(ies)
         will receive no  additional  life  insurance  benefit from the Plus40(TM)rider if you die within 24 months of its  effective
                          ----------
         date.

|X|      If you make a Purchase  Payment  within 24 months  prior to the date of death,  the  Account  Value used to  determine  the amount of the death  benefit  will be reduced by the amount of such  Purchase  Payment(s).  If we reduce the death  benefit payable  under the Plus40(TM)rider based on this  provision,  we will return 50% of any charges  paid for the Rider based on those Purchase Payments as an additional amount included in the death benefit under the Rider.

|X|      If we apply Credits to your Annuity based on Purchase  Payments,  such Credits are treated as Account Value for purposes of determining  the death  benefit  payable under the Plus40(TM)rider.  However,  if Credits were applied to Purchase  Payments made within 24 months  prior to the date of death,  the Account  Value used to  determine  the amount of the death  benefit will be reduced by the amount of such  Credits.  If we reduce the death  benefit  payable  under the Plus40(TM)rider based on this  provision,  we will  return 50% of any  charges  paid for the Rider  based on such  Credits as an  additional  amount included in the death benefit under the Rider.

|X|      If you become  terminally  ill (as  defined in the Rider)  and elect to  receive a portion  of the  Plus40(TM)rider's  death benefit  under the  Accelerated  Death Benefit  provision,  the amount that will be payable under the Rider upon your death will be reduced.  Please refer to the Accelerated Death Benefit provision described below.

|X|      If  charges  for the  Plus40(TM)rider are due and are  unpaid as of the date the death  benefit  is being  determined,  such charges will be deducted from the amount paid to your Beneficiary(ies).

|X|      If the age of any person  covered  under the Plus40(TM)rider is  misstated,  we will adjust any coverage  under the Rider to conform to the facts. For example,  if, due to the  misstatement,  we overcharged you for coverage under the Rider, we will add any  additional  charges  paid to the  amount  payable  to  your  Beneficiary(ies).  If,  due to the  misstatement,  we undercharged  you for coverage  under the Rider,  we will reduce the death benefit in proportion to the charges not paid as compared to the charges that would have been paid had there been no misstatement.

|X|      On or after an Owner reaches the expiry date of the Rider (the  anniversary  of the Annuity's  Issue Date on or immediately after the 95th  birthday),  coverage  will  terminate.  No charge will be made for an Owner  following  the expiry date. If there are two Owners,  the expiry date applies  separately  to each Owner;  therefore,  coverage may continue for one Owner and terminate as to the other Owner.

MAXIMUM BENEFIT
The Plus40(TM)rider is subject to a Maximum  Death  Benefit  Amount  based on the  Purchase  Payments  applied to your  Annuity.  The
Plus40(TM)rider may also be subject to a Per Life Maximum  Benefit  that is based on all amounts  paid under any annuity  contract we
                                                                                                             ---
issue to you under which you have elected the Plus40(TM)rider or similar life insurance coverage.

|X|      The Maximum  Death  Benefit  Amount is 100% of the Purchase  Payments  increasing  at 5% per year  following  the date each
             -------------------------------
         Purchase  Payment is applied to the  Annuity  until the date of death.  If  Purchase  Payments  are  applied to the Annuity within 24 months prior to the date of death,  the Maximum Death Benefit  Amount is decreased by the amount of such Purchase
         Payments.

|X|      The Per Life Maximum Benefit applies to Purchase  Payments  applied to any such annuity  contracts more than 24 months from
             ------------------------
         the date of death that  exceed  $1,000,000.  If you make  Purchase  Payments  in excess of  $1,000,000,  we will reduce the aggregate death benefit  payable under all Plus40(TM)riders,  or similar riders issued by us, based on the combined amount of
         Purchase  Payments in excess of $1,000,000  multiplied by 40%. If the Per Life Maximum Benefit applies,  we will reduce the amount  payable under each  applicable  Plus40(TM)rider on a pro-rata  basis.  If the Per Life Maximum  Benefit  applies upon your death,  we will return any excess  charges that you paid on the portion of your  Account  Value on which no benefit is payable.  The Per Life Maximum Benefit does not limit the amount of Purchase Payments that you may apply to your Annuity.

ACCELERATED DEATH BENEFIT PROVISION
If you become  terminally  ill,  you may request  that a portion of the death  benefit  payable  under the Plus40(TM)rider be prepaid instead of being paid to your  Beneficiary(ies)  upon your  death.  Subject to our  requirements  and where  allowed by law, we will make a one time, lump sum payment.  Our  requirements  include proof  satisfactory to us, in writing,  of terminal illness after the
Rider's Effective Date.

The maximum we will pay,  before any  reduction,  is the lesser of 50% of the Rider's  death  benefit or  $100,000.  If you elect to accelerate  payment of a portion of the death benefit under the Plus40(TM)rider,  the amount of the remaining death benefit is reduced by the prepaid amount  accumulating at an annualized  interest rate of 6.0%.  Eligibility for an accelerated  payout of a portion of your Plus40(TM)rider death benefit may be more restrictive than any  medically-related  surrender  provision that may be applicable to you under the Annuity.

CHARGES FOR THE PLUS40(TM)RIDER
The Plus40(TM)rider has a current  charge and a guaranteed  maximum  charge.  The current  charge for the Plus40(TM)rider is based on a percentage of your Account Value as of the anniversary of the Issue Date of your Annuity.  The applicable  percentages  differ based on the attained age,  last birthday of the Owner(s) or Annuitant (in the case of an entity owned  Annuity) as of the date the charge is due. We reserve the right to change the current charge,  at any time,  subject to regulatory  approval where  required.  If there are two Owners,  we calculate  the current  charge that  applies to each Owner  individually  and deduct the combined  amount as the charge for the Rider.  There is no charge  based on a person's  life after  coverage  expires as to that person.  However,  a charge will still apply to the second of two Owners (and  coverage  will  continue for such Owner) if such Owner has not reached the expiry date.

                                           Attained Age                  Percentage of
                                                                         Account Value
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 40-75                       .80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 76-80                       1.60%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 81-85                       3.20%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 86-90                       4.80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 91                         6.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 92                         7.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 93                         8.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 94                         9.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 95                        10.50%
                                   ------------------------------ ----------------------------

The charge for the Plus40(TM)rider may also be subject to a guaranteed  maximum  charge that will apply if the current  charge,  when applied to the Account  Value,  exceeds the  guaranteed  maximum  charge.  The  guaranteed  maximum  charge is based on a charge per
$1,000 of insurance.

We determine the charge for the Rider annually,  in arrears.  We deduct the charge:  (1) upon your death; (2) on each anniversary of the Issue  Date;  (3) on the date that you begin  receiving  annuity  payments;  (4) if you  surrender  your  Annuity  other  than a medically-related  surrender;  or (5) if you  choose to  terminate  the  Rider.  If the Rider  terminates  for any of the  preceding reasons on a date other than the  anniversary  of the  Annuity's  Issue  Date,  the charge will be  prorated.  During the first year after the  Annuity's  Issue Date,  the charge will be prorated  from the Issue Date.  In all  subsequent  years,  the charge will be prorated from the last anniversary of the Issue Date.

You can elect to pay the annual  charge  through a redemption  from your  Annuity's  Account Value or through funds other than those within the Annuity.  If you do not elect a method of payment,  we will  automatically  deduct the annual charge from your  Annuity's
Account Value.  The manner in which you elect to pay for the Rider may have tax implications.

|X|      If you elect to pay the charge through a redemption of your Annuity's  Account Value,  the withdrawal  will be treated as a taxable  distribution,  and will  generally  be  subject  to  ordinary  income  tax on the  amount of any  investment  gain withdrawn.  If you are under age 59 1/2,  the  distribution  may also be subject to a 10%  penalty on any gain  withdrawn,  in addition to  ordinary  income  taxes.  We first  deduct the amount of the charge  pro-rata  from the  Account  Value in the variable  investment  options.  We only  deduct the  charge  pro-rata  from the Fixed  Allocations  to the extent  there is insufficient Account Value in the variable investment options to pay the charge.

|X|      If you elect to pay the  charge  through  funds  other  than  those from your  Annuity,  we  require  that  payment be made electronically in U.S. currency through a U.S.  financial  institution.  If you elect to pay the charge through  electronic transfer  of funds and  payment  has not been  received  within 31 days from the due date,  we will  deduct the charge as a redemption from your Annuity, as described above.

TERMINATION
You can terminate  the Plus40(TM)rider at any time.  Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the Rider.  The Plus40(TM)rider will terminate  automatically  on the date your Account Value is applied to begin receiving annuity  payments,  on the date you  surrender the Annuity or, on the expiry date with respect to such person who reaches the expiry date.  We may also  terminate  the Plus40(TM)rider,  if  necessary,  to comply  with our  interpretation  of the Code and  applicable regulations.  Once terminated, you may not reinstate your coverage under the Plus40(TM)rider.

CHANGES IN ANNUITY DESIGNATIONS
Changes in  ownership  and  annuitant  designations  under the Annuity may result in changes in  eligibility  and charges  under the
Plus40(TM)rider.  These changes may include termination of the Rider.  Please refer to the Rider for specific details.

SPOUSAL ASSUMPTION
A spousal  beneficiary  may elect to assume  ownership  of the  Annuity  instead of taking the  Annuity's  Death  Benefit.  However, regardless  of whether a spousal  beneficiary  assumes  ownership of the Annuity,  the death benefit under the Plus40(TM)rider will be paid despite the fact that the Annuity  will  continue.  The spousal  beneficiary  can apply the death  benefit  proceeds  under the
Plus40(TM)rider to the Annuity as a new Purchase  Payment,  can purchase a new annuity  contract or use the death benefit proceeds for any other  purpose.  Certain  restrictions  may apply to an Annuity that is used as a qualified  investment.  Spousal  beneficiaries may also be eligible to purchase the Plus40(TM)rider,  in which case the Annuity's  Account  Value,  as of the date the assumption is effective, will be treated as the initial Purchase Payment under applicable provisions of the Rider.

TAX CONSIDERATION
The  Plus40(TM)rider  was  designed  to  qualify  as a life  insurance  contract  under  the  Code.  As life  insurance,  under  most circumstances, the Beneficiary(ies) does not pay any Federal income tax on the death benefit payable under the Rider.

If your Annuity is being used as an Individual  Retirement  Annuity (IRA),  we consider the Plus40(TM)rider to be outside of your IRA, since  premium for the Rider is paid for either with funds  outside of your Annuity or with  withdrawals  previously  subject to tax and any applicable tax penalty.

We believe  payments under the accelerated  payout provision of the Rider will meet the requirements of the Code and the regulations in order to qualify as tax-free  payments.  To the extent  permitted by law, we will change our procedures in relation to the Rider, or the definition of terminally  ill, or any other  applicable term in order to maintain the tax-free status of any amounts paid out under the accelerated payout provision.

 APPENDIX H - DESCRIPTION AND CALCULATION OF THE ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT AND THE GUARANTEED MINIMUM
                                                           DEATH BENEFIT

If you purchased  your Annuity  before  November 18, 2002 and were not a resident of the State of New York,  the following  optional death benefits were offered:

Enhanced Beneficiary Protection Optional Death Benefit

The Enhanced  Beneficiary  Protection  Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset  federal and state taxes  payable on any taxable  gains in your  Annuity at the time of your death.  Whether  this benefit is appropriate for you may depend on your particular  circumstances,  including other financial resources that may be available to your
Beneficiary to pay taxes on your Annuity  should you die during the  accumulation  period.  No benefit is payable if death occurs on or after the Annuity Date.

The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit  provides a benefit  that is payable in addition to the basic Death
Benefit.  If the Annuity has one Owner,  the Owner must be age 75 or less at the time the benefit is  purchased.  If the Annuity has joint Owners, the oldest Owner must be age 75 or less.  If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.   the basic Death Benefit described above

     PLUS

2.   50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

"Death  Benefit  Amount"  includes your Account Value and any amounts added to your Account Value under the basic Death Benefit when
------------------------
the Death Benefit is calculated.  Under the basic Death  Benefit,  amounts are added to your Account Value when the Account Value is less than Purchase Payments minus proportional withdrawals.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal
 -------------------------
represented when withdrawn.

------------------------------------------------------------------------------------------------------------------------------------
The Enhanced  Beneficiary  Protection  Optional Death Benefit is subject to a maximum of 50% of all Purchase Payments applied to the
Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Please refer to the section  entitled "Tax  Considerations"  for a discussion of special tax  considerations  for purchasers of this benefit.
------------------------------------------------------------------------------------------------------------------------------------

NOTE:  You may not elect the Enhanced  Beneficiary  Protection  Optional  Death Benefit if you have elected any other Optional Death
Benefit.

Guaranteed Minimum Death Benefit
If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased.  If the
Annuity has joint Owners, the oldest Owner must be age 80 or less.  If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Guaranteed Minimum Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest  Anniversary  Value  equals the highest of all  previous  "Anniversary  Values" on or before the earlier of the
             ---------------------------
     Owner's date of death and the "Death Benefit Target Date".

|X|      The Anniversary  Value is the Account Value as of each anniversary of the Issue Date plus the sum of all Purchase  Payments
             ------------------
     on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

|X|      A  Proportional  Reduction is a reduction to the value being  measured  caused by a withdrawal,  equaling the percentage of
            -----------------------
     the  withdrawal  as compared to the Account  Value as of the date of the  withdrawal.  For example,  if your  Account  Value is
     $10,000 and you withdraw  $2,000 (a 20% reduction),  we will reduce both your  Anniversary  Value and the amount  determined by
     Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Guaranteed Minimum Death Benefit
The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1.       the Account Value in the  Sub-accounts  plus the Interim Value of any Fixed  Allocations (no MVA) as of the date we receive in writing "due proof of death"; and
2.       the sum of all Purchase  Payments minus the sum of all  Proportional  Reductions,  each increasing  daily until the Owner's date of  death  at a rate of  5.0%,  subject  to a limit of 200% of the  difference  between  the sum of all  Purchase
              Payments and the sum of all withdrawals as of the Owner's date of death; and
3.       the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

         The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the Account  Value as of the date we receive in writing  "due proof of death" (an MVA may be  applicable  to amounts in any
              Fixed Allocations); and
2.       the greater of Item 2 & 3 above on the Death  Benefit  Target Date plus the sum of all  Purchase  Payments  less the sum of all Proportional Reductions since the Death Benefit Target Date.

------------------------------------------------------------------------------------------------------------------------------------
Between May 15, 1999 and January 22, 2001, in those jurisdictions where we received  regulatory  approval,  American Skandia offered the  Guaranteed  Minimum Death Benefit with a 7.2%  accumulation  rate.  This Benefit will apply to Annuity Owners who purchased the
Annuity and elected the 7.2% GMDB during the period it was offered.
------------------------------------------------------------------------------------------------------------------------------------

Annuities with joint Owners
For  Annuities  with Joint  Owners,  the Death  Benefit is  calculated as shown above except that the age of the oldest of the Joint
Owners is used to determine the Death Benefit  Target Date.  NOTE: If you and your spouse own the Annuity  jointly,  we will pay the
Death Benefit to the Beneficiary.  If the sole primary  Beneficiary is the surviving spouse,  then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For  Annuities  owned by an entity,  the Death  Benefit is calculated as shown above except that the age of the Annuitant is used to determine  the Death  Benefit  Target  Date.  Payment of the Death  Benefit is based on the death of the  Annuitant  (or  Contingent
Annuitant, if applicable).

Can I terminate the optional Death Benefits?  Do the optional Death Benefits terminate under other circumstances?
You can  terminate the Enhanced  Beneficiary  Protection  Optional  Death  Benefit and the  Guaranteed  Minimum Death Benefit at any
time. Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the benefit.  Both optional Death
Benefits  will  terminate  automatically  on the Annuity  Date.  We may also  terminate  any optional  Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge from your  Account  Value if you elect to purchase  either  optional  Death  Benefit.  The  Enhanced  Beneficiary
Protection  Death  Benefit  costs 0.25% of Account  Value.  The  Guaranteed  Minimum  Death Benefit costs 0.35% of the current Death
Benefit.  The charges for these death  benefits  are  deducted in arrears each Annuity  Year.  No charge  applies  after the Annuity
Date.  We deduct the charge:

1.       on each anniversary of the Issue Date;
2.       when Account Value is transferred to our general account prior to the Annuity Date;
3.       if you surrender your Annuity; and
4.       if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only).

If you  surrender  the  Annuity,  elect to begin  receiving  annuity  payments  or  terminate  the  benefit  on a date other than an anniversary  of the Issue  Date,  the charge  will be  prorated.  During the first year  after the Issue  Date,  the charge  will be prorated from the Issue Date.  In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

We first deduct the amount of the charge  pro-rata from the Account  Value in the variable  investment  options.  We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient  Account Value in the variable  investment options to pay the charge.  If your Annuity's  Account Value is insufficient to pay the charge,  we may deduct your remaining Account Value and terminate  your  Annuity.  We will notify you if your  Account  Value is  insufficient  to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

ADDITIONAL CALCULATIONS
-----------------------

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced  Beneficiary  Protection  Optional Death Benefit is calculated.  Each example assumes that a $50,000 initial  Purchase  Payment is made and that no withdrawals are made prior to the Owner's death.  Each example assumes that  there is one Owner  who is age 50 on the Issue  Date and that all  Account  Value is  maintained  in the  variable  investment options.

Example with market increase
Assume that the Owner's Account Value has been increasing due to positive  market  performance.  On the date we receive due proof of death,  the Account Value is $75,000.  The basic Death Benefit is calculated as Purchase  Payments minus  proportional  withdrawals, or Account  Value,  which ever is  greater.  Therefore,  the basic  Death  Benefit is equal to  $75,000.  The  Enhanced  Beneficiary
Protection  Optional  Death Benefit is equal to the amount  payable under the basic Death Benefit  ($75,000)  PLUS 50% of the "Death
Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $75,000
         Basic Death Benefit =      $75,000
         Death Benefit Amount =     $75,000 - $50,000 = $25,000

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $75,000 + $12,500 = $87,500

Examples with market decline
Assume that the Owner's  Account Value has been decreasing due to declines in market  performance.  On the date we receive due proof of death,  the  Account  Value is  $45,000.  The  basic  Death  Benefit  is  calculated  as  Purchase  Payments  minus  proportional withdrawals,  or Account  Value,  which ever is greater.  Therefore,  the basic  Death  Benefit is equal to  $50,000.  The  Enhanced
Beneficiary  Protection  Optional Death Benefit is equal to the amount  payable under the basic Death Benefit  ($50,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $40,000
         Basic Death Benefit =      $50,000
         Death Benefit Amount =     $50,000 - $50,000 = $0

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $50,000 + $0 = $50,000

         In this example you would  receive no additional  benefit from  purchasing  the Enhanced  Beneficiary  Protection  Optional
         Death Benefit.

Examples of Guaranteed Minimum Death Benefit Calculation
The following are examples of how the Guaranteed  Minimum Death Benefit is calculated.  Each example  assumes that a $50,000 initial
Purchase  Payment is made and that no  withdrawals  are made prior to the Owner's  death.  Each  example  assumes  that there is one
Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example of market increase
Assume that the Owner's  Account Value has generally been  increasing  due to positive  market  performance.  On the date we receive due proof of death, the Account Value is $90,000.  The Highest  Anniversary Value at the end of any previous period is $72,000.  The
Death Benefit would be the Account Value  ($90,000)  because it is greater than the Highest  Anniversary  Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

Example of market decrease
Assume that the Owner's Account Value generally  increased until the fifth  anniversary but generally has been decreasing  since the fifth  contract  anniversary.  On the date we receive due proof of death,  the Account  Value is  $48,000.  The Highest  Anniversary
Value at the end of any previous  period is $54,000.  The Death Benefit  would be the sum of prior  Purchase  Payments  increased by
5.0% annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease
Assume that the Owner's  Account Value  increased  significantly  during the first six years  following the Issue Date. On the sixth anniversary  date the Account  Value is  $90,000.  During the seventh  Annuity  Year,  the  Account  Value  increases  to as high as
$100,000 but then  subsequently  falls to $80,000 on the date we receive due proof of death.  The Death Benefit would be the Highest
Anniversary Value at the end of any previous period ($90,000),  which occurred on the sixth anniversary,  although the Account Value was higher  during the  subsequent  period.  The Account Value on the date we receive due proof of death  ($80,000) is lower,  as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

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Variable Annuity Issued by:                                                                  Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                                                                      AMERICAN SKANDIA
ASSURANCE CORPORATION                                                                               MARKETING, INCORPORATED
One Corporate Drive                                                                                     One Corporate Drive
Shelton, Connecticut 06484                                                                       Shelton, Connecticut 06484
Telephone: 1-800-766-4530                                                                           Telephone: 203-926-1888
http://www.americanskandia.com                                                               http://www.americanskandia.com

                                                         MAILING ADDRESSES:

                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                           P.O. Box 7040
                                                     Bridgeport, CT 06601-7040

                                                           EXPRESS MAIL:
                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                        One Corporate Drive
                                                         Shelton, CT 06484

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